EXHIBIT 10(u)









                                  THE PORT AUTHORITY
                              OF NEW YORK AND NEW JERSEY

                                  WORLD TRADE CENTER


                                    --------------


                                  AGREEMENT OF LEASE


                                       between


                                THE PORT AUTHORITY OF
                               NEW YORK AND NEW JERSEY


                                         and


                                SCOR U.S. CORPORATION



                                  TABLE OF CONTENTS




     Section 1.     Letting                                              1

     Section 2.     Term                                                 1

     Section 3.     Rights of User by the Lessee                         2

     Section 4.     Basic Rental                                         3

     Section 5.     Governmental Requirements                            4

     Section 6.     Rules and Regulations                                5

     Section 7.     Responsibilities of the Lessee                       5

     Section 8.     Maintenance and Repair                               8

     Section 9.     Casualty                                             9

     Section 10.    Indemnity                                           11

     Section 11.    Ingress and Egress                                  12

     Section 12.    Construction by the Lessee                          12

     Section 13.    Signs                                               21

     Section 14.    Injury and Damage to Person or Property             21

     Section 15.    Additional Rent and Charges                         21

     Section 16.    Rights of Entry Reserved                            22

     Section 17.    Condemnation                                        24

     Section 18.    Abatement of Rental                                 25

     Section 19.    Assignment and Sublease                             26

     Section 20.    Termination                                         33

     Section 21.    Right of Re-entry                                   35

     Section 22.    Survival of the Obligations of the Lessee           36

     Section 23.    Reletting by the Port Authority                     37

     Section 24.    Waiver of Redemption                                38

     Section 25.    Remedies and Suits Against the Lessee               38

     Section 26.    Surrender                                           38

     Section 27.    Acceptance of Surrender of Lease                    39


     Section 28.    Brokerage                                           39

     Section 29.    Notices                                             39

     Section 30.    Payments                                            40

     Section 31.    Late Charges; Monetary and Non-Monetary
     Disputes        41

     Section 32.    Quiet Enjoyment                                     44

     Section 33.    Non-Liability of Individuals                        44

     Section 34.    Headings                                            44

     Section 35.    Construction and Application of Terms               44

     Section 36.    Definitions                                         45

     Section 37.    Force Majeure                                       46

     Section 38.    Premises                                            47

     Section 39.    Governmental Compliance                             47

     Section 40.    Services and Utilities                              48

     Section 41.    Liability Insurance                                 52

     Section 42.    Port Authority Work; Additional Lessee Work         56

     Section 43.    Additional Space                                    60

     Section 44.    Lessee's Right to Extend the Letting                68

     Section 45.    No Gifts, Gratuities, Offers of Employment, etc.    70

     Section 46.    Security Deposit or Letter of Credit                71

     Section 47.    Additional Services                                 73

     Section 48.    Entire Agreement                                    75


               THIS AGREEMENT, made as of the 10th day of January, 1995, by and between THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called the "Port Authority"), a body corporate and politic, created by Compact between the States of New Jersey and New York, with the consent of the Congress of the United States of America, having an office at One World Trade Center, in the Borough of Manhattan, City, County, and State of New York, and SCOR U.S. CORPORATION, a corporation organized and existing under the laws of the State of Delaware, having an office and place of business at 2 World Trade Center, New York, New York 10048 (hereinafter called the "Lessee"), whose representative is Ann Sue Mushnick,

               WITNESSETH, That:

               The Port Authority and the Lessee, for and in consideration of the rents, covenants and agreements hereinafter contained, mutually covenant and agree as follows:


     Section 1.     Letting

               The Port Authority hereby lets to the Lessee and the Lessee hereby hires and takes from the Port Authority, at the World Trade Center (sometimes hereinafter referred to as the "Facility") in the Borough of Manhattan, City, County and State of New York, the space as shown in diagonal hatching, vertical hatching, horizontal hatching, diagonal crosshatching, crosshatching and stipple on the sketch annexed hereto, made a part hereof and marked "Exhibit A", together with the fixtures, improvements and other property of the Port Authority located or to be located therein or thereon, and the space as shown in diagonal hatching on the sketch annexed hereto, made a part hereof and marked "Exhibit A-1", together with the fixtures, improvements and other property of the Port Authority located or to be located therein or thereon, the spaces, fixtures, improvements and other property of the Port Authority shown on Exhibit A and Exhibit A-1 being hereinafter collectively referred to as the "premises". The Port Authority and the Lessee hereby acknowledge that the aforesaid premises constitutes non-residential real property.

     Section 2.     Term

               (a) The term of the letting of the premises under this Agreement shall commence at 12:01 o'clock A.M. on the earlier of the following dates: (i) the two hundred fourteenth (214th) day following the Prior Entry Date, as such term is defined in paragraph (c) of this Section, or (ii) such date as the Lessee commences business operations in the premises. The term of the letting shall expire, unless sooner terminated, or unless extended, at 11:59 o'clock P.M., on the day preceding the fifteenth (15th) anniversary of the Rent Commencement Date, as such term is defined in the Section of this Agreement entitled "Basic Rental".

                    (b) If on March 22, 1995 the premises are not available or ready for the commencement therein by the Lessee of its proposed construction and finishing work pursuant to and in accordance with the provisions of the Section of this Agreement entitled
     "Lessee's  Finishing Work"  by  reason  of  the  fact  that  the  Port
     Authority  has  not  then  completed  those  provisions  of  the "Port



     Authority Work", as such term is defined in the Section of this Agreement entitled "Port Authority Work", which are required to be completed on or prior to the Prior Entry Date or by reason of a casualty of the type described in the Section of this Agreement entitled "Casualty", then the Port Authority may postpone the Prior Entry Date for the premises and the Port Authority shall not be subject to any liability for such postponement or failure to give possession of the premises on such date except as provided in paragraph (d) below. No such postponement or failure to give possession of the premises on March 22, 1995 shall affect the validity of this Agreement or the obligations of the Lessee hereunder.
     However, in such event, the Prior Entry Date shall not occur until possession thereof is tendered by the Port Authority to the Lessee; tender shall be made by notice given at least five (5) days prior to the effective date of the tender. In the event that notice of tender of the premises is not given for possession thereof to commence on or prior to March 21, 1996 for the reasons set forth in this paragraph
     (b), then the letting of the premises under this Agreement shall be deemed cancelled, and each party does release and discharge the other from any and all claims and demands in any way related to the letting of the premises based on this Agreement, or a breach or alleged breach thereof.

                    (c)  For purposes of this Agreement "Prior  Entry Date"
     shall mean March 22, 1995, as such date may be postponed pursuant to the provisions of paragraph (b) above of this Section. The Lessee shall be permitted entry into the premises on the Prior Entry Date for the purpose of performing its construction and installation work and the Lessee's use of the premises during the period commencing with the Prior Entry Date and continuing up to the day preceding the commencement date of the term of the letting shall be subject to and in accordance with all the terms and conditions of this Agreement except those relating to payment of rental and rights of user.

                    (d)  In the  event that the  Prior Entry Date  does not
     occur on or before April 1, 1995 due to the Port Authority's inability to complete those portions of the Port Authority Work which the Port Authority has agreed to complete prior to the Prior Entry Date, then the two hundred seventy-one (271) day period from the commencement date of the term of the letting used to determine the Rent Commencement Date shall be increased by the sum of the following: (i) one (1) day for each of the first sixty (60) excess days plus (ii) one and three quarter days (1 ) for each excess day, if any, after the first sixty (60) excess days. For purposes of this paragraph (d) "excess days" shall be the number of days in the period commencing April 2, 1995 and ending on the day preceding the Prior Entry Date less the number of days in the period subsequent to execution of this Agreement by the parties hereto that the Port Authority or its contractor is prevented from performing such portions of such Port Authority Work by forces and conditions beyond the control of the Port Authority.

     Section 3.     Rights of User by the Lessee

                    The Lessee shall use the premises for the following purposes only and purposes incidental thereto and for no other purpose whatsoever: as clerical, executive and administrative offices for the Lessee's business of providing reinsurance services to firms providing



     insurance services to entities engaged in world trade and commerce and such other type or types of business or operations engaged in or previously engaged by other office tenants at the World Trade Center whose eligibility and qualifications are determined by the Port Authority under the provisions of Chapter 5 of Title 17 of the Unconsolidated Law of the State of New York strictly on the basis of their functions, activities and services in world trade and commerce. In the event the Port Authority transfers fee title to the World Trade Center or to the building in which the premises are located to other than a governmental or quasi governmental entity, then notwithstanding the foregoing sentence the Lessee from and effective the effective date of such transfer may use the premises for general office purposes consistent with the operation of a first class office building.

     Section 4.     Basic Rental

                    (a) The Lessee agrees to pay to the Port Authority a basic rental for the premises as follows:

                         (i)  During  the  period from  and after
               the Rent Commencement Date through the day preceding the fifth anniversary of the Rent Commencement Date at the rate of One Million Eight Hundred Twenty-two Thousand Two Hundred Seventy-two Dollars and No Cents ($1,822,272.00) per annum, in advance in monthly installments of One Hundred Fifty-one Thousand Eight Hundred Fifty-six Dollars and No Cents ($151,856.00) each, on the Rent Commencement Date and on the first day of each calendar month thereafter throughout such period.

                         (ii) During  the  period from  and after
               the fifth anniversary of the Rent Commencement Date through and including the day preceding the tenth (10th) anniversary of the Rent Commencement Date, at the rate of One Million Nine Hundred Eighty-three Thousand Nine Hundred Twenty-four Dollars and No Cents ($1,983,924.00) per annum, in advance in monthly installments of One Hundred Sixty-five Thousand Three Hundred Twenty-seven Dollars and No Cents ($165,327.00) each, on the fifth (5th) anniversary of the Rent Commencement Date and on the first day of each calendar month thereafter throughout such period.

                         (iii)During  the  period from  and after
               the tenth (10th) anniversary of the Rent Commencement Date through the balance of the term of the letting under this Agreement, at the rate of Two Million One Hundred Forty-five Thousand Five Hundred Seventy-six Dollars and No Cents ($2,145,576.00) per annum, in advance in monthly installments of One Hundred Seventy-eight Thousand Seven Hundred Ninety-eight Dollars and No Cents ($178,798.00) each, on the tenth (10th)
               anniversary of the Rent Commencement Date and on the first day of each calendar month thereafter



               through the balance of the term of the letting under this Agreement.

                    (b) If the Rent Commencement Date shall be other than the first day of a calendar month, the installment of basic rental payable on the Rent Commencement Date shall be the amount of the monthly installment stated in subparagraph (a)(i), above, multiplied by a fraction the numerator of which shall be the number of days the letting was in effect in the calendar month in which the Rent Commencement Date fell and the denominator of which shall be the number of days in that calendar month and if the expiration or termination date of the letting is other than the last day of a month, the basic rental for the portion of the month during which the letting is effective shall be the amount of the applicable monthly installment similarly prorated. If any basic rental increase is effective on a day other than the first day of a calendar month there shall be payable in advance on the effective date of the rental increase an installment of rental equal to one-twelfth of the annual rental increase multiplied by a fraction, the numerator of which shall be the number of days from and including the effective date of the rental increase to the end of the month in which the rental increase was effective and the denominator of which shall be the number of days in that month.

                    (c) For purposes of this Agreement "Rent Commencement Date" shall mean the two hundred seventy first (271st) day from the commencement date of the term of the letting as such two hundred seventy-one (271) day period may be increased by the provisions of paragraph (d) of the Section of this Agreement entitled "Term" and the provisions of the Section of this Agreement entitled "Construction by the Lessee".

                    (d) The basic rental for the premises set forth above in this Section shall be subject to adjustment during the term of the letting of the premises in accordance with the provisions of Schedule A attached to this Agreement and hereby made a part hereof.

     Section 5.     Governmental Requirements

                    The  Lessee shall  procure all  licenses, certificates,
     permits or other authorization from all governmental authorities having jurisdiction over the operations of the Lessee at the premises or at the World Trade Center which may be necessary for the conduct of its operations. The Lessee shall promptly observe, comply with and execute the provisions of any and all present and future governmental laws, rules and regulations, requirements, orders and directions which may pertain or apply to the operations of the Lessee on the premises or at the World Trade Center or its occupancy of the premises which are applicable or which would be applicable if the Port Authority were a private corporation, and the Lessee shall, in accordance with and subject to the provisions of the Section of this Agreement entitled "Construction by the Lessee", make any and all improvements, alterations or repairs of the premises that may be required at any time hereafter by any such present or future law, rule, regulation, requirement, order or direction, provided such improvements, alterations or repairs are not required generally throughout the building in which the premises are located unless such general requirement results from the Lessee's particular manner of use of or



     its particular operations in the premises which are not common to other tenants in the building in which the premises are located. The provisions of this Section are not to be construed as a submission by the Port Authority to the application to itself of such requirements, or any of them.


     Section 6.     Rules and Regulations

                    The Lessee covenants and agrees to observe and obey (and to compel its officers, members, employees, agents, representatives, contractors, customers, guests, invitees and those doing business with it to observe and obey) the Rules and Regulations of the Port Authority (a copy of which is attached hereto, hereby made a part hereof and marked "Exhibit R") for the government of the conduct and operations of the Lessee, and such further reasonable rules and regulations (including amendments and supplements thereto) as may from time to time and throughout the letting be promulgated by the Port Authority for reasons of safety, health or preservation of property, or for the maintenance of the good and orderly appearance of the premises and the World Trade Center or for the safe or efficient operation of the World Trade Center, provided, however, that in case of any conflict or inconsistency between the provisions of this Agreement and any of the Rules and Regulations, the provisions of this Agreement shall control. The Port Authority agrees that, except in cases of emergency, it will give notice to the Lessee of every such further rule or regulation adopted by it at least fifteen (15) days before the Lessee shall be required to comply therewith. The Port Authority shall not enforce any of the Rules and Regulations in such manner as to discriminate against the Lessee.

     Section 7.     Responsibilities of the Lessee

                    (a) The Lessee shall conduct its operations in an orderly and proper manner and so as not to annoy, disturb or be offensive to others at the World Trade Center, and the Lessee shall control the conduct of its officers, members, employees, agents, representatives, contractors, customers, guests, invitees and those doing business with it. Upon objection from the Port Authority concerning the conduct of any such the Lessee shall immediately take all steps necessary to cure or remove the cause of the objection.

                    (b) The Lessee shall not knowingly commit or knowingly continue any nuisance on the premises, or do or permit to be done anything which may result in the creation or commission of a nuisance on the premises, and the Lessee shall not knowingly cause or knowingly permit or continue to be caused or produced upon the premises, to permeate the same or to emanate therefrom, any unusual, noxious or objectionable smokes, gases, vapors, odors or objectionable noises.

                    (c)   The Lessee shall not use or connect any equipment
     or engage in any activity or operation in the premises which will cause or tend to cause an overloading of the capacity of any existing or future utility, mechanical, electrical, communication or other systems, or portion thereof, serving the premises, nor shall the Lessee do or permit to be done anything which may interfere with the effectiveness or accessibility of existing and future utility, mechanical, electrical, communication or other systems or portions



     thereof  on the  premises  or elsewhere  at  the World  Trade  Center.
     Nothing in this paragraph (c) shall be construed to impose any liability on the Lessee for unknowingly overloading the electrical system, which such overloading results from the Port Authority's failure to supply electricity in accordance with the specifications set forth in Schedule D.

                    (d) The Lessee shall not overload any floor, roadway, passageway, pavement or other surface or any wall, partition, column or other supporting member, or any elevator or other conveyance, in the premises or at the World Trade Center and without limiting any other provision of this Agreement, the Lessee shall repair, replace or rebuild any such damaged by overloading. The Port Authority hereby represents that the floor load for the premises is as stated in Schedule D, attached hereto and hereby made a part hereof. Subject to the provisions of the Section of this Agreement entitled "Construction by the Lessee", the Lessee at its cost and expense may perform the work necessary to reinforce the existing floor load in the premises.

                    (e)   Except as hereinafter provided  in this paragraph
     (e), the Lessee shall not install, maintain or operate or permit the installation, maintenance or operation on the premises of any vending machine or service designed to dispense or sell food, beverages, tobacco products or merchandise of any kind, whether or not included in the above categories, or any restaurant, cafeteria, kitchen, stand or other establishment for the preparation, dispensing or sale of food, beverages, tobacco or tobacco products, or merchandise of any kind or any equipment or device for the furnishing to the public of a service of any kind, including without limitation thereto any telephone pay-stations. Subject to all the terms and provisions of this Agreement, and notwithstanding the provisions of the preceding sentence of this paragraph (e) and Rule 20, the Lessee may install an eating facility in the premises pursuant to an approved construction application as provided in the Section of this Agreement entitled "Construction by the Lessee" and may operate such eating facility with its own employees, or arrange for the operation thereof by an independent contractor or operator selected by the Lessee unless the Port Authority reasonably determines that the said contractor or operator will adversely affect or interfere with operations at the Facility or will cause or contribute to the causing of labor problems or disturbances thereat, and the Lessee may install food and non-alcoholic beverage vending machines or arrange for the installation and operation of such machines, subject to the Port Authority's reasonable approval of the type and method of installation thereof, and the Lessee may use an independent contractor, operator or supplier for such machines selected by the Lessee unless the Port Authority reasonably determines that said contractor, operator or supplier will adversely affect or interfere with operations at the Facility or will cause or contribute to the causing of labor problems or disturbances thereat, provided that such eating facility and vending machines shall be installed and operated solely for use by the Lessee's officers, members, employees, contractors, customers, guests, and invitees. The Lessee's agreement with any contractor, operator or supplier of eating facilities or vending machines shall permit cancellation by the Lessee on short term notice in the event the Port Authority notifies the Lessee that such contractor, operator or supplier fails to meet the standards described in this paragraph. In the event any of the aforesaid installations shall require modifications or alterations to



     building systems or equipment (including heating, ventilating or air-conditioning systems), and whether such modifications or installation thereof are performed by the Lessee or by the Port Authority, the Lessee shall be responsible for the cost of any such modifications or alterations, and no such alteration or modification shall be commenced until the Lessee has received an approved construction application therefor. The Port Authority reserves the right from time to time to make additional reasonable charges to the Lessee for any and all utilities or other building services used in connection with any eating facilities or any of the aforesaid machines, provided, however that the provisions of this sentence shall not be applicable to utilities and building services for which a charge or fee is specifically provided for in this Agreement or for which this Agreement specifically states that there will be no charge or fee. The Lessee covenants and agrees that upon notification from the Port Authority that objectionable odors emanate from the premises as the result of the operation of any eating facility equipment or food vending machines in the premises (whether through the building heating, ventilating or air-conditioning systems or otherwise), the Lessee will immediately take all necessary steps to eliminate such odors, or if such odors cannot be so eliminated, the Lessee will discontinue use of such eating facility or food vending machines and shall not resume the use or operation thereof until written consent therefor has been obtained from the Port Authority. Nothing herein shall be deemed to permit the operation on the premises of any public food or other merchandise or vending operation or service of any kind.

                    (f) The Lessee shall not use or make any reference, by advertising or otherwise, to the names "World Trade Center" (except to designate the Lessee's business address and then only in a conventional manner and without emphasis or display and except in connection with any contemplated subletting or assignment), "The Port Authority of New York and New Jersey", "Port Authority" or any simulation or abbreviation of any such names, or any emblem, picture or reproduction of the World Trade Center, for any purpose whatsoever. Upon notice from the Port Authority the Lessee shall immediately discontinue any such use or reference.

                    (g) The Lessee recognizes that the Port Authority has undertaken the planning, construction and operation of the World Trade Center as a facility of commerce pursuant to concurrent legislation of the State of New York, Chapter 209, Laws of New York, 1962 and the State of New Jersey, Chapter 8, Laws of New Jersey, 1962. The purpose, character and scope of the Lessee's occupancy, operation and usage of the premises as described in the Section of this Agreement entitled "Rights of User by the Lessee" are of primary importance and inducement to the Port Authority in entering into this Agreement of lease with the Lessee. The Lessee has represented to the Port Authority that all its occupancy, operation and usage, throughout the term of the letting hereunder, will be in strict accordance with and subject to the provisions and requirements of the Section of this Agreement entitled "Rights of User by the Lessee" and the Port Authority has relied on such representations in entering into this Agreement. Without affecting the Lessee's liability for any breach of this representation and its obligations hereunder, in the event that the Lessee has not complied with all the requirements of this Section and the Section of this Agreement entitled "Rights of User by the Lessee", within a period of ten (10) days after notice from the Port



     Authority of such non-compliance, the Port Authority may by five (5) days' notice terminate this Agreement and the letting hereunder and the same shall be and operate as a conditional limitation and have the same effect as if it were specifically included as a ground for termination under paragraph (a) of the Section of this Agreement entitled "Termination".


     Section 8.     Maintenance and Repair

                    (a) Except to the extent of such items of cleaning service as may be supplied by the Port Authority as stated in the Section of this Agreement entitled "Services and Utilities", the Lessee shall at all times keep the premises in a clean and orderly condition and appearance, together with all fixtures, equipment and personal property of the Lessee located in or on the premises, including without limitation thereto the interior surface of windows and both sides of all entrance doors.

                    (b) The Lessee shall repair, replace, rebuild and paint all or any part of the premises which may be damaged or destroyed by the acts or omissions of the Lessee's contractors, customers, guests, invitees or other persons who are doing business with the Lessee or who are on or at the premises or the World Trade Center with the consent of the Lessee (such damage or destruction occurring while such contractors, customers, guests, invitees or other persons are at the premises or the World Trade Center in connection with business being transacted with the Lessee or are at the premises or the World Trade Center with the consent of the Lessee) and the Lessee shall repair, replace, rebuild and paint all or any part of the World Trade Center, including the premises which may be damaged or destroyed by the acts or omissions of the Lessee, its officers, members, employees, agents and representatives.

                    (c) The Lessee shall take good care of the premises, including therein, without limitation thereto, walls, partitions, floors, ceilings, doors and exteriors of columns, and all parts thereof, and all equipment and fixtures, and shall do all non-structural preventive maintenance and make all necessary non-structural repairs, replacements, rebuilding and painting necessary to keep the premises in good condition befitting office space in a first class office building and to keep any improvements, additions and fixtures made or installed during the term of the letting in good condition befitting office space in a first class office building.

                    (d) In the event the Lessee fails to commence so to make or do any repair, replacements, rebuilding or painting required by this Agreement within a period of ten (10) days after notice from the Port Authority so to do, or fails diligently to continue to completion the repair, replacement, rebuilding or painting of all of the premises required to be repaired, replaced, rebuilt or painted by the Lessee under the terms of this Agreement, the Port Authority may, at its option, and in addition to any other remedies which may be available to it, repair, replace, rebuild or paint all or any part of the premises included in the said notice, the Port Authority's reasonable cost thereof to be paid by the Lessee on demand. This option or the exercise thereof shall not be deemed to create or imply any obligation or duty to the Lessee or others.



                    (e) The Port Authority agrees that during the term of the letting hereunder it will maintain and operate those portions of the Facility affecting the premises and those portions of the Facility utilized by the Lessee for access to the premises and will provide services to the premises and will maintain the systems providing such services to the premises all substantially in the manner and at the level existing on the date of this Agreement. The Port Authority further agrees to maintain the public areas in the building of which the premises are a part, to clean the exterior of windows in the premises and to make structural repairs to the exterior walls, floor slab and structural building supporting members in the premises to the extent necessary to keep the premises in a reasonably good condition for the operations of the Lessee under this Agreement, provided that nothing herein shall relieve the Lessee from the requirements of the Section of this Agreement entitled "Governmental Requirements".

     Section 9.     Casualty

                    (a) In the event that, as a result of a casualty insurable under the New York standard form of fire insurance policy and extended coverage endorsement, the premises or areas at the World Trade Center other than the premises are damaged (such areas other than the premises as may be damaged hereinafter in this Section called the "damaged areas") without the fault of the Lessee, its officers, members, employees, customers, guests, invitees or other persons who are doing business with the Lessee or who are on the premises with the Lessee's consent, so as to render the premises untenantable in whole or part, then

                         (1) if the Port Authority finds that the necessary repairs or rebuilding can be completed within two hundred seventy (270) days after the occurrence of the damage, the Port Authority shall repair or rebuild with due diligence, and the rental hereunder shall be abated, as hereinafter provided in the Section of this Agreement entitled "Abatement of Rental", only for the period from the occurrence of the damage to the earlier of (i) fifteen (15) days from the notification of the completion of the repairs or rebuilding or (ii) the commencement of business operations by the Lessee in the damaged areas of the premises; or

                         (2) if the Port Authority finds that such repairs or rebuilding cannot be completed within two hundred seventy
               (270) days after the occurrence of the damage, then the Port Authority shall have options: (i) to proceed with due diligence to repair or to rebuild the premises or damaged areas as necessary in which event the rental hereunder shall be abated as provided in the Section of this Agreement entitled "Abatement of Rental" only for the period from the occurrence of the damage to the earlier of (x) fifteen (15) days from notification of the completion of the repairs or rebuilding or (y) the commencement of business operations by the Lessee in the damaged areas of the premises; or (ii) to terminate the letting as to the entire premises.

                    (b) In the event of damage to the premises or damaged areas under circumstances described in paragraph (a) of this Section



     9, the Port Authority within thirty (30) days after the occurrence of the damage will furnish to the Lessee in writing a good faith estimate of the time required to complete the repairs or rebuilding, such good faith estimate to be arrived at by the Port Authority after consulting with its Chief Engineer. In the event the Port Authority estimates that the repairs or rebuilding cannot be completed within two hundred seventy (270) days after the occurrence of the damage, then, upon written notice to the Port Authority within twenty (20) days following its receipt of the Port Authority's estimate, the Lessee shall have the right to terminate the letting as to the entire premises under this Agreement, provided that prior to or contemporaneously with the exercise of such right to terminate this Agreement and the letting hereunder, a responsible officer of the Lessee shall certify to the Port Authority that on an economic and operational basis the premises cannot be used by the Lessee for the operations described in Section 3 of this Agreement prior to the substantial completion of the repairs or rebuilding and provided further that the Lessee is not under a notice of termination from the Port Authority either on the date of the giving of its notice to the Port Authority or on the effective date thereof. Termination pursuant to this paragraph (b) shall have the same force and effect as if the termination date were the original expiration date provided in this Agreement.

                    (c) If damage to the premises or damaged areas under circumstances described in paragraph (a) of Section 9 occurs during the period which constitutes the last two (2) years of the term of the letting, the provisions of this Section 9 shall be applicable, except that for the purpose of applying such provisions the two hundred seventy (270) day periods referred to in paragraphs (a) and (b) above of this Section 9 shall in each instance be deemed changed to ninety
     (90) days.

                    (d) The parties do hereby stipulate that neither the provisions of Section 227 of the Real Property Law of the State of New York nor those of any other similar statute shall extend or apply to this Agreement.

                    (e) The Lessee shall give the Port Authority immediate notice in case of any fire, accident or casualty in the premises or elsewhere in the World Trade Center if the occurrence elsewhere in the World Trade Center is known to and involves the Lessee, its officers, members, employees, agents, representatives, contractors, or is known to any of them and involves customers, guests or invitees of the Lessee.

                    (f) In the event of a partial or total destruction of the premises, the Lessee shall as soon as practicable remove any and all of its property and all debris from the premises or the portion thereof destroyed and if the Lessee does not promptly so remove, the Port Authority may discard the same after giving the Lessee five (5) days' prior notice of such or may remove the Lessee's property to a public warehouse for deposit or retain the same in its own possession and at its discretion may sell the same at either public auction or private sale, the proceeds of which shall be applied first to the expenses of removal, storage and sale, second to any sums owed by the Lessee to the Port Authority, with any balance remaining to be paid to the Lessee; if the expenses of such removal, storage and sale shall exceed the proceeds of sale, the Lessee shall pay such excess to the



     Port Authority upon demand. Notwithstanding anything in this Agreement to the contrary, the Lessee's restoration obligations under this Agreement which would otherwise apply upon expiration or termination of this Agreement shall not be applicable upon termination of this Agreement pursuant to this Section 9 to the portion or portions of the premises damaged under the circumstances described in paragraph (a) above except to the extent that the Lessee shall be required to remove all of its trade fixtures, equipment and any other personalty from such damaged portion or portions of the premises.

                    (g) The provisions of paragraph (a) of this Section 9 shall also be applicable to damage to the premises and the damaged areas caused by the fault of the Lessee, its officers, members, employees, customers, guests, invitees and other persons who are doing business with the Lessee, or who are on the premises with the Lessee's consent, but notwithstanding such application or any action taken by the Port Authority or the Lessee pursuant to paragraph (a) of this
     Section 9, including without limitation, termination of the letting, the Lessee's obligation to repair and rebuild under paragraph (b) of
     Section 8 shall continue in full force and effect except to the extent released pursuant to the provisions of the Section of this Agreement entitled "Liability Insurance". In connection with damage to the premises or the damaged areas which is due to the fault of the Lessee, its officers, employees, customers, invitees or other persons doing business with the Lessee, the Lessee shall not be entitled to an abatement of rentals unless and only to the extent that the Port Authority actually receives proceeds of rental insurance in connection with such damage, it being understood that the Port Authority shall not be obligated to maintain or procure such insurance.

     Section 10.    Indemnity

                    (a) The Lessee shall indemnify and hold harmless the Port Authority, its Commissioners, officers, agents and employees from (and shall reimburse the Port Authority for the Port Authority's costs or expenses including reasonable legal expenses and the costs to the Port Authority of its in-house legal counsel incurred in connection with the defense of) all claims and demands of third persons including but not limited to those for death, for personal injuries, or for property damages, arising out of any default of the Lessee in performing or observing any term or provision of this Agreement, or out of the use or occupancy of the premises by the Lessee or by others with its consent, or out of any of the acts or omissions of the Lessee, its officers, members, employees, agents, representatives, contractors, customers, guests, invitees and other persons who are doing business with the Lessee or who are at the premises with the Lessee's consent where such acts or omissions are on the premises, or arising out of any acts or omissions of the Lessee, its officers, members, employees, agents and representatives where such acts or omissions are elsewhere at the World Trade Center.

                    (b) If so directed, the Lessee shall at its own expense defend any suit based upon any such claim or demand (even if such suit, claim or demand is groundless, false or fraudulent), and in handling such it shall not, without obtaining express advance permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, the immunity of the Port Authority, its



     Commissioners, officers, agents or employees, the governmental nature of the Port Authority or the provision of any statutes respecting suits against the Port Authority.

     Section 11.    Ingress and Egress

                    The Lessee solely for itself, its officers, employees and such business invitees as are at the premises in connection with the transaction of the regular business of the Lessee, shall have the right of ingress and egress between the premises and the City streets outside the World Trade Center. Such right shall be exercised by means of such corridors, lobbies, public areas and pedestrian or vehicular ways, and by means of such elevators, escalators or other facilities for movement of persons or property, to be used subject to all the provisions of this Agreement and in common with others having rights of passage and movement within the World Trade Center, as may from time to time be designated by the Port Authority for the use of the public. The use of any such facility, way or other area shall be subject to the rules and regulations of the Port Authority which are now in effect or which may hereafter be promulgated for the safe and efficient operation of the World Trade Center. The Port Authority may, at any time, temporarily or permanently close, move, change or limit the use of, or consent to or request the closing, moving, changing or limitation of the use of, any such facility, way or any other area at or near the World Trade Center presently or hereafter used as such, so long as a reasonably comparable means of ingress and egress as provided above remains available to the Lessee. The Lessee shall not do or permit anything to be done which will interfere with the free access and passage of others to space adjacent to the premises or in any areas, streets, ways, facilities and walks near the premises.

     Section 12.    Construction by the Lessee

                    (a) Except as expressly provided in this Section 12, the Lessee shall not erect any structures, make any modifications, alterations, additions, improvements, repairs or replacements or do any construction work on or to the premises, or install any fixtures in or on the premises (other than trade fixtures, removable without injury to the premises and other than purely decorative changes such as painting, the Lessee to notify the Port Authority not less than five (5) business days prior to making any decorative changes and the Lessee shall not commence or continue such changes if the Port Authority advises the Lessee that such changes are not decorative and require the prior approval of the Port Authority) without the prior consent of the Port Authority, and in the event any construction, improvement, alteration, modification, addition, repair or replacement is made or done with or without such consent and unless the consent of the Port Authority shall expressly provide otherwise, the same shall immediately become the property of the Port Authority and any change or removal of same by the Lessee, except for trade fixtures removable without injury to the premises, either during the term or at the expiration thereof shall be in accordance with and pursuant to the terms of this Section. Notwithstanding the foregoing, immediately upon notice from the Port Authority given at any time during the letting, the Lessee shall remove or change any of the same made or done by it without the Port Authority's consent, and in the case of any of the same made or done with the Port Authority's consent, the



     Lessee if so required by notice from the Port Authority, shall remove and restore the following improvements and installations made or installed by the Lessee in the premises immediately upon the expiration or termination of the letting, or immediately upon receipt of such notice as may be given within thirty (30) days after such expiration or termination: modular furniture, computer and telecommunications equipment and wiring, all standard office equipment, inventories, removable fixtures and other personal property of the Lessee or for which the Lessee is responsible, and the Lessee shall repair any damage caused by any of such removal work. In addition, immediately upon expiration or termination of the letting or immediately upon receipt of notice from the Port Authority as may be given within thirty (30) days after such expiration or termination, the Lessee shall be required to restore all floor slabs or other vertical penetrations and to restore all other structural work performed by the Lessee to the condition existing at the time the premises were made available to the Lessee, including the removal of all stairwells installed in the premises by the Lessee. In the event the Lessee removes electrical or plumbing fixtures, the Lessee shall be required to cap all altered electrical and plumbing lines flush with walls, floors and ceilings but nothing in this sentence shall be construed as an obligation of the Lessee to remove electrical or plumbing fixtures unless such obligation is imposed elsewhere in this Section. Nothing herein shall be deemed to affect or impair the Lessee's maintenance and repair obligations set forth elsewhere in this Agreement. With respect to any modifications, additions, alterations, improvements, installations or construction made or done by the Port Authority at the request of the Lessee either prior to or during the term of the letting, the Lessee shall have the same obligations as provided above with respect to that made or done by the Lessee with the Port Authority's consent.

                    (b) The Lessee has thoroughly examined and inspected the premises and agrees, except for the work described in the Section of this Agreement entitled "Port Authority Work", to take the premises in its "as is" condition on the date of this Agreement, provided, however that if there is a latent condition existing in the premises on the Prior Entry Date requiring structural work, which condition was not known by the Lessee at the time of its execution of this Agreement, then the Lessee shall notify the Port Authority expeditiously upon its discovery of such condition and the Port Authority, at its cost and expense, will correct same. The Lessee acknowledges that it has not relied upon any representation or statement of the Port Authority or of its Commissioners, officers, agents or employees as to the suitability of the premises for the operations permitted thereon by this Agreement. The Port Authority, except for the work described in the Section of this Agreement entitled "Port Authority Work", shall have no obligation hereunder for finishing work or preparation of the premises for the Lessee's use. The Lessee, subject to the provisions of paragraph (g) of this Section 12, agrees to perform at its sole cost and expense all construction and installation work that it may require to finish off and decorate the premises. Without limiting the generality of the foregoing, the Lessee acknowledges that facilities for heat, ventilation and air cooling have heretofore been installed in the premises pursuant to a certain design configuration and the Port Authority makes no representations that such heat, ventilation and air-cooling shall be adequate for the Lessee's needs and in the event any alteration to



     such facilities shall be required the cost of the same shall be borne by the Lessee. Nothing in the preceding sentence shall be construed to relieve the Port Authority from providing heat, ventilation and air cooling in accordance with the specifications set forth in Schedule D attached hereto.

                    (c)  With  respect  to all  modifications, alterations,
     additions, improvements, repairs, replacements or other construction or installation work proposed to be performed in or on the premises (hereinafter referred to as the "construction and installation work") the Lessee shall submit to the Port Authority for its approval a construction application for the premises in the form attached hereto as Exhibit TAA setting forth in detail and by appropriate plans and specifications the construction and installation work proposed by the Lessee to finish off and decorate the premises and the manner of and time periods for performing the same. No construction and installation work shall be commenced by the Lessee in the premises until the construction application and plans and specifications have been approved by the Port Authority. In the event of any incon-sistency between the provisions of this Agreement and the construction application, the provisions of this Agreement shall control. The data to be supplied by the Lessee shall describe in detail the fixtures, equipment and systems, if any, to be installed by the Lessee or, if already installed, to be modified by the Lessee including those for the emission, handling and distribution of heat, air conditioning, domestic hot and cold water and electrical and other systems and shall show the proposed method of tying in the same to the utility lines or connections provided by the Port Authority either on or off the premises. The Lessee shall install all electrical distribution equip-ment required, including but not limited to, service switches, excluding the disconnect switches, current transformer cabinets and, if the consumption and demand for electricity by the Lessee is to be metered, meter pans suitable for the installation by the Port
     Authority of an electric meter or meters, the Port Authority to provide and install such meter or meters at its sole cost and expense. The Lessee shall be responsible at its sole expense for retaining all architectural, engineering and other technical consultants and services as may be reasonably required by the Port Authority and for developing, completing and submitting detailed plans and specifi-cations for the work. The plans and specifications to be submitted by the Lessee to the Port Authority shall bear the seal of a qualified architect or professional engineer and shall be in sufficient detail for a contractor to perform the work. If the Lessee's plans and specifications shall satisfy and be in conformance with the applicable requirements of the Port Authority's Tenant Construction Review Manual issued by the Port Authority Engineering Department dated March, 1984, revised March, 1990, together with Amendment No. 1 dated October, 1990, (and as the same may be further amended prior to the date the Lessee submits its plans and specifications) the Port Authority will approve same. In the event the Lessee disputes an interpretation or application by the Port Authority of any of the provisions of the Construction Manual with respect to any work to be performed by the Lessee pursuant to this Section 12, then and in such event such dispute shall be diligently resolved by the Port Authority's Chief Engineer. In the event that the Lessee in connection with the performance of the initial construction and finishing work in the premises shall give to the Port Authority not less than twenty (20) business days' notice of the date that the Lessee intends to deliver



     its construction application and plans and specifications to the Port Authority and the Lessee shall actually deliver such construction application and plans and specifications to the Port Authority on such date and such construction application and plans and specifications shall cover all of the initial construction and installation work necessary to finish off and decorate the premises (hereinafter called the "Pre-Appointment Process"), then the Port Authority will review the same and forward its comments thereon to the Lessee within seven
     (7) business days after the Port Authority's receipt of such construction application and plans and specifications and the Port Authority will review and comment on any resubmission of corrected, modified or amended plans and specifications within seven (7) business days after the Port Authority's receipt thereof. All comments made by the Port Authority to the Lessee pursuant to this Section shall be made in writing and all comments by the Port Authority with respect to the Lessee's plans and specifications shall be made with specificity. If the total of the number of business days actually required by the Port Authority for review of all submissions and resubmissions of the Lessee's construction application and plans and specifications for the initial construction and finishing work during the Pre-Appointment Process should be in excess of the total of the number of business days allocated for the Pre-Appointment Process to all such reviews of the Lessee's submissions and resubmissions of its plans and specifications  as provided  above, then  the two  hundred seventy-one
     (271) day period from the commencement date of the term of the letting used to determine the Rent Commencement Date shall be increased by one
     (1) day for each of such excess business days. The Lessee hereby agrees that such increase in the number of days from the commencement date of the letting to the Rent Commencement Date shall be the sole remedy available to the Lessee in the event the Port Authority fails, within the time provided herein for the Port Authority to respond to the Lessee's submission or resubmission of its construction application and plans and specifications during the Pre-Appointment Process. In the event the Lessee does not elect to use the "Pre-Appointment Process", then the Port Authority shall review the construction application and all plans and specifications submitted by the Lessee for the initial work and will forward its comments on same within fifteen (15) business days after its receipt of the aforesaid submission, provided such construction application and plans and specifications cover all of the initial construction and installation work necessary to finish off and decorate the premises (unless the estimated amount of the work to be performed by the Lessee as shown on the construction application is in excess of $3,000,000.00, in which case the Port Authority will so respond within twenty (20) business days after such submission by the Lessee) and will review and comment on any resubmissions within twelve (12) business days (unless the estimated amount of the work to be performed by the Lessee as shown on the construction application is greater than $3,000,000.00, in which case the Port Authority will so respond in 14 business days). If the total of the number of business days actually required by the Port Authority for the review of all submissions and resubmissions of the Lessee's plans and specifications for the initial work shall be in excess of the total of the number of business days allocated to all reviews of the Lessee's submissions and resubmissions as provided in the preceding sentence, then the two hundred seventy-one (271) day period from the commencement date of the term of the letting used to determine the Rent Commencement Date shall be increased by one (1) day for each of such excess business days. The Lessee hereby agrees that



     such increase in the number of days from the commencement date of the letting to the Rent Commencement Date shall be the sole remedy available to the Lessee in the event the Port Authority fails within the time provided for above in this paragraph to respond to the Lessee's submission or resubmission. The Lessee shall not engage any contractor or permit the use of any subcontractor unless and until each such contractor or subcontractor shall have been approved by the Port Authority. The Port Authority hereby approves the AJ Contracting Company, Inc. as the Lessee's general contractor. The Port Authority further agrees that within five (5) business days after a request is made by the Lessee, it will notify the Lessee as to whether it approves or disapproves any contractor or subcontractor as to which the Lessee seeks Port Authority approval. If the Port Authority shall fail to notify the Lessee in writing within such five (5) business day period that such contractor or subcontractor is approved or disapproved, such contractor or subcontractor shall be deemed to have been approved by the Port Authority for performance of the work for which such contractor or subcontractor was submitted. The Lessee shall include in each such contract or subcontract such provisions as the Port Authority may reasonably approve or reasonably require including, without limitation thereto, provisions regarding labor harmony. The Lessee hereby assumes the risk of loss or damage to all of the construction and installation work prior to the completion thereof. If such loss or damage shall occur prior to the delivery by the Port Authority's Assistant Director Physical Facilities, World Trade Department, of the certificate of substantial completion to the Lessee and the Port Authority as hereinafter provided in this paragraph (c), the Lessee, subject to the provisions of paragraph (f) of the Section of this Agreement entitled "Liability Insurance", shall forthwith repair, replace and make good the construction and installation work and the property of the Port Authority without cost or expense to the Port Authority. If such loss or damage shall occur subsequent to delivery of such certificate, the provisions of the Section of this Agreement entitled "Casualty" shall be applicable. The Lessee shall itself and shall also require its contractors to indemnify and hold harmless the Port Authority, its Commissioners, officers, agents and employees from and against all claims and demands, just or unjust, of third persons (including employees, offi-cers, and agents of the Port Authority) arising or alleged to arise out of the performance of the construction and installation work and for all expenses, including without limitation thereto legal expenses (including the costs to the Port Authority of its in-house legal counsel), incurred by it and by them in the defense, settlement or satisfaction thereof, including without limitation thereto, claims and demands for death, for personal injury or for property damage, direct or consequential, whether they arise from the acts or omissions of the Lessee, of any contractors of the Lessee, of the Port Authority, or of third persons, or from acts of God or of the public enemy, or otherwise, excepting only claims and demands which result from affirmative willful acts done by the Port Authority, its Commissioners, officers, agents and employees with respect to the construction and installation work, provided, however, that the Lessee shall not be required to indemnify the Port Authority where such indemnity would be precluded pursuant to the provisions of Section 5-
     322.1 of the General Obligations Law of the State of New York. Notwithstanding the provisions of the foregoing sentence, with respect to the Additional Lessee Work, as such term is defined in the Section of this Agreement entitled "Port Authority Work; Additional Lessee



     Work", the Lessee's indemnification obligations therein shall be limited to claims and demands arising or alleged to arise out of the negligent acts of the Lessee, its officers and employees, but nothing herein shall limit the indemnification obligations of the Lessee's contractor as stated aforesaid. The Lessee shall, and shall cause each of its contractors and subcontractors to, obtain and maintain in force such insurance coverage, including without limitation a contractual liability endorsement covering the obligations assumed by the Lessee in the three preceding sentences. All work to be performed by the Lessee hereunder shall be in accordance with the said construction application and final plans and specifications approved by the Port Authority, except that all aspects of the construction and installation work which affect life safety shall be performed strictly in accordance with the construction application and final plans and specifications approved by the Port Authority, shall be subject to inspection by the Port Authority during the progress of the work and after the completion thereof and the Lessee shall redo or replace at its own expense any work not done in accordance therewith. In connection therewith the Lessee agrees not to install ceiling tiles in the premises or otherwise cover up the ceiling until the Port Authority has inspected any ceiling work performed by the Lessee in the premises and the Port Authority agrees to inspect any ceiling work performed by the Lessee within five (5) business days after such request is made by the Lessee. Upon substantial completion of the initial construction and installation work to be performed by the Lessee pursuant to the construction application the Lessee shall deliver to the Port Authority a certificate by an authorized officer of the Lessee and a certificate by the Lessee's qualified architect and/or professional engineer, each certifying that the initial con-struction and installation work has been performed in accordance with the construction application and the final plans and specifications approved by the Port Authority (or strictly in accordance with the plans and specifications approved by the Port Authority in the case of life-safety matters) and the provisions of this Agreement and in compliance with the Port Authority's Tenant Construction Review Manual and all applicable governmental laws, ordinances, enactments, resolutions, rules, regulations and orders. Notwithstanding the foregoing, with respect to the certification set forth in the preceding sentence, the Lessee may notify the Port Authority in writing that the certification of the Lessee's architect or professional engineer shall also be deemed to be the certification of the Lessee with the same force and effect as if given directly by the Lessee. The Port Authority shall inspect the initial construction and installation work and within fifteen (15) business days after receipt of such certification (or within ten (10) business days after receipt of a resubmission of such certification), the Port Authority's Assistant Director, Physical Facilities, World Trade Department, shall do either of the following (i) if the initial construction and installation work has been substantially completed as certified by the Lessee and such architect and/or engineer, the Assistant Director shall so certify to the Port Authority and to the Lessee, subject to the condition that all risks thereafter with respect to the construction and installation work covered by such construction application and any liability therefor for negligence or other reason shall be borne by the Lessee, or (ii) notify the Lessee and the Port Authority that the work has not been substantially completed as so certified by the Lessee and its architect or professional engineer, such notification to specifically state the objections with respect to



     such certification. For purposes of this Section "substantial completion" shall mean completion of all non life-safety working in accordance with the approved plans and specifications except for minor, insubstantial "punch list" items and completion of all work relating to life-safety strictly in accordance with the approved plans and specifications. If the total of the number of business days actually required by the Port Authority's Assistant Director, Physical Facilities, World Trade Department, to respond to all certifications and recertifications of the Lessee and its architect or professional engineer with respect to the initial work should be in excess of the total of the number of business days allocated, then the two hundred seventy-one (271) day period from the commencement date of the letting used to determine the Rent Commencement Date shall be increased by the number of such excess business days. The Lessee shall not use or permit the use of any portion of the premises in which the construction and installation work is being performed for conducting its business operations until such certification is received from said Assistant Director, Physical Facilities, and the Lessee shall not use or permit the use of such portion of the premises even if such certification is received with respect to a portion of the construction and installation work if said Assistant Director, Physical Facilities, states in any such certification that such portion of the premises cannot be used until other specified portions of the construction and installation work are completed. Upon completion of the initial work the Lessee shall supply the Port Authority with "as built" drawings in form and number requested by the Port Authority.

                    (d) The Lessee shall be solely responsible for the plans and specifications used by it, except for the plans and specifications prepared by the Port Authority and furnished to the Lessee for the performance of the Lessee's Additional Work, and for the adequacy and sufficiency of such plans and specifications and all the improvements depicted thereon or covered thereby, regardless of the consent thereto or approval thereof by the Port Authority or the incorporation therein of any Port Authority requirements or recommendations. The Port Authority shall have no obligations or liabilities in connection with the performance of the work performed by the Lessee or on its behalf or the contracts for the performance thereof entered into by the Lessee. Any warranties extended or available to the Lessee in connection with the aforesaid work shall be for the benefit of the Port Authority as well as the Lessee.

                    (e) Title to and property in the construction and installation work and to all fixtures, equipment and systems installed pursuant to this Section and any replacements thereof shall vest in the Port Authority upon the construction, installation or replacement thereof and the Lessee shall execute such necessary documents confirming the same as the Port Authority may require.

                    (f) Without limiting or affecting any other term or provision of this Agreement, the Lessee shall be solely responsible for the design, adequacy and operation of all utility, mechanical, electrical, communications and other systems made or installed by the Lessee in the premises and shall do all preventive maintenance and make all repairs, replacements and rebuilding necessary to keep such systems and all other improvements, additions and fixtures, finishes and decorations made or installed by the Lessee (whether the same



     involves structural or non-structural work) in good condition befitting a tenancy in a first class office building. The Lessee has advised the Port Authority that it may elect as part of its construction and finishing work to reinforce the floor located in the portion of the premises shown on Exhibit A attached to this Agreement and to perform poke throughs and install drains therein. The Port Authority will cooperate with the Lessee to gain access to space located on the 22nd floor of the South Tower Building for the purpose of enabling the Lessee to perform such reinforcement work, but the Lessee understands that the Port Authority is offering no assurances that such tenant currently in occupancy on said 22nd floor will grant access to the Lessee or on what terms and conditions such access will be granted and the Lessee further understands and agrees that there will be no liability to the Port Authority if such tenant refuses to grant access. If such access is so granted the Lessee hereby agrees to indemnify the Port Authority from and against all claims made against the Port Authority arising or resulting from performance of such reinforcement work by the Lessee. In the event that during performance of such work the Lessee discovers the presence of asbestos or asbestos-containing materials in the ceiling of the said 22nd floor space, then the Lessee shall immediately notify the Port Authority who will diligently remove same at its cost and expense and will refireproof, if necessary, the ceiling area containing asbestos or asbestos-containing materials, provided that such asbestos or asbestos-containing materials were not placed therein by the Lessee or its contractor. The Lessee shall not commence performance of any reinforcement work unless and until the Port Authority has approved the Lessee's construction application and plans and specification with respect to same.

                    (g) The Port Authority in connection with the Lessee's initial construction and installation work performed in the premises will pay to the Lessee an amount equal to the lesser of (1) the cost of such initial construction and installation work performed in the premises or (2) the sum of Three Million Six Hundred Forty-four Thousand Five Hundred Forty-six Dollars and No Cents ($3,644,546.00), such lesser amount being hereinafter referred to as the "Lessee's Finishing Allowance." "Cost" as used herein shall mean the sum of (i) direct labor and material costs and contract costs for the purchase and installation of fixtures, equipment, mill work and other finishing and decorating work, including the cost of purchase and installation of modular partition systems and other employee work stations, telecommunications equipment and wiring, to the extent all of same are actually installed in, affixed or annexed to the premises, (ii) construction management, engineering, architectural, project consulting, planning and design and similar professional fees and expenses which, taken together, do not exceed thirty percent (30%) of the total of the aforesaid costs set forth in clause (i) above, (iii) moving and relocation expenses incurred by the Lessee in connection with the relocation to the premises of its property and equipment from its current space at 110 William Street, New York, New York and from the space currently leased by Unity Fire and General Insurance Company (a wholly owned subsidiary of the Lessee) from the Port Authority on the 29th floor of the South Tower Building at the World Trade Center and (iv) utility, freight elevator and standby labor charges incurred during construction, inspection, filing, sign off and all other charges and fees imposed by the Port Authority in connection with such work. In no event whatsoever shall "cost", as defined and computed in



     this paragraph, include any expenses, outlays or charges whatsoever by or for the account of the Lessee for or in connection with any work performed by the Lessee pursuant to paragraphs (c), (d) and (e) of the Section of the Agreement entitled "Port Authority Work; Additional Lessee Work", or in connection with equipment or fixtures or the making of any finishing or decorating work unless such are actually and completely installed in and or made to the premises, nor shall "cost" include the cost of any equipment, fixtures or improvement which is secured by liens, mortgages, other encumbrances or conditional bills of sale, nor shall "cost" include any payment made to organizations which are owned by or in common ownership with the Lessee. The Lessee's Finishing Allowance will be paid to the Lessee as follows: not more than once each calendar month following the calendar month in which the Lessee commences the construction and installation work in the premises pursuant to the provisions of this
     Section 12, the Lessee shall deliver a certificate to the Port Authority signed by a designated representative of the Lessee which shall certify the amount of the payments made by the Lessee which are properly includible in the Lessee's cost of performing the construction and installation work during the preceding calendar month, each such certificate to set forth the total cumulative payments constituting the Lessee's cost made by the Lessee from the commencement of the construction and installation work to the date of the certificate and each such certificate also to contain a certification by the Lessee or at the Lessee's option, the Lessee's architect or professional engineer (provided that if such certification is made by such architect or engineer, then it shall be with the same force and effect as if such certification had been made directly by the Lessee itself) that the portion of the Lessee's construction and installation work performed by the Lessee since the last such certificate and covered by such certificate has been performed in accordance with the terms of this Agreement and the Construction Application. Within 30 days after the delivery of each such certificate by the Lessee, the Port Authority shall pay to the Lessee the amount constituting the Lessee's cost of performing the construction and installation work and paid by the Lessee during the preceding calendar month, less ten percent (10%) of the portion of such cost attributable to clause (i) above (but only less five percent (5%) thereof subsequent to the date that the Lessee's architect or engineer certifies to the Port Authority that at least fifty percent (50%) of the entire finishing and installation work proposed to be performed by the Lessee has been installed in the premises), provided that the total of such periodic payments made by the Port Authority shall not exceed the Lessee's Finishing Allowance. Upon substantial completion of the construction and installation work in the premises to the satisfaction of the Port Authority's Assistant Director, Physical Facilities, World Trade Department, and his certification thereof to the Port Authority and to the Lessee, the Port Authority will pay to the Lessee the amount so certified by the Lessee which shall equal the total of the ten percent (10%) and five percent (5%) deductions made in connection with all previous periodic payments less the amount of the Port Authority's periodic payments which a preliminary determination of the Lessee's cost discloses exceeds the Lessee's Finishing Allowance and less a retainage amount, such retainage amount to be equal to one hundred fifty percent (150%) of the amount reasonably established by the Port Authority as the cost of fully completing such work but nothing herein shall be construed to relieve the Lessee of its obligation to expeditiously complete such



     work, such payment to be made within 30 days after such certification. Also, upon full completion of all the construction and installation work to be performed by the Lessee pursuant to the provisions of this
     Section 12, the Lessee shall supply to the Port Authority a full statement of the cost thereof, certified by a designated representative of the Lessee. After examination and approval of such certified statement and after such further examination of the records and books of account of the Lessee relating to the costs of the construction and installation work as the Port Authority may deem reasonable, the Port Authority to promptly examine such certified statement and such books and records, the Port Authority will promptly finally determine the cost of the construction and installation work performed in the premises and if such final determination discloses that a part of the Lessee's Finishing Allowance remains unpaid, the Port Authority will pay the same to the Lessee within fifteen (15) days after such final determination, and if the final determination discloses that the payments previously made exceed the Lessee's Finishing Allowance, the Lessee shall repay to the Port Authority the amount of such excess within fifteen (15) days after notice from the Port Authority of the amount thereof. The Lessee prior to a final determination of cost shall permit the Port Authority, by its agents, employees and representatives at all reasonable times and upon reasonable prior notice, to examine and audit the records and other documentation of the Lessee which pertain to and will substantiate the cost. The Port Authority agrees that it will not impose a fee upon the Lessee during the Lessee's initial move into the premises for the use of freight elevators solely to relocate the Lessee's furniture, equipment, trade fixtures and other items of personalty into the premises from its current space at 110 William Street and from the Unity space at the Facility.

     Section 13.    Signs

                    Except with the prior consent of the Port Authority, the Lessee shall not erect, maintain or display any signs, advertising, posters or similar devices at or on the exterior parts of the premises or in the premises so as to be visible through the windows, glass walls or exterior doors thereof. The Port Authority hereby agrees that it will not withhold its approval to any sign submitted to it for approval by the Lessee to the extent such sign is in accordance with the Tenant Construction Review Manual. Upon the expiration or termination of the letting, the Lessee shall remove, obliterate or paint out, as the Port Authority may direct, any and all signs and advertising, posters or similar devices, and in connection therewith shall repair any damage resulting from such removal.

     Section 14.    Injury and Damage to Person or Property

                    The Port Authority shall not be liable to the Lessee or others for any personal injury, death or property damage from falling material, water, rain, hail, snow, gas, steam, dampness, explosion, smoke, radiation, and/or electricity, whether the same may leak into or fall, issue, or flow from any part of the premises or of the World Trade Center, including without limitation thereto any utility, mechanical, electrical, communication or other systems therein, or from any other place or quarter unless said damage, injury or death shall be due to the negligent acts or willful misconduct of the Port Authority, its employees or agents. Notwithstanding the foregoing



     provisions of this Section, the Lessee covenants and agrees that (a) any rights of the Lessee to make a claim against the Port Authority as contemplated herein shall be subject to the waiver of subrogation provisions set forth in the Section of this Agreement entitled "Liability Insurance" and (b) in no event shall the Lessee be entitled to make a claim for consequential, indirect or special damages pursuant to this Section.

     Section 15.    Additional Rent and Charges

                    (a) If the Lessee shall fail or refuse to perform any of its obligations under this Agreement, the Port Authority, in addition to all other remedies available to it, shall have the right (but shall not be obligated to) to perform any of the same after five
     (5) days' notice to the Lessee of its intention to perform the same, and the expiration of any applicable grace period and the Lessee shall pay the Port Authority's cost thereof on demand. Notwithstanding the foregoing the Port Authority need not give prior notice of its intention to perform any of the same in case of emergency. If the
     Port Authority has paid any sum or sums or has incurred any obligations, expense or cost which the Lessee has agreed to pay or reimburse the Port Authority for, or if the Port Authority is required or elects to pay any sum or sums or incurs any obligations, expense or cost by reason of the failure, neglect or refusal of the Lessee to perform or fulfill any one or more of the conditions, covenants or agreements contained in this Agreement, or as a result of an act or omission of the Lessee contrary to the said conditions, covenants and agreements, including any legal expense or cost in connection with any actions or proceeding brought by the Port Authority against the Lessee or by third parties against the Port Authority, the Lessee agrees to pay the sum or sums so paid or the expense and the Port Authority's reasonable cost so incurred, including all interest costs, damages and penalties, and the same may be added to any installment of rent thereafter due hereunder and each and every part of the same shall be and become additional rent, recoverable by the Port Authority in the same manner and with like remedies as if it were originally a part of the basic rental as set forth in the Section of this Agreement entitled "Basic Rental".

                    (b) "Cost" or "costs" of the Port Authority in this Agreement shall mean and include (1) payroll costs including but not limited to contributions to the retirement system, or the cost of participation in other pension plans or systems, insurance costs, sick leave pay, holiday, vacation, authorized absence pay or other fringe benefits; (2) cost of materials, supplies and equipment used (including rental thereof); (3) reasonable payments to contractors; and (4) any other reasonable direct costs.

     Section 16.    Rights of Entry Reserved

                    (a) The Port Authority, by its officers, employees, agents, representatives and contractors shall have the right at all times and without notice during an emergency and during normal business hours and upon reasonable oral notice in non-emergency situations to enter upon the premises for the purpose of inspecting the same, for observing the performance by the Lessee of its obligations under this Agreement, and for the doing of any act or




     thing which the Port Authority may be obligated or have the right to do under this Agreement or otherwise.

                    (b)  Without limiting  the generality of the foregoing,
     the Port Authority, by its officers, employees, representatives and contractors, shall have the right, for its own benefit, for the benefit of the Lessee or for the benefit of others at the World Trade Center, to maintain initially existing and future utility, mechanical, electrical, communication and other systems or portions thereof on the premises, and to enter upon the premises at all times without prior notice during emergency situations and at all reasonable times upon reasonable oral notice to make such repairs, alterations and replacements as may, in the opinion of the Port Authority, be deemed necessary or advisable and, from time to time, to construct or install over, in, under or through the premises new lines, pipes, mains, wires, conduits, equipment and other such provided that to the extent feasible same are placed within the then existing interior walls, floors, existing columns or ceilings or else alongside thereof and boxed in, and the finish thereof to be consistent with that existing before such work and the Port Authority agrees to consult with the Lessee as to the most appropriate or feasible place for construction or installation of any item, provided, however, the actual location of same shall be as reasonably determined by the Port Authority and provided further that the Port Authority during performance of such work makes reasonable efforts to minimize disruption to the Lessee's operations; and to use the premises for access to other portions of the World Trade Center not otherwise conveniently accessible; and to take all material into and upon the premises that may be required for such repairs, alterations and replacements; provided, however, that such repair, alteration, replacement, construction or access shall not unreasonably interfere with the use of the premises by the Lessee. The Port Authority agrees to store only those materials in the premises as are necessary to perform the work described in this paragraph (b) and the Port Authority further agrees to clean up the premises to the Lessee's reasonable satisfaction subsequent to completion of the work and to repair any damage resulting from such work. The Port Authority agrees, unless there is no practical alternative, or unless required by law, to perform such maintenance, repair, alteration, replacement, installation or construction so as not to effectuate a permanent material reduction of the usable footage in the premises. A material reduction of the usable square footage shall have occurred if the usable square footage is reduced by more than twenty (20) usable square feet, and in the event of such permanent material reduction, the basic rental and additional basic rental shall be abated as provided in the Section of this Agreement entitled "Abatement of Rental".

                    (c) In the event that any property of the Lessee shall obstruct the access of the Port Authority, its employees, agents or contractors to any of the existing or future utility, mechanical, electrical, communication and other systems and thus shall interfere with the inspection, maintenance, repair or modification of any such system, the Lessee shall move such property as requested by the Port Authority, in order that the access may be had to the system or part thereof for its inspection, maintenance, repair or modification.

                    (d) Nothing in this Section shall or shall be construed to impose upon the Port Authority any obligations so to



     construct or maintain or to make repairs, replacements, alterations or additions, or shall create any liability for any failure so to do, but nothing herein shall be construed to relieve the Port Authority from performance of obligations specifically imposed elsewhere in this
     Agreement. The Lessee is and shall be in exclusive control and possession of the premises and the Port Authority shall not in any event be liable for any injury or damage to any property or to any person happening on or about the premises nor for any injury or damage to the premises nor to any property of the Lessee or of any other person located therein or thereon (other than those occasioned by the negligent acts or willful misconduct of the Port Authority).

                    (e) At any time and from time to time during normal business hours within the six (6) months next preceding the expiration of the letting, the Port Authority, by its agents and employees, whether or not accompanied by prospective lessees, occupiers or users of the premises, shall have the right, upon reasonable advance notice, to enter thereon for the purpose of exhibiting and viewing all parts of the same. The Lessee shall have the right to accompany the Port Authority at all such times and the Port Authority agrees to use reasonable efforts to minimize disruption to the Lessee's business.

                    (f) The exercise of any or all of the foregoing rights by the Port Authority or others shall not be or be construed to be an eviction of the Lessee nor be made the grounds for any abatement of rental or any claim or demand for damages, consequential or otherwise.

     Section 17.    Condemnation

                    (a)   In  any action  or proceeding  instituted by  any
     governmental or other authorized agency or agencies for the taking for a public use of any interest in all or any part of the premises, or in case of any deed, lease or other conveyance in lieu thereof (all of which are in this Section referred to as "taking or conveyance") the Lessee shall not be entitled to assert any claim to any compensation, award or part thereof made or to be made therein or therefor or any claim to any consideration or rental or any part thereof paid therefor, or to institute any action or proceeding or to assert any claim against such agency or agencies or against the Port Authority for or on account of any such taking or conveyance, except for a possible claim to an award for moving expenses or for trade fixtures owned and installed by the Lessee, provided that such claim is independent of and in addition to any claim of the Port Authority and provided further that the Port Authority's award is not thereby reduced or otherwise adversely affected, it being understood and agreed between the Port Authority and the Lessee that except for such claims the Port Authority shall be entitled to all the compensation or awards made or to be made or paid and all such consideration or rentals, free of any claim or right of the Lessee. No taking by or delivery to any governmental authority under this paragraph (a) shall be or be construed to be an eviction of the Lessee or be the basis for any claim by the Lessee for damages, consequential or otherwise.

                    (b) In the event of a taking or conveyance of the entire premises by any governmental or other authorized agency or agencies, then the letting under this Agreement shall, as of the date possession is taken from the Port Authority by such agency or




     agencies, cease and determine in the same manner and with the same effect as if the term of the letting had on that date expired.

                    (c) In the event of a taking or conveyance by any governmental or other authorized agency or agencies of a part of the premises then the letting as to such part only shall, as of the date possession thereof is taken from the Port Authority by such agency or agencies, cease and determine, and the rental thereafter to be paid by the Lessee to the Port Authority shall be abated as provided in the Section of this Agreement entitled "Abatement of Rental" from and after the date of such taking or conveyance.

                    (d) In the event that the taking or conveyance or the delivery by the Lessee or taking by the Port Authority pursuant to the Section of this Agreement entitled "Governmental Compliance" covers fifty percent (50%) or more of the total usable area of the premises, then the Lessee and the Port Authority shall each have an option exercisable by notice given within thirty (30) days after such taking or conveyance, to terminate the letting hereunder, as of the date of such taking, and such termination shall be effective as if the date of such taking were the original date of expiration hereof.

                    (e) In the event that the taking or conveyance or the delivery by the Lessee or taking by the Port Authority pursuant to the Section of this Agreement entitled "Governmental Compliance" covers ten percent (10%) or more of the total usable area of the premises but less than fifty percent (50%) of the total usable area of the premises, the Lessee shall have the option exercisable by notice given to the Port Authority within thirty (30) days after such taking or delivery to terminate this Agreement and the letting hereunder with respect to the balance of the premises provided, however, that the Lessee's notice to the Port Authority be accompanied by a statement from a responsible officer of the Lessee acting in good faith that on an economic and operational basis the remaining portion of the premises cannot be used by the Lessee or is inadequate for use by the Lessee for the operations described in the Section of this Agreement entitled "Rights of User by the Lessee", and provided, further that the Lessee shall not be in default under any term or provision of this Agreement beyond any applicable cure period, or under notice of termination from the Port Authority either on the date of its giving of notice to the Port Authority, or on the effective date.

     Section 18.    Abatement of Rental

                    (a) In the event that the Lessee shall at any time become entitled to an abatement of rent, the basic rental set forth in the Section of this Agreement entitled "Basic Rental" and the additional basic rental set forth in Schedule A attached to this Agreement shall be abated for the period the abatement is in effect by the same percentage that the area of the part of the premises the use of which is denied to the Lessee is of the total area of the premises.

                    (b) For the purposes of this Section, the number of square feet contained in the premises or parts thereof shall be computed as follows: By measuring from the inside surface of outer building walls to the surface of the public area side, or of the non-exclusive area side, as the case may require, of all partitions separating the space measured from adjoining areas designated for the



     use of the public or for use by the Lessee in common with others, and to the center of partitions separating the space measured from adjoining space exclusively used by others; no deduction will be made for columns, partitions, pilasters or projections necessary to the building and contained within the space measured. Permanent partitions enclosing elevator shafts, stairs, fire-towers, vents, pipe-shafts, meter-closets, flues, stacks and any vertical shafts have the same relation to the space measured as do outer building walls.

                    (c) In the event that during the term of the letting under this Agreement the Lessee shall be partially evicted and shall remain in possession of the premises or the balance thereof, the Lessee agrees that notwithstanding it might have the right to suspend payment of the rent in the absence of this provision, it agrees to pay and will pay at the times and in the manner herein provided, the full rent reserved less only an abatement thereof computed in accordance with the above.


     Section 19.    Assignment and Sublease

                    (a) Subject to the provisions of this Section 19, the Lessee expressly covenants that it shall not assign, mortgage or encumber this Agreement nor sublet, or suffer or permit the premises or any part thereof to be used by others, without the prior written consent of the Port Authority in each instance. A merger or consolidation shall not be deemed a violation of this paragraph (a) provided the conditions set forth in paragraph (a)(5) of the Section of this Agreement entitled "Termination" are met.

                    (b)  Notwithstanding the provisions of paragraph (a) of
     this Section 19, the Lessee shall have the right to assign this agreement and the letting hereunder in its entirety to, or to sublet to or to permit the use of desk space by a Related Entity; such assignment, subletting or desk space use to continue only as long as the proposed assignee maintains the relationship of Related Entity to the Lessee provided that any such assignee, sublessee or desk space user of the premises shall use the premises solely for the purposes set forth in the Section of this Agreement entitled "Rights of User by the Lessee" and for no other purpose whatsoever. Any such assignment pursuant to this paragraph (b) shall not be effective until an agreement in the form attached hereto as Exhibit Y has been executed by the Port Authority, the Lessee and the proposed assignee and no such subleasing pursuant to this paragraph (b) shall be effective until an agreement in the form attached hereto as Exhibit X has been executed by the Port Authority, the Lessee and the proposed subtenant. The Lessee, and the assignee, subtenant, or the desk-space user, as the case may be, shall furnish to the Port Authority such information, data and documents as may be requested by the Port Authority from time to time to substantiate the relationship between the Lessee and such assignee, subtenant or desk-space user. The Port Authority agrees to execute the said agreement annexed hereto as Exhibit Y within ten (10) business days after receipt of (i) such agreement duly executed by the Lessee and the proposed assignee and (ii) the documents, information and other data referred to in the immediately preceding sentence establishing the requisite relationship between the Lessee and proposed assignee. The Port Authority with respect to a proposed subletting pursuant to this paragraph (b) shall execute the Consent to



     Sublease Agreement, or shall specify to the Lessee its reasons for refusing to do so, within a period of fifteen (15) business days following receipt by the Port Authority of (i) a written sublease agreement fully executed by the Lessee and a proposed subtenant and
     (ii) any other documents, information and data reasonably required by the Port Authority with respect to such subletting. In addition to the foregoing, the Lessee, subject to the provisions of this paragraph
     (b) shall have the right to assign this Agreement and the letting hereunder to a corporation into which the Lessee is merged or consolidated, provided the requirements of paragraph (a)(5) of the Section of this Agreement entitled "Termination" are met and the Lessee shall also have the right, subject to the provisions of this paragraph (b) to assign this Agreement and the letting hereunder to an entity to which all or substantially all of the Lessee's assets have been transferred. "Related Entity" as used herein shall mean a corporation, partnership or limited liability company which shall control, is controlled by or is under common control with the Lessee. "Control", as used herein, shall mean, in the case of a corporation, legal or beneficial ownership by one person, firm or corporation, or by a group acting in concert, of a majority of the capital stock and voting rights (with power to exercise such rights) of the corporation (provided, however that in connection with the proposed use of desk space by a single corporate entity not to exceed 3,000 usable square feet, control shall mean ownership of not less than thirty-five percent (35%) of the capital stock and voting rights (with power to exercise such rights) of the corporation by the Lessee or by a corporation which directly or indirectly controls or is directly or indirectly controlled by the Lessee or by a corporation which is directly or indirectly controlled by a corporation which directly controls the Lessee, and in the case of such indirect control, each of the entities in the chain between the Lessee and proposed desk space user shall directly control or be directly controlled by the immediately adjacent entity in such chain), and in the case of a partnership or limited liability company it shall mean the power to direct the management and policies of such entity, whether by legal or beneficial ownership, or otherwise. The Port Authority hereby consents to the use of desk space in the premises by Unistrat Corporation of America, a New York corporation, such use not to exceed 1,000 usable square feet.

                    (c) Notwithstanding the provisions of paragraph (a) of this Section 19 and in addition to the rights contained in paragraph
     (b) of this Section, the Lessee may, after the commencement of the letting, sublet a part or all of the premises (but under no circumstances shall there be more subtenants in the premises at any one time pursuant to the provisions of paragraph (b) of this Section and this paragraph (c), collectively then the whole number obtained by dividing 9,000 into the total number of rentable square feet in the premises) provided that all of the following conditions precedent and requirements have been met or satisfied: (1) Each proposed subtenant shall, in the opinion of the Port Authority, be eligible, suitable and qualified as a World Trade Center tenant, it being understood that the Port Authority in exercising such opinion will not declare a proposed subtenant to be ineligible unsuitable or unqualified to be a World Trade Center tenant if such proposed subtenant engages in a type or types of business or operations engaged in or previously engaged in by other office tenants at the World Trade Center whose eligibility and qualifications were determined by the Port Authority under the



     provisions of Chapter 5 of Title 17 of the Unconsolidated Law of the State of New York strictly on the basis of their functions, activities and services in world trade and commerce; (2) The rental payable by the subtenant to the Lessee for or in connection with its use or occupancy of the subleased space shall be not less than the rental charged by the Port Authority for comparable space for a comparable term on the date of such subletting; (3) If the rental rate (taking into account all concessions given by the Lessee and all consideration payable by the subtenant to the Lessee for or in connection with its use or occupancy of the subleased space) shall be in excess of the rental rate (taking into account all concessions given by the Port Authority) provided for in this Agreement for the term of the proposed subletting, the Lessee shall so notify the Port Authority and the Lessee subject to the deductions set forth in paragraph (f) of this
     Section 19, shall pay fifty percent (50%) of such excess to the Port Authority as received; (4) The proposed subtenant is not a current occupant of the World Trade Center and has not been in discussion with the Port Authority toward its current or future occupancy of space in the World Trade Center within six (6) months prior to the Lessee's request to the Port Authority to enter into the Consent to Sublease Agreement provided the restrictions in this subdivision (4) shall not be applicable if the proposed subtenant has been notified by the Port Authority that it does not have available at the World Trade Center for the term sought by the proposed subtenant space comparable in size to that being sought by such proposed subtenant; and (5) The Lessee, the subtenant and the Port Authority have executed the form of agreement entitled "Consent to Sublease Agreement", annexed to this Agreement and marked "Exhibit X".

                    (d) Execution of the Consent to Sublease Agreement referred to in paragraph (c) above by the Port Authority and return thereof to the Lessee shall constitute the determination referred to in subdivision (1) of paragraph (c) above. The Lessee and subtenant shall present in advance all documents, information and other data which the Port Authority may reasonably require relating to the matters covered in subdivisions (1), (2), (3) and (4) of paragraph (c) above and the subtenant shall supply during the continuance of any approved subletting such additional or current documents, information or other data as the Port Authority may from time to time reasonably require. The Port Authority with respect to a proposed subletting pursuant to paragraph (c) above shall execute the Consent to Sublease Agreement or shall specify to the Lessee its reasons for failing to do so, within a period of fifteen (15) business days following receipt by the Port Authority of (i) a written sublease agreement duly executed by the Lessee and a proposed subtenant and (ii) any other documents, information and data reasonably required by the Port Authority with respect to such proposed subletting.

                    (e) If the Lessee assigns, sells, conveys, transfers, mortgages, pledges or sublets or permits the use of desk space in the premises in violation of paragraphs (a), (b) or (c) of this Section or if the premises are occupied by anybody other than the Lessee, the Port Authority may upon Lessee's default collect rent from any assignee, sublessee, desk-space user or anyone who claims a right to this Agreement or letting or who occupies the premises, and shall apply the net amount collected to the basic rental herein reserved; and no such collection shall be deemed a waiver by the Port Authority of the covenants contained in paragraphs (a), (b) or (c) of this



     Section nor an acceptance by the Port Authority of any such assignee, sublessee, desk-space user, claimant or occupant as Lessee, nor a release of the Lessee by the Port Authority from further performance by the Lessee of the covenants contained herein. The granting of consent by the Port Authority to any assignment or subletting shall not be deemed to operate as a waiver of the requirement for obtaining the express prior written consent of the Port Authority to any other or subsequent assignment or subletting.

                    (f) If, in connection with any subletting pursuant to the provisions of paragraph (c) hereof consented to by the Port Authority as provided herein, the Lessee (1) has paid a brokerage commission or commissions (at the customary and usual rates prevailing in the City of New York) to a real estate broker or brokers licensed to do business in the State of New York, which brokerage commission or commissions are not reimbursed to the Lessee by the subtenant, provided such brokerage commission or commissions are actually paid for services and are incurred solely in connection with such subletting and would not have been required to have been paid except for such subletting; or (2) has incurred any cost for finishing such sublet space to prepare the same for such subtenant which is not reimbursed to the Lessee by the subtenant; or (3) has granted to a subtenant a basic rental concession for or in connection with its use or occupancy of the sublease space; or (4) has incurred a legal fee solely in connection with the negotiation, preparation and execution of a sublease in connection with subletting; or (5) has incurred advertising and marketing expenses solely in connection with such subletting or (6) has actually incurred an interest expense in connection with such subletting, such interest expense to be allowed solely to the extent that the Lessee has actually borrowed funds from a third party lender and has actually used such funds solely for the expenses incurred in items (1) through (5) herein; (the total of items
     (1), (2), (3), (4), (5) and (6) being hereinafter referred to as the "subleasing expenses"), then the Lessee shall divide the subleasing expenses by the number of calendar months and the proportionate part of any partial calendar month comprising the term of such sublease, and the amount resulting from such division shall be deducted from the amount of the rental or other consideration payable by the subtenant to the Lessee each month which is in excess of the rental rate payable by the Lessee to the Port Authority applicable to the subleased space for that month, and fifty percent (50%) of the balance of such excess of the rental and other consideration shall be payable by the Lessee to the Port Authority for that month. If requested by the Port Authority, the Lessee shall make available from time to time for examination by the Port Authority the Lessee's books and records relating to the receipt of sublease rental and to the subleasing expenses.

                    (g) In the event the Lessee intends to sublet all or a portion of the premises pursuant to the provisions of paragraph (c) of this Section 19, and the rental which the Lessee proposes to obtain in connection with the proposed subletting is less than the rental being then charged by the Port Authority for comparable space for a comparable term, then notwithstanding the provisions of subdivision
     (2) of paragraph (c) of this Section, the Lessee shall have the right to submit to the Port Authority a statement of its Intention to Sublet. The Intention to Sublet shall be a written statement executed by an authorized officer of the Lessee setting forth the following



     information with respect to any future subletting then contemplated by the Lessee:

                         (1)  A  description  of  the portion  or
               portions of the premises which the Lessee intends to sublet, including the number of rentable square feet contained therein and the proposed effective date of such subletting;

                         (2)  The   amount   of   any   finishing
               allowance, payments to contractors or the cost of any other work to be offered by the Lessee to prepare the sublet premises for a subtenant;

                         (3)  Rent concessions, if any;

                         (4)  Relocation     contributions    per
               rentable square foot which the Lessee intends to offer a subtenant;

                         (5)  If the Lessee intends to  utilize a
               real estate broker in connection with any proposed subletting, then the Lessee's good faith estimate of the amount of brokerage commissions which would be payable by the Lessee in connection with any proposed subletting;

                         (6)  Legal    fees,    advertising   and
               marketing expenses and interest expenses which the Lessee estimates in good faith it will incur in connection with the proposed subletting;

                         (7)  The    term    of   the    proposed
               subletting, it being understood that the term of any proposed subletting shall not exceed the remaining balance of the term of the letting under this Agreement less one (1) day.

                    (h) In the event the proposed term of the subletting set forth in the Intention to Sublet is for the entire balance of the term of the letting less one (1) day, then the Port Authority may, by notice to the Lessee within twenty (20) business days after receipt of such Intention to Sublet, terminate this Agreement as to the portion of the premises which the Lessee intends to sublet as set forth in such Intention to Sublet, such termination being hereinafter referred to as the "Port Authority Termination". Such Port Authority Termination shall be effective as of the proposed effective date of the subletting as set forth in the Intention to Sublet and from and after the effective date of such termination there shall be a reduction of the annual basic rental and additional basic rental payable, such reduction to be determined as follows: the annual basic rental for each period set forth in paragraph (a) of the Section of this Agreement entitled "Rental" shall be reduced by an amount equal to the product obtained by multiplying the annual basic rental for that period by a fraction, the numerator of which shall be the aggregate number of rentable square feet contained in such portion of the premises (the letting of which has been terminated) and the denominator of which shall be 58,783 rentable square feet, and



     rentable square feet in the premises used in calculating additional basic rental pursuant to Schedule A shall be reduced by the amount of rentable square feet in such portion of the premises (the letting of which shall have been terminated). In the event the Port Authority is entitled to exercise a right of termination with respect to a proposed subletting set forth in an Intention to Sublet pursuant to this paragraph (h), but fails to exercise such right of termination, then the provisions of subdivision (2) of paragraph (c) of this Section 19 shall not be applicable with respect to such proposed subletting set forth in such Intention to Sublet unless the actual proposed subletting is in violation of paragraph (k) below of this Section 19 in which case the provisions of said subdivision (2) of said paragraph
     (c) shall remain applicable.

                    (i)  In  the  event  that  the  proposed  term  of  the
     subletting set forth in the Intention to Sublet is for a period less than the entire balance of the term of the letting under this Agreement less one (1) day, then the Port Authority may, by notice to the Lessee within twenty (20) business days after receipt of such Intention to Sublet, sublet from the Lessee for the term set forth in the Intention to Sublet the portion of the premises which the Lessee intends to sublet as set forth in such Intention to Sublet, such subletting being hereinafter referred to as the "Port Authority Subletting". Such Port Authority Subletting shall be effective as of the proposed effective date of the subletting as set forth in the Intention to Sublet and shall expire on the expiration date set forth in such Intention to Sublet or such earlier date as this Agreement and the letting hereunder shall terminate, (such subletting to be effectuated by the Port Authority's notice without any further document or agreement required to be executed by the parties hereto) and from and after the effective date of such subletting there shall be a reduction of the annual basic rental and additional basic rental payable, such reduction to be determined as follows: the annual basic rental for each period set forth in paragraph (a) of the Section of this Agreement entitled "Rental" shall be reduced by an amount equal to the product obtained by multiplying the annual basic rental for that period by a fraction, the numerator of which shall be the aggregate number of rentable square feet contained in such sublet portion of the premises and the denominator of which shall be 58,783 rentable square feet, and rentable square feet in the premises used in calculating additional basic rental pursuant to Schedule A shall be reduced by the amount of rentable square feet in such portion of the sublet premises. In the event the Port Authority is entitled to exercise a right to sublet with respect to a proposed subletting set forth in an Intention to Sublet pursuant to this paragraph (i), but fails to exercise such right to sublet, then the provisions of subdivision (2) of paragraph (c) of this Section 19 shall not be applicable with respect to such proposed subletting set forth in such Intention to Sublet unless the actual proposed subletting is in violation of paragraph (k) below of this Section 19 in which case the provisions of said subdivision (2) of said paragraph (c) shall remain applicable. The Lessee shall have no rights whatsoever to the sublet premises during the term of any subleasing hereunder and shall be released from all lease obligations with respect to any portion of the premises sublet to the Port Authority hereunder by the Lessee during the term of such subletting but nothing herein shall be construed to relieve the Lessee from any obligations under this Agreement with respect to such sublet space which has accrued prior to the effective



     date of such subletting. Upon the expiration date of such subletting all of the Lessee's obligations under this Agreement with respect to such sublet space shall be applicable, including the payment of basic and additional basic rental, with the same force and effect as if such subletting had never occurred. In the event that the term of the subletting hereunder is for a term of five (5) years or less the subleased space shall be made available to the Lessee at the expiration of the term of the sublease in substantially the same condition, except for reasonable wear and tear, as it was made available to the Port Authority on the commencement of the sublease to the Port Authority. In the event that the term of the subletting to the Port Authority is in excess of five (5) years, then the Lessee hereby agrees to accept such sublet space on the expiration of the sublease in its then "as is" condition except that the Port Authority will remove any structural improvements made during the term of the sublease, will remove all personalty therefrom and will remove all telecommunications wiring and cabling installed during the term of the sublease. The Port Authority during the term of any subletting hereunder shall have the exclusive right to use the sublet space and without limiting the foregoing may use the sublet space for its own benefit or may lease the same to third parties, the terms and conditions of any third party arrangement to be in the sole discretion of the Port Authority. The Lessee agrees to vacate the sublet premises and to remove all of its trade fixtures, equipment and all other personalty from the premises on or before the effective date of any subletting hereunder. The Port Authority will not be obligated to provide any utilities or services to the sublet premises during the period of the subletting hereunder and will not be obligated to pay the Lessee any basic rental or additional basic rental in connection with the portion or portions of the premises sublet to the Port Authority hereunder.

                    (j) In the event the Port Authority exercises its Port Authority Termination option pursuant to paragraph (h) above, or in the event the Port Authority exercises its Port Authority Subletting option pursuant to paragraph (i) above, the Lessee shall pay to the Port Authority upon the effective date of such Port Authority Termination or the effective date of such Port Authority Subletting, as the case may be, the following amounts: (i) an amount equal to the then present value of the difference between (x) the amount obtained by multiplying the amount of basic rental payable by the Lessee to the Port Authority under this Agreement for the premises during the period from the effective date of the Port Authority Termination or Port Authority Subletting, as the case may be, through the balance of the term of the letting under this Agreement in the case of Port Authority Termination or through the balance of the term of the Port Authority Subletting in the event of a Port Authority Subletting, by a fraction, the numerator of which shall be the number of rentable square feet contained in the portion of the premises proposed to be subleased as set forth in the Intention to Sublet and the denominator of which shall be the total number of rentable square feet contained in the premises and (y) the "Total Sublease Basic Rental Amount"; the Total Sublease Basic Rental Amount shall be the product obtained by multiplying the number of months from the effective date of the Port Authority Termination or the effective date of the Port Authority Subletting through the balance of the term of the letting under this Agreement in the case of Port Authority Termination or through the balance of the term of the Port Authority Subletting, as the case may



     be, by the average monthly basic rental amount payable under the proposed sublease described in the Intention to Sublet, such amount to be obtained by dividing the number of months in the proposed sublease term described in the Intention to Sublet into the total basic rental payable under the proposed sublease for the entire term of such sublease, and (ii) an amount equal to the sum of the expenses set forth in subdivisions (2), (3), (4), (5) and (6) of paragraph (g) above of this Section 19 which have been or which would have been incurred by the Lessee in connection with such subletting. In determining the present value of basic rental for purposes of this paragraph (j), an interest rate per annum equal to the prime rate established by Citibank, N.A. at the time of the determination shall be used.

                    (k) In the event that the Port Authority shall fail to exercise its right to terminate or sublet pursuant to paragraphs (h) or (i) above of this Section 19, as the case may be, within twenty
     (20) business days after the Port Authority's receipt of an Intention to Sublet from the Lessee, then the Lessee, notwithstanding the provisions of subdivision (2) of paragraph (c) of this Section 19, but subject to the provisions of this paragraph (k), shall have the right to sublet the premises or the portions thereof described in said Intention to Sublet pursuant to and in accordance with said paragraph
     (c) provided, however, that if the Lessee thereafter requests the Port Authority to enter into a Consent to Sublease Agreement covering a proposed sublease and the number of rentable square feet proposed to be sublet is more than ten percent (10%) larger or smaller than the number of rentable square feet described in the Intention to Sublet or that the term of the subletting is six (6) months greater or shorter than the term set forth in the Intention to Sublet or that on a per rentable square foot basis the present value of the rental and all other consideration payable by the proposed subtenant over the term for the proposed subletting less the present value of any free rent period and any credits, allowances or payments payable to such proposed subtenant is less than eighty-nine percent (89%) of the present value on a per rentable square foot basis of the rental and all other consideration which would have been payable in connection with the subletting covered by the Intention to Sublet, then the provisions of subdivision (2) of said paragraph (c) shall be deemed applicable and the Port Authority without any liability on its part may refuse to enter into such Consent to Sublease Agreement with respect to such proposed subletting. In determining present value for purposes of this paragraph (k), an interest rate per annum equal to the prime rate of Citibank, N.A. in effect on the date of such determination shall be used. Notwithstanding anything herein to the contrary, if the Lessee with respect to an Intention to Sublet fails to request the Port Authority to enter into a Consent to Sublease within two hundred seventy (270) days after such Intention to Sublet was submitted to the Port Authority, then it shall be with the same force and effect as if such Intention to Sublet were never submitted to the Port Authority and the provisions of subdivision (2) of paragraph (c) of this Section 19 shall remain in full force and effect.

     Section 20.    Termination

                    (a) If any one or more of the following events shall occur, that is to say:



                         (1) The Lessee shall become insolvent, or shall take the benefit of any present or future insolvency statute, or shall make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy or a petition or answer seeking an arrangement or its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any other law or statute of the United States or of any State thereof, or consent to the appointment of a receiver, trustee, or liquidator of all or substantially all its property; or

                         (2) By order or decree of a court the Lessee shall be adjudged bankrupt or an order shall be made approving a petition filed by any of the creditors or, if the Lessee is a corporation, by any of the stockholders of the Lessee, seeking its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any law or statute of the United States or of any State thereof; or

                         (3) A petition under any part of the federal bankruptcy laws or an action under any present or future insolvency law or statute shall be filed against the Lessee and shall not be dismissed within ninety (90) days after the filing thereof; or

                         (4)  Except  as  specifically  permitted   in  the
               Section of this Agreement entitled "Assignment and Sublease", the letting hereunder or the interest or estate of the Lessee under this Agreement shall be transferred to, pass to or devolve upon, by operation of law or otherwise, any other person, firm or corporation; or

                         (5) The Lessee, if a corporation, shall, without the prior consent of the Port Authority, become a possessor or merged corporation in a merger, a constituent corporation in a consolidation, or a corporation in dissolution, unless the corporation resulting from such merger or consolidation has a financial standing as of the date of the merger or consolidation at least as good as that of the Lessee, by which is meant that its ratio of current assets to current liabilities and its net worth shall each be at least as favorable as that of the Lessee; or

                         (6) The Lessee is a partnership, and the said partnership shall be dissolved as the result of any act or omission of its partners or any of them, or by operation of law or the order or decree of any court having jurisdiction, or for any other reason whatsoever; or

                         (7) By or pursuant to, or under authority of any legislative act, resolution or rule, or any order or decree of any court or governmental board, agency or officer, a receiver, trustee, or liquidator shall take possession or control of all or substantially all the property of the Lessee, or any execution or attachment shall be issued against the Lessee or any of its property, whereupon possession of the premises shall be taken by someone other



               than the Lessee, and any such possession or control shall continue in effect for a period of sixty (60) days; or

                         (8) Any lien is filed against the premises because of any act or omission of the Lessee and is not removed or bonded within forty-five (45) days after notice thereof from the Port Authority; or

                         (9) If this Agreement shall require a guarantor of one or more of the Lessee's obligations under this Agreement and any of the events described in subparagraphs
               (1), (2), (3) or (7) above shall occur to or with respect to the guarantor (whether or not they shall also occur to or with respect to the Lessee); or

                         (10) The Lessee  shall fail duly and punctually to
               pay the rentals or to make any other payment required hereunder when due to the Port Authority and such failure shall continue for a period of ten (10) days after the Port Authority shall have given the Lessee a statement therefor; or

                         (11) The Lessee  shall fail  to keep, perform  and
               observe each and every other promise, covenant and agreement set forth in this Agreement on its part to be kept, performed, or observed, within thirty (30) days after receipt of notice of default thereunder from the Port
               Authority (except where fulfillment of its obligation requires activity over a period of time, and the Lessee shall have commenced to perform whatever may be required for fulfillment within thirty (30) days after receipt of notice and continues diligently such performance without interruption except for causes beyond its control);

     then upon the occurrence of any such event or at any time thereafter during the continuance thereof, the Port Authority may by five (5) days' notice terminate the letting, such termination to be effective upon the date specified in such notice. Such right of termination and the exercise thereof shall be and operate as a conditional limitation.

                    (b) If any of the events enumerated in paragraph (a) of this Section shall occur prior to the Prior Entry Date, the Lessee shall not be entitled to enter into possession of the premises and the Port Authority upon the occurrence of any such event or at any time thereafter during the continuance thereof by twenty-four (24) hours' notice may cancel the interest of the Lessee under this Agreement, such cancellation to be effective upon the date specified in such notice.

                    (c) No acceptance by the Port Authority of rentals, fees, charges or other payments in whole or in part for any period or periods after a default in any of the terms, covenants and conditions to be performed, kept or observed by the Lessee shall be deemed a waiver of any right on the part of the Port Authority to terminate the letting.

                    (d) No waiver by the Port Authority or the Lessee of any default on the part of the other party to this Agreement in



     performance of any of the terms, covenants or conditions hereof to be performed, kept or observed by such party shall be or be construed to be a waiver by the Port Authority or the Lessee of any other or subsequent default in performance of any of the said terms, covenants and conditions.

                    (e) The rights of termination described above shall be in addition to any other rights of termination provided in this Agreement and in addition to any rights and remedies that the Port Authority would have at law or in equity consequent upon any breach of this Agreement by the Lessee, and the exercise by the Port Authority of any right of termination shall be without prejudice to any other such rights and remedies.

                    (f) The Lessee hereby waives its right to trial by jury in any summary proceeding or action that may hereafter be instituted by the Port Authority against the Lessee in respect of the premises or in any action that may be brought by the Port Authority to recover rent, damages, or other sums payable hereunder. The Lessee shall not interpose any claims as counterclaims in any summary proceeding or action for non-payment of rental which may be brought by the Port Authority unless such claims would be deemed waived if not so interposed.

     Section 21.    Right of Re-entry

                    The Port Authority shall, as an additional remedy upon the giving of a notice of termination as provided in the Section of this Agreement entitled "Termination", have the right to re-enter the premises and every part thereof upon the effective date of termination without further notice of any kind, and may regain and resume possession either with or without the institution of summary or any other legal proceedings or otherwise. Such re-entry, or regaining or resumption of possession, however, shall not in any manner affect, alter or diminish any of the obligations of the Lessee under this Agreement, and shall in no event constitute an acceptance of surrender.

     Section 22.    Survival of the Obligations of the Lessee

                    (a)   In  the event  that the  letting shall  have been
     terminated in accordance with a notice of termination as provided in the Section of this Agreement entitled "Termination", or the interest of the Lessee cancelled pursuant thereto, or in the event that the Port Authority has re-entered, regained or resumed possession of the premises in accordance with the provisions of the Section of this Agreement entitled "Right of Re-entry", all the obligations of the Lessee under this Agreement shall survive such termination or cancellation, re-entry, regaining or resumption of possession and shall remain in full force and effect for the full term of this Agreement, and the amount or amounts of damages or deficiency shall become due and payable, as more specifically stated in paragraph (b) below, to the Port Authority to the same extent, at the same time or times and in the same manner as if no termination, cancellation, re-entry, regaining or resumption of possession had taken place.

                    (b) Immediately upon any termination or cancellation pursuant to the Section of this Agreement entitled "Termination", or



     upon any re-entry, regaining or resumption of possession in accordance with the Section of this Agreement entitled "Right of Re-entry", there shall become due and payable by the Lessee to the Port Authority, in addition to rental accrued prior to the effective date of termination, without notice or demand and as damages, the sum of the following:

                     (1) subject to the provisions of paragraph (c) below, an amount equal to the then present value of all basic rental provided for in this Agreement for the entire term, following the effective date of termination, as originally fixed in the Section of this Agreement entitled "Term" less the amount thereof which may have been actually paid by the Lessee;

                     (2) the amount of all other unfulfilled monetary obligations of the Lessee under this Agreement, including without limitation thereto, all sums constituting additional rental hereunder and the cost to and expenses of the Port Authority for fulfilling all other obligations of the Lessee which would have accrued or matured during the balance of the term or on the expiration date originally fixed or within a stated time after expiration or termination; and

                     (3)  an amount  equal to the cost to and  the expenses
               of the Port Authority in connection with the termination, cancellation, regaining possession and restoring and reletting the premises (provided that as to any costs which would have been customarily incurred by the Port Authority upon the original expiration date of the letting with respect to any reletting, such as brokerage commissions, finishing allowances and rent concessions the portion of such costs to be included herein shall be equivalent to the product obtained by multiplying such costs by a fraction the numerator of which shall be the number of months in the letting hereunder subsequent to termination and up to the original expiration date and the denominator shall be the number of months in the term of any such reletting), the
               Port Authority's legal expenses and costs including the costs to the Port Authority of its in-house counsel, and the Port Authority's cost and expenses for the care and maintenance of the premises during any period of vacancy, and any brokerage fees and commissions in connection with any reletting.

                    (c) The Port Authority may at any time bring an action to recover all the damages as set forth above not previously recovered in separate actions, or it may bring separate actions to recover the items of damages set forth in subparagraphs (2) and (3) of paragraph
     (b) above and separate actions periodically to recover from time to time only such portion of the damages set forth in subparagraph (1) of paragraph (b) above as would have accrued as rental up to the time of the action if there had been no termination or cancellation. In any such action the Lessee shall be allowed a credit against its survived damages obligations equal to the amounts which the Port Authority shall have actually received from any tenant, licensee, permittee or other occupier of the premises or a part thereof during the period for which damages are sought, and if recovery is sought for a period subsequent to the date of suit a credit equal to the market rental



     value of the premises during such period (discounted to reflect the then present value thereof). If at the time of such action the Port Authority pursuant to an arms length transaction has relet the premises, the rental for the premises obtained through such reletting shall be deemed to be the market rental value of the premises or be deemed to be the basis for computing such market rental value if less than the entire premises were relet. In no event shall any credit allowed to the Lessee against its damages for any period exceed the then present value of the basic rental which would have been payable under this Agreement during such period if a termination or cancellation had not taken place. In determining present value of rental an interest rate of 6% per annum shall be used.

     Section 23.    Reletting by the Port Authority

                    The Port Authority, upon termination or cancellation pursuant to the Section of this Agreement entitled "Termination", or upon any re-entry, regaining or resumption of possession pursuant to the Section of this Agreement entitled "Right of Re-entry", may occupy the premises or may relet the premises, and shall have the right to permit any person, firm or corporation to enter upon the premises and use the same. The Port Authority may grant free rental or other concessions and such reletting may be of part only of the premises or of the premises or a part thereof together with other space, and for a period of time the same as or different from the balance of the term hereunder remaining, and on terms and conditions and for purposes the same as or different from those set forth in this Agreement. The Port Authority shall also, upon termination or cancellation pursuant to the Section of this Agreement entitled "Termination", or upon its re-entry, regaining or resumption of possession pursuant to the Section of this Agreement entitled "Right of Re-entry", have the right to repair or to make structural or other changes in the premises, including changes which alter the character of the premises and the suitability thereof for the purposes of the Lessee under this Agreement, without affecting, altering or diminishing the obligations of the Lessee hereunder. In the event either of any reletting or of any actual use and occupancy by the Port Authority or a third party whose occupancy is not pursuant to an arms-length transaction (the mere right to use and occupy not being sufficient however) there shall be credited to the account of the Lessee against its survived obligations hereunder any net amount remaining after deducting from the amount actually received from any lessee, licensee, permittee or other occupier as the rental or fee for the use of the said premises or portion thereof during the balance of the letting as the same is originally stated in this Agreement (it being understood, however, that in computing such net amount remaining to the Port Authority any rent concessions or finishing allowances granted by the Port Authority or brokerage commissions paid by the Port Authority in connection with any reletting shall be amortized on a straight-line basis over the entire term of the reletting), or from the market value of the occupancy of such portion of the premises as the Port Authority or a third party occupying not pursuant to an arms-length transaction may during such period actually use and occupy, all expenses, costs and disbursements incurred or paid by the Port Authority in connection therewith. No such reletting or such use and occupancy shall be or be construed to be an acceptance of a surrender.





     Section 24.    Waiver of Redemption

                    The Lessee hereby waives any and all rights of redemption, granted by or under any present or future law, arising in the event it is evicted or dispossessed for any cause, or in the event the Port Authority obtains or retains possession of the premises in any lawful manner.

     Section 25.    Remedies and Suits Against the Lessee

                    All remedies provided in this Agreement shall be deemed cumulative and additional and not in lieu of or exclusive of each other or of any other remedy available to the Port Authority at law or in equity. In the event of a breach or threatened breach by the Lessee of any term, covenant, condition or provision of this Agreement, the Port Authority shall have the right of injunction and the right to invoke any other remedy allowed by law or in equity as if termination, re-entry, summary proceedings and any other specific remedies including without limitation thereto, indemnity and reimbursement, were not mentioned herein, and neither the mention thereof nor the pursuance or exercise or failure to pursue or exercise any right or remedy shall preclude the pursuance or exercise of any other right or remedy.


     Section 26.    Surrender

                    (a) The Lessee covenants and agrees to yield and deliver peaceably to the Port Authority possession of the premises on the date of the cessation of the letting, whether such cessation be by termination, expiration or otherwise, promptly and in the condition required by paragraph (a) of the Section of this Agreement entitled "Construction by the Lessee".

                    (b) Unless the same are required for the performance by the Lessee of its obligations hereunder, the Lessee shall have the right at any time during the letting to remove from the premises, and, on or before the expiration or earlier termination of the letting, shall so remove its equipment, removable fixtures and other personal property, and all property of third persons for which it is responsible, repairing all damages caused by such removal. If the Lessee shall fail to remove such property on or before the termination or expiration of the letting, the Port Authority shall have the same rights with respect to such property as it has in the event of casualty under paragraph (d) of the Section of this Agreement entitled "Casualty".

     Section 27.    Acceptance of Surrender of Lease

                    No agreement of surrender or to accept a surrender shall be valid unless and until the same shall have been reduced to writing and signed by the duly authorized representatives of the Port Authority and of the Lessee. Except as expressly provided in this Section, neither the doing of, nor any omission to do, any act or thing, by any of the officers, agents or employees of the Port Authority, shall be deemed an acceptance of a surrender of the letting or of this Agreement. Without limiting the foregoing, no employee or officer of the Port Authority shall be authorized to accept the keys



     of the premises prior to the expiration date of the letting as fixed in the Section of this Agreement entitled "Term" and no delivery of the keys by the Lessee shall constitute a termination of this Agreement or acceptance of surrender.

     Section 28.    Brokerage

                    The Lessee represents and warrants that it has not dealt or had any contacts or dealings with any broker in connection with the negotiation and execution of this Agreement or the letting hereunder except Edward S. Gordon Company, Inc., a New York corporation having an office and place of business at 111 Broadway, New York, New York 10006, and that there is no broker with whom the Lessee has dealt or had contacts or dealings with who is or may be entitled to be paid a commission or fee in connection with the negotiation and execution of this Agreement or the letting hereunder except Edward S. Gordon Company, Inc. The Lessee shall indemnify and save harmless the Port Authority of and from any and all claims for commission, brokerage or fees which have been or which may be made by any and all persons, firms or corporations whatsoever for services in connection with the negotiation and execution of this Agreement or the letting hereunder with whom the Lessee has dealt or had contacts or dealings with except for a claim of Edward S. Gordon Company, Inc. if the said claim is made in accordance with the terms of the agreement between the Port Authority and Edward S. Gordon Company, Inc. dated as of January 10, 1995.

     Section 29.    Notices

                    (a) Notices, requests, permissions, consents and approvals given or required to be given to or by either party under this Agreement, shall not be effective unless they are given in writing, and all such notices and requests shall be (i) personally delivered to the party or a duly designated officer or representative of such party; or (ii) delivered to the office of such party, officer or representative during regular business hours; or (iii) if directed to the Lessee, delivered at the premises at any time from and after the date the Lessee commences business operations in the premises; or
     (iv) forwarded to such party, officer or representative at the office or residence address by registered or certified mail. The Lessee shall designate an office within the Port of New York District and an officer or representative whose regular place of business is at such office. Except as may be specifically provided elsewhere in this Agreement, the Port Authority hereby designates its Executive Director, and the Lessee designates the person named as representative on the first page hereof as their respective officers or representatives upon whom notices and requests may be served. The Port Authority designates its office at One World Trade Center, New York, New York 10048 as its office where notice and requests may be served. The Lessee up until the date it commences business operations in the premises designates its office at 110 William Street, New York, New York 10038 and from and after the date it commences business operations in the premises designates its office at the address stated on the first page hereof, as its respective offices where notices and requests may be served. It is hereby understood and agreed that the Port Authority and the Lessee by prior notice to the other from time to time may designate officers and representatives and offices




     different than those named herein for the purposes of receiving notices and requests.

                    (b) If any notice is delivered, such notice shall be deemed to have been given or made on the date delivered and if any notice is mailed, such notice shall be deemed to have been given or made on the second day after the day the notice is so mailed.

     Section 30.    Payments

                    (a) All payments required of the Lessee by this Agreement shall be mailed to the Port Authority of New York and New Jersey, P. O. Box 17309, Newark, New Jersey 07194, or to such office or address as may be substituted therefor.

                    (b) No payment by the Lessee or receipt by the Port Authority of a lesser rental amount than that which is due and payable under the provisions of this Agreement at the time of such payment shall be deemed to be other than a payment on account of the earliest rental then due, nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction, and the Port Authority may accept such check or payment without prejudicing in any way its right to recover the balance of such rental or to pursue any other remedy provided in this Agreement or by law. No payment by the Port Authority or receipt by the Lessee of a lesser amount than that which is due and payable under the provisions of this Agreement at the time of such payment shall be or be deemed to be other than a payment on account, nor shall any endorsement or statement or any check or in any letter accompanying any check or payment be deemed an accord and satisfaction, and the Lessee may accept such check or payment without prejudicing in any way its right to recover the balance of any such amount or to pursue any other remedy provided in this Agreement or by law.



     Section 31.    Late Charges; Monetary and Non-Monetary Disputes

                    (a)  If  the  Lessee  should  fail to  pay  any  amount
     required under this Agreement when due to the Port Authority, including without limitation any payment of basic or other rental or any payment of utility or other charges, then, in such event, the Port Authority may impose (by statement, bill or otherwise) a late charge with respect to each such unpaid amount for each late charge period (hereinbelow described) during the entirety of which such amount remains unpaid, each such late charge not to exceed an amount equal to eight-tenths of one percent of such unpaid amount for each late charge period. There shall be twenty-four late charge periods on a calendar year basis; each late charge period shall be for a period of at least fifteen (15) calendar days except one late charge period each calendar year may be for a period of less than fifteen (but not less than thirteen) calendar days. Each late charge shall be payable immediately upon demand made at any time therefor by the Port
     Authority. No acceptance by the Port Authority of payment of any unpaid amount or of any unpaid late charge amount shall be deemed a waiver of the right of the Port Authority to payment of any late charge or late charges payable under the provisions of this Section with respect to such unpaid amount. Each late charge shall be and



     become additional rent, recoverable by the Port Authority in the same manner and with like remedies as if it were originally a part of the rental as set forth in the Section of this Agreement entitled "Basic Rental". Nothing in this Section is intended to, or shall be deemed to, affect, alter, modify or diminish in any way (i) any rights of the Port Authority under this Agreement, including without limitation the Port Authority's rights set forth in the Section of this Agreement entitled "Termination" or (ii) any obligations of the Lessee under this Agreement. If the precise amount of any payment required to be made by the Lessee under this Agreement cannot be known to the Lessee, such payment shall not be deemed due to the Port Authority until ten
     (10) days after the Port Authority notifies the Lessee of the amount of such payment. In the event that any late charge imposed pursuant to this Section shall exceed a legal maximum applicable to such late charge, then, in such event, each such late charge payable under this Agreement shall be payable instead at such legal maximum.

                    (b) In the event that the Lessee shall in good faith dispute the amount of any charge or other amount claimed by the Port Authority as due and payable to it by the Lessee under this Agreement, and the Lessee within fifteen (15) days after notice from the Port Authority that such amount is due and payable notifies the Port Authority of the amount it is disputing and the reason it is disputing same, then the Lessee may withhold solely the portion of such charge or amount in dispute (and shall pay the remainder of such charge or amount to the Port Authority) and for a period of thirty (30) days following such notice, the failure of the Lessee to pay such withheld amount shall not constitute a default, an event of default or ground for termination giving the Port Authority the right to terminate this Agreement and the letting hereunder pursuant to paragraph (a) of the Section of this Agreement entitled "Termination" or exercise any other rights or remedies under this Agreement, nor shall a late charge be imposed on any such withheld amount pursuant to the provisions of paragraph (a) of this Section, in each case so long as the withheld amount shall be the subject of a bona fide dispute between the Lessee and the Port Authority, provided, that nothing in this paragraph (b) shall permit or be deemed to permit the Lessee to dispute and withhold any payment of basic rental or any portion thereof or all or part of any other charge or amount, the amount of which is specified in this Agreement. The Lessee and the Port Authority will promptly meet and make good faith efforts to resolve any such dispute, and from and after the resolution of such dispute, if any amount shall be due and owing to the Port Authority, the provisions of paragraph (a) of this Section (including, without limitation, the fifteen (15) day grace period permitted to the Lessee prior to the imposition of a late charge) shall be applicable thereto. If the Lessee and the Port Authority shall be unable to resolve such dispute within thirty (30) days after the Lessee notifies the Port Authority of the reason for the dispute, the Port Authority shall have the right to terminate this Agreement and the letting hereunder or exercise any other remedy available to it under this Agreement or otherwise, whether in law or in equity. The Port Authority covenants that if the Lessee should serve an effective and timely Notice of Claim upon the Port Authority with respect to such dispute pursuant to and in accordance with the provisions of Section 7101 et. seq. of the Unconsolidated Laws of the State of New York, within ten (10) business days after the Port Authority shall have served upon the Lessee a notice terminating this Agreement and the letting hereunder, then and subject to the



     provisions of paragraph (c) below, the effective date set forth in the Port Authority's Notice of Termination shall be deemed postponed until five (5) business days after the claim set forth in such Notice of Claim or any ensuing legal action with respect to that dispute is resolved, and if such resolution determines that the Lessee is in default of the monetary obligation disputed by the Lessee under this Agreement, the Port Authority shall not commence a "holdover" proceeding or any other proceeding to evict the Lessee on the basis of such dispute until on or after the day following such postponed effective date of termination. If such resolution should determine that the Lessee is not in default of said disputed monetary obligation under this Agreement, or if the Lessee shall have paid the disputed monetary obligation within such five (5) business day period, then in either case such Notice of Termination shall be deemed withdrawn with the same force and effect as if it had never been served. It is expressly understood that nothing contained herein shall be deemed to waive any rights of the Port Authority under the provisions of Section 7101 et. seq. of the Unconsolidated Laws of the State of New York. Any such Notice of Claim shall be served and prosecuted solely in accordance with the provisions of Section 7101 et. seq. of the Unconsolidated Laws of the State of New York, and the Lessee hereby covenants and agrees that it shall diligently prosecute the Notice of Claim and any ensuing legal action with respect to that dispute to resolution.

                    (c) If the Lessee should serve an effective and timely Notice of Claim upon the Port Authority with respect to a monetary dispute referred to in paragraph (b) above of this Section 31, the Port Authority notwithstanding service of such Notice of Claim shall have the right to request by notice to the Lessee within thirty (30) days after service of such notice of claim that such monetary dispute be resolved in accordance with the Expedited Procedures provision (Rules 53 through 57 in the May 1, 1992 edition) of the Commercial Arbitration Rules of the American Arbitration Association and if the Port Authority does so request arbitration, then simultaneously upon receipt by the Lessee of the Port Authority's notice, the said Notice of Claim shall be deemed withdrawn by the Lessee with the same force and effect as if it had never been served by the Lessee on the Port Authority, but the effective date set forth in the Port Authority's Notice of Termination referred to in paragraph (b) above shall be deemed postponed until five (5) business days after the dispute is resolved by arbitration. If such resolution by arbitration determines that the Lessee is in default of the monetary obligation disputed by the Lessee hereunder, the Port Authority shall not commence a "holdover" proceeding or any other proceeding to evict the Lessee on the basis of such dispute until on or after the day following such postponed effective date of termination. If such resolution should determine that the Lessee is not in default of such described monetary obligation under this Agreement, or if the Lessee within such five (5) business day period shall have paid the disputed monetary obligation, then in each case such Notice of Termination shall be deemed withdrawn with the same force and effect as if it had never been served. All costs of arbitration pursuant to this paragraph (c) shall be borne by the unsuccessful party (and if both parties are partially successful, such costs shall be apportioned between the Port Authority and the Lessee in inverse proportion to the amount by which such decision is favorable to each party).




                    (d)  In the event  that the Port Authority shall send a
     notice to the Lessee claiming that it is in default of any of its non-monetary obligations under this Agreement, other than any default which (i) affects life and safety, or (ii) affects any building system which directly affects other tenants in the Building, or (iii) affects the ability of the Port Authority to provide essential services to other tenants of the Building, and the Lessee, in good faith, disputes that it is in default of such obligations, then, provided the Lessee shall notify the Port Authority of the basis for the dispute within ten (10) business days after its receipt of the notice, and, if applicable and feasible, shall comply with or perform any non-disputed portions or aspects of such disputed obligation, then, for a period of twenty-five (25) days following such notice, the failure of the Lessee to comply with or perform the disputed obligation shall not constitute a default, an event of default or ground for termination giving the Port Authority the right to terminate this Agreement and the letting hereunder pursuant to paragraph (a) of the Section of this Agreement entitled "Termination" or exercise any other rights or remedies under this Agreement. The Lessee and the Port Authority will promptly meet and make good faith efforts to resolve any such dispute, and if the Lessee and the Port Authority shall be unable to resolve such dispute within twenty-five (25) days after the Lessee notifies the Port Authority of the basis for the dispute, the Port Authority shall have the right to terminate this Agreement and the letting hereunder or exercise any other right or remedy available to it under this
     Agreement, or otherwise, whether in law or in equity. The Port Authority covenants that if the Lessee should serve an effective and timely Notice of Claim upon the Port Authority with respect to such dispute pursuant to and in accordance with the provisions of Section 7101 et. seq. of the Unconsolidated Laws of the State of New York, within ten (10) business days after the Port Authority shall have served upon the Lessee a notice terminating this Agreement and the letting hereunder, the effective date set forth in the Port Authority's Notice of Termination shall be deemed postponed until ten
     (10) business days after the claim set forth in such Notice of Claim or any ensuing legal action with respect to that dispute is resolved, and if such resolution determines that the Lessee is in default of the obligation disputed by the Lessee under this Agreement, the Port Authority shall not commence a "holdover" proceeding or any other proceeding to evict the Lessee on the basis of such dispute until on or after the day following such postponed effective date of termination, and the postponement of such effective date of termination shall continue as long as the Lessee commences to cure the default giving rise to the dispute within said ten (10) business day period and diligently prosecutes said cure to completion. If such resolution should determine that the Lessee is not in default of said disputed obligation under this Agreement, or if the Lessee shall have commenced to cure the default giving rise to the dispute within such ten (10) business day period and shall thereafter have diligently prosecuted such cure to completion, then in either case such Notice of Termination shall be deemed withdrawn with the same force and effect as if it had never been served. It is expressly understood that nothing contained herein shall be deemed to waive any rights of the Port Authority under the provisions of Section 7101 et. seq. of the Unconsolidated Laws of the State of New York, and the Lessee hereby covenants and agrees that it shall diligently prosecute the Notice of Claim and any ensuing legal action with respect to that dispute to resolution.



     Section 32.    Quiet Enjoyment

                    The Lessee, upon paying all rentals hereunder and performing all the covenants, conditions and provisions of this Agreement on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the premises free of any act or acts of the Port Authority or any successor landlord or anyone claiming superior title through the Port Authority or such successor landlord except as expressly provided in this Agreement, if at all, it being understood and agreed that the Port Authority's liability hereunder shall obtain only so long as it remains the owner of the portion of the Facility of which the premises are a part, provided the successor owner shall assume such liability.

     Section 33.    Non-Liability of Individuals

                    Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent or employee thereof, shall be charged personally by the Lessee with any liability or held liable to it under any term or provision of this Agreement, or because of its execution or attempted execution, or because of any breach or attempted or alleged breach thereof.

     Section 34.    Headings

                    The section headings and the paragraph headings, if any, are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of any provision hereof.

     Section 35.    Construction and Application of Terms

                    (a) Wherever in this Agreement a third person singular neuter pronoun or adjective is used referring to the Lessee, the same shall be taken and understood to refer to the Lessee, regardless of the actual gender or number thereof.

                    (b) If more than one individual or other legal entity is the Lessee under this Agreement, each and every obligation hereof shall be the joint and several obligation of each such individual or other legal entity.

                    (c) This Agreement does not constitute the Lessee, the agent or representative of the Port Authority for any purpose whatsoever.

                    (d) All designations of time herein contained shall refer to the time-system then officially in effect in the municipality wherein the premises are located.

                    (e) No greater rights or privileges with respect to the use of the premises or any part thereof or with respect to the World Trade Center are granted or intended to be granted to the Lessee by this Agreement, or by any provision thereof, than the rights and privileges expressly granted hereby.

     Section 36.    Definitions




                    The following terms, when used in this Agreement, shall have the respective meanings given below:

                    (a) "Letting" shall mean the letting under this Agreement for the original term stated herein, and shall include any extensions thereof which may be made pursuant to the provisions of this Agreement, or otherwise.

                    (b) "World Trade Center" shall mean the building complex constructed by the Port Authority within the area in the Borough of Manhattan, City, County and State of New York, bounded generally by the east side of Church Street on the east, the south side of Liberty Street and the south side of Liberty Street extended on the south, the Hudson River on the west, and on the north by a line beginning at the point of intersection of the Hudson River and the north side of Vesey Street extended, running along the north side of Vesey Street extended and the north side of Vesey Street to the west side of Washington Street, then along the west side of Washington Street to the north side of Barclay Street, then along the north side of Barclay Street to the east side of West Broadway, then along the east side of West Broadway to the north side of Vesey Street, then along the north side of Vesey Street to the east side of Church Street, together with such additional contiguous area as may be agreed upon from time to time between the Port Authority and the said City of New York.

                    (c) The phrase "utility, mechanical, electrical, communication and other systems" shall mean and include (without limitation thereto) the following: machinery, engines, dynamos, boilers, elevators, escalators, incinerators and incinerator flues, systems for the supply of fuel, electricity, water, gas and steam, plumbing, heating, sewerage, drainage, ventilating, air conditioning, communications, fire-alarm, fire-protection, sprinkler, telephone, telegraph and other systems, fire hydrants, fire hoses, and their respective wires, mains, conduits, lines, tubes, pipes, equipment, motors, cables, fixtures and other equipment.

                    (d) "Causes or conditions beyond the control of the Port Authority", shall mean and include acts of God, the elements, weather conditions, tides, earthquakes, settlements, fire, acts of governmental authority, other than the Port Authority, war, shortage of labor or materials, acts of third parties for which the Port Authority is not responsible, injunctions, strikes, boycotts, picketing, slowdowns, work stoppages, labor troubles or disputes of every kind (including all those affecting the Port Authority, its contractors, suppliers or subcontractors) or any other condition or circumstances, whether similar to or different from the foregoing (it being agreed that the foregoing enumeration shall not limit or be characteristic of such conditions or circumstances) which is beyond the control of the Port Authority or which could not be prevented or remedied by reasonable effort and at reasonable expense.

                    (e) "Normal business hours" shall mean 8:00 o'clock A.M. to 6:00 o'clock P.M. Mondays to Fridays inclusive, legal holidays as defined in Exhibit R excepted.

     Section 37.    Force Majeure




                    (a) The Port Authority shall not be liable for any failure, delay or interruption in performing its obligations hereunder due to causes or conditions beyond the control of the Port Authority. Further, the Port Authority shall not be liable unless the failure, delay or interruption shall result from failure on the part of the Port Authority to use reasonable care to prevent or reasonable efforts to cure such failure, delay or interruption.

                    (b) Subject to the provisions of paragraph (c) below, no abatement, diminution or reduction of the rent or other charges payable by the Lessee, shall be claimed by or allowed to the Lessee for any inconvenience, interruption, cessation or loss of business or other loss caused, directly or indirectly, by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the United States of America, or of the state, county or city governments, or of any other municipal, governmental or lawful authority whatsoever, or by priorities, rationing or curtailment of labor or materials, or by war or any matter or thing resulting therefrom, or by any other cause or condition beyond the control of the Port Authority, nor shall this Agreement be affected by any such causes or conditions.

                    (c)  In  the  event that  any  failure  to provide  the
     Lessee with access to the premises in accordance with the Section of this Agreement entitled "Ingress and Egress", or to supply elevator service to the premises, or to supply other services which the Port Authority has agreed to supply pursuant to the Section of this
     Agreement entitled "Services and Utilities" or the Section of this Agreement entitled "Additional Services" (whether or not excused by this Section 37, paragraph (h) of the Section of this Agreement entitled "Services and Utilities" or other provisions hereof), renders uninhabitable one or more portions of the premises so that the Lessee's operations under the Section of this Agreement entitled "Rights of User by the Lessee" cannot reasonably be conducted therein and such failure of service is not the result of the fault of the Lessee, its officers, employees, agents or contractors, and the Lessee shall give notice to the Port Authority of such fact and shall thereafter vacate and not use the said portion of the premises for the Lessee's operations permitted by the Section of this Agreement entitled "Rights of User by the Lessee" for five (5) consecutive business days, then thereafter, while such vacant and uninhabitable condition and non use shall continue, the Lessee shall be entitled to an abatement of the basic rental and the additional basic rental hereunder (as provided for in the Section of this Agreement entitled "Abatement of Rental") solely as to the portion of the premises so rendered vacant, uninhabitable and which is unused provided that if such vacant and uninhabitable condition and non-use shall as to fifteen percent (15%) or more of the rentable square feet in the premises continue for two hundred seventy (270) consecutive days, then the Lessee shall have the right to terminate this agreement and the letting hereunder in its entirety by giving thirty (30) days' prior notice to the Port Authority provided such notice is given to the Port Authority no later than the thirtieth (30th) day from the end of such two hundred seventy (270) consecutive day period and provided further that such non-use, vacant and uninhabitable condition does not end prior to the date the Lessee gives the Port Authority such notice of termination. Termination by the Lessee pursuant to the provisions of this paragraph (c) shall be with the same force and effect as if the



     effective date of termination stated in the Lessee's notice were the date set forth in this Agreement as the expiration date of the letting hereunder.

     Section 38.    Premises

                    The Lessee acknowledges that it has not relied upon any representation or statement of the Port Authority or its Commissioners, officers, employees or agents as to the suitability of the premises for the operations permitted on the premises by this Agreement. The Lessee agrees that no portion of the premises will be used initially or at any time during the letting which is in a condition unsafe or improper for the conduct of the Lessee's operations hereunder so that there is possibility of injury or damage to life or property. For all purposes of this Agreement the premises hereunder (notwithstanding any statement elsewhere in this Agreement of any rule for the measurement of the area thereof) shall be deemed to include all of the enclosing partitions, and the interior of the adjacent exterior building walls including glass therein.

     Section 39.    Governmental Compliance

                    In the event that all or any portion of the premises is required by the Port Authority to comply with any present or future governmental law, rule, regulation, requirement, order or direction, the Port Authority shall give the Lessee notice that all or any such portion of the premises is so required and the Lessee shall deliver all or any such portion of the premises so required on the date specified in such notice and, if the Lessee does not so deliver, the Port Authority may take the same. No such taking or delivery shall be or be construed to be an eviction of the Lessee or a breach of this Agreement. In the event that the Lessee has received a notice hereunder it shall deliver all or any such portion of the premises so required in the same condition as that required hereunder for the delivery of the premises on the cessation of the letting. In the event of the taking or delivery of all the premises, this Agreement and the letting hereunder shall on the day of such taking or delivery cease and expire as if that day were the date originally stated herein for the expiration of this Agreement; and, in the event of the taking or delivery of any portion of the premises, then, from and after such taking or delivery, such portion of the premises shall cease to be a part of the premises hereunder. There shall be an abatement of the rental in the event of any such taking or delivery of a portion of the premises as provided in the Section of this Agreement entitled "Abatement of Rental".

     Section 40.    Services and Utilities

                    (a) Subject to all the terms and provisions of this Agreement, the Port Authority will furnish without additional charge to the Lessee the following:

                         (1) During normal business hours heat, ventilation and air cooling in accordance with the specifications set forth in Schedule D attached hereto, subject to the provisions of paragraph (b) of the Section of this Agreement entitled "Construction by the Lessee";




                         (2) Cleaning services in the portion of the premises shown on Exhibit A as described in Schedule B attached hereto and hereby made a part hereof and cleaning services in the portion of the premises shown on Exhibit A-1 as described in Schedule B-1 attached hereto and hereby made a part hereof.

                         (3)  Passenger  elevator service  to the
               premises on business days during normal business hours, which service shall consist of not less than three (3) elevator cars available from the lobby of the South Tower Building to each floor of the premises and one passenger elevator car available from the lobby of the South Tower Building to each floor of the premises during all other times; one freight elevator serving the premises and the entire Building in which the premises are located on call on a "first come, first served" basis on business days during normal business hours and on a reservation "first come, first served" basis during hours other than normal business hours;

                         (4)  Access to the premises 24 hours per
               day, 365 days per year throughout the term of this Agreement, subject to the Lessee's compliance with the Rules and Regulations, and with such other reasonable rules, regulations and procedures which may be imposed by the Port Authority, including, without limitation, regulations and procedures establishing reasonable security checks.

                    (b) Unless the premises contain toilet and washroom facilities, the Port Authority shall, without additional charge, furnish non-exclusive toilet and washroom facilities for the employees of the Lessee. The Port Authority agrees to furnish hot and potable cold water for sanitary purposes in the public bathrooms located in the Lessee's premises or located of multitenanted floors on which portions of the Lessee's premises are located.

                    (c) Subject to all the terms, provisions and conditions of paragraphs (f), (g), (h) and (i) of this Section 40 and to the extent that the Lessee's consumption does not exceed the capacity of feeders, risers or wiring in the building of which the premises is a part (it being the Lessee's sole responsibility for designing and constructing distribution systems for the premises), the Port Authority will supply to the existing electric closets serving the premises on each floor of the premises for use by the Lessee 7 watts per rentable square foot of electrical capacity (exclusive of electricity required for HVAC and core facilities) as follows: 3 watts at 120/208 and 4 watts at 277/465 provided that if the Port Authority pursuant to its comprehensive plan for the World Trade Center increases the electrical capacity to 10 watts per rentable square foot in the first zone of the South Tower Building, then the Port Authority upon written request from the Lessee will provide 10 watts per rentable square foot of electrical capacity to the Lessee but nothing herein shall in any way be construed to in any way obligate the Port Authority to increase the electrical capacity in the



     first zone of the South Tower Building or elsewhere at the World Trade Center. Electricity furnished to the Lessee shall be used solely for illumination by which is meant the energizing of fluorescent and incandescent bulbs (to be supplied, paid for and installed by the Lessee) and for the operation of such office machines and equipment (including computers) as are customarily utilized in an office of the type described in the Section of this Agreement entitled "Rights of User by the Lessee", and the Lessee shall pay for the same in accordance with the following provisions of this paragraph (c). The quantity of all electricity supplied to the Lessee shall be measured by a meter or meters to be furnished and installed by the Port Authority at its cost and expense for that purpose (it being understood that the wiring and all other electrical work in connection with such metering shall be performed by the Lessee at its cost and expense), and in the event any such meter fails to record such, the quantity of electricity so supplied during any period that a meter is out of service will be considered to be the same as the quantity supplied during a like period immediately before such interruption and if there is no like period immediately before such interruption, then it shall be a like period immediately after such disruption. The quantity of such electricity shall be paid for by the Lessee in an amount equal to 100% of the rates (including the fuel or other adjustment factor, if any) which the Lessee, under the service classification then applicable to the Lessee, would be required to pay for the same quantity of electricity to be used for the same purpose under the same conditions if the Lessee had purchased such electricity directly from the public utility company supplying the same to commercial buildings in the vicinity of the World Trade Center. The Lessee shall pay the cost of such consumption and demand for each such billing period to the Port Authority upon demand therefor (billing period hereunder to be the same as that established by the public utility company supplying electricity to commercial buildings in the vicinity of the World Trade Center), and the same shall be deemed additional rental collectible in the same manner and with like remedies as if it were a part of the basic rental reserved hereunder. Notwithstanding that the Port Authority has agreed to supply electricity to the Lessee, the Port Authority shall be under no obligation to provide or continue such service if the Port Authority is prevented by law, agreement or otherwise from submetering electricity as hereinabove set forth or elects not to so submeter the same, provided that unless prevented by law the Port Authority will not discontinue the supply of electricity to the Lessee unless it discontinues such supply to all non-governmental entities at the World Trade Center whose premises are in excess of one hundred thousand (100,000) rentable square feet. In the event the Port Authority does so discontinue the supply of electricity, the Lessee shall make all arrangements and conversions necessary to obtain electricity directly from the public utility company supplying electricity in the vicinity. Also, in such event, the Lessee shall perform the construction necessary for such conversion, and if despite such discontinuance the Port Authority was not prevented by law from submetering electricity as hereinabove set forth, then the Port Authority shall grant to the Lessee a credit against its rental payments next becoming due in an amount equal to the Lessee's reasonable cost of performing such necessary construction provided, however that if the term of the letting expires prior to full application of such credit, then the Port Authority will promptly pay the Lessee such portion of the credit as has not been applied against rental. If any lines or equipment of



     the Port Authority are with the consent of the Port Authority used subsequent to such conversion, the Port Authority may make an appropriate charge therefor to the Lessee based on its costs and expenses for the said lines and equipment.

                    (d) If the Lessee, in accordance with the Section of this Agreement entitled "Construction by the Lessee" or otherwise, erects any partitions or makes any improvements which stop, hinder, obstruct or interfere with the cooling of the air or the heating of the premises, or if the Lessee shall fail to close and keep closed the window coverings when the sun is shining on the windows of the premises, then no such action by the Lessee shall impose any obligations on the Port Authority to install facilities, fixtures or equipment for air-cooling or for heating additional to those existing or presently contemplated or to increase the capacity or output of initially existing facilities, equipment or fixtures and the Lessee shall not in any such event be relieved of any of its obligations hereunder because a comfortable temperature is not maintained but nothing herein shall be construed to relieve the Port Authority of its obligation to provide heating, ventilation and air cooling in accordance with the specifications set forth in Schedule D. No consent given by the Port Authority to the erection of partitions or the making of any improvements shall be or be deemed to be a representation that the work consented to will not stop, hinder, obstruct or interfere with either the cooling of the air or heating of the premises or any portion thereof. It is hereby understood further that the installation by the Lessee of any equipment which itself requires air cooling or which requires additional quantities of air cooling at the portion of the premises where such equipment is installed or the concentration in any portion of the premises of such a number of people so as to require additional quantities of air cooling, shall not impose any obligation on the Port Authority to install facilities, fixtures and equipment for air cooling additional to those initially existing, or to increase the capacity or output of initially existing facilities, equipment or fixtures and the Lessee shall not in any such event be relieved of any of its obligations hereunder.

                    (e) The Lessee shall keep closed all entrance doors and all windows in the premises except that doors may be opened when required for ingress or egress. The Lessee shall not otherwise waste or dissipate the air cooling or heating services.

                    (f) If any federal, state, municipal or other governmental body, authority or agency or any public utility assesses, levies, imposes, makes or increases any charge, fee or rent on the Port Authority for any service, system or utility now or in the future supplied to or available to the premises or to any occupants or users thereof or to the structure or building of which the premises form a part (including but not limited to any sewer rent or charge for the use of sewer systems), the Lessee shall, at the option of the Port Authority exercised at any time and from time to time by notice to the Lessee, pay, in accordance with said notice, such charge, fee or rent or increase thereof (or the portion thereof allocated by the Port Authority to the premises or the Lessee's operations hereunder) either directly to the governmental body, authority or agency or to the public utility or directly to the Port Authority. No charge, fee, or rent or increase shall be imposed upon the Lessee pursuant to this



     paragraph (f) to the extent any such is included as an Operating Expense for purposes of Schedule A.

                    (g) The Port Authority shall have the right to discontinue temporarily the supply of any of the above services when necessary or desirable in the reasonable opinion of the Port Authority in order to make any repairs, alterations, changes or improvements in the premises or elsewhere in the World Trade Center including but not limited to all systems for the supply of services. The Port Authority will give reasonable advance notice, when practicable, of the anticipated commencement, duration and notice of any such interruption. The Port Authority will proceed with reasonable diligence to eliminate the interruption.

                    (h) Subject to the provisions of paragraph (c) of the Section of this Agreement entitled "Force Majeure", no failure, delay, interruption or reduction in any service or services shall be or shall be construed to be an eviction of the Lessee, shall be grounds for any diminution or abatement of the rentals payable hereunder, or shall constitute grounds for any claim by the Lessee for damages, consequential or otherwise, unless due to the negligent acts of the Port Authority, its employees or agents.

                    (i) The Port Authority shall be under no obligation to supply any service or services if and to the extent and during any period that the supplying of any such service or services or the use of any component necessary therefor shall be prohibited or rationed by any federal, state or municipal law, rule, regulation, requirement, order or direction and if the Port Authority deems it in the public interest to comply therewith, even though such law, rule, regulation, requirement, order or direction may not be mandatory on the Port Authority as a public agency.

                    (j) (i) In such kitchen facilities as may be referred to in paragraph (e) of the Section of this Agreement entitled
     "Responsibilities of the Lessee" and as are approved by the Port Authority for installation in the premises pursuant to the provisions of the Section of this Agreement entitled "Construction by the Lessee" and subject to the provisions of paragraphs (f), (g), (h) and (i) of this Section 41, the Port Authority will supply to the Lessee cold water, of the character furnished by the municipality or utility company supplying the same in the vicinity and hot water, at a temperature of approximately 140 F, both in reasonable quantities for use by the Lessee through such fixtures and outlets as may be installed by the Lessee pursuant to the provisions of the Section of this Agreement entitled "Construction by the Lessee". The Port Authority will measure the quantities of such cold water and hot water supplied to the Lessee by meters to be installed by the Port Authority for the purpose. The Lessee shall pay to the Port Authority for the cold and hot water as billed by the Port Authority from time to time at the following rates: (1) cold water, at the rate of Thirty-six Dollars and Sixty-eight Cents ($36.68) per thousand cubic feet and (2) hot water at the rate of Sixty-two Dollars and Seventy-one Cents ($62.71) per thousand cubic feet; the charges to be subject to increase in rates charged the Port Authority as provided in paragraph
     (f) of this Section 40 and with respect to the charge for metered hot water the same shall also be subject to increase as provided in subparagraph (ii) of this paragraph (j) below. Notwithstanding the



     foregoing, the Port Authority will not impose a charge upon the Lessee for cold and hot water used in conjunction with drinking fountains, dryer units, dishwashers, kitchen sinks, kitchen ice makers and existing public restrooms located in the premises.

                         (ii) The charge for metered hot water provided for in subparagraph (i) above of this paragraph (j) shall be subject to increase from time to time as follows: "Wage rate' as used in this paragraph shall mean the hourly straight time wage rate for Engineers as that wage rate is established from time to time by collective bargaining agreement between the Realty Advisory Board on Labor Relations, Incorporated, acting on behalf of various building owners and Local 94 of the International Union of Operating Engineers, AFL-CIO, and "basic wage rate" shall mean the wage rate in effect on January 1, 1994. From and after each wage rate established from and after the commencement date of the letting, the Lessee shall pay a charge for metered hot water in addition to the charge set forth in subparagraph (i) above, such additional charge to be an amount computed by multiplying the charge for metered hot water stated in that subparagraph by the percentage increase in the wage rate so established over the basic wage rate. If either the Realty Advisory Board on Labor Relations, Incorporated, or Local 94 of the International Union of Operating Engineers, AFL-CIO, shall cease to exist or a collective bargaining agreement shall cease to be negotiated between the Realty Advisory Board on Labor Relations, Incorporated, and Local 94 of the International Union of Operating
     Engineers, AFL-CIO, then the wage rate to be used for computing increases in the said charge shall be the wage rate for Engineers established under such collective bargaining agreements as the Port Authority shall select. If the job classification "Engineers" shall be renamed or abolished, then the Port Authority will select the job classification performing substantially the same labor function as Engineers and the wage rate of the job classification so selected shall be used in computing increases in the charge provided herein.

                    (k) The Port Authority shall have no obligations or responsibility with respect to the performance of any services or providing, supplying or furnishing to the Lessee of any utilities or services whatsoever except as expressly provided in this Agreement.

     Section 41.    Liability Insurance

                    (a) The Lessee shall not do or permit to be done any act or thing upon the premises or at the World Trade Center which will invalidate or conflict with any insurance policies covering the premises or any part thereof, or the World Trade Center, or any part thereof, which, in the reasonable opinion of the Port Authority, may constitute an extra-hazardous condition, so as to increase the risks normally attendant upon the operations contemplated by the Section of this Agreement entitled "Rights of User by the Lessee", and the Lessee shall promptly observe, comply with and execute the provisions of any and all present and future rules and regulations, requirements, orders and directions of the National Fire Protection Association and the Insurance Services Office, Inc. and of any other board or organization exercising or which may exercise similar functions, which may pertain or apply to the operations of the Lessee on the premises, and the Lessee shall, subject to and in accordance with the provisions of the Section of this Agreement entitled "Construction by the Lessee", make



     any and all improvements, alterations or repairs of the premises that may be required at any time hereafter by any such present or future rule, regulation, requirement, order or direction, provided such improvements, alterations or repairs are not required generally throughout the building in which the premises are located unless such general requirement results from the Lessee's particular manner of use of or its particular operations in the premises which are not common to other tenants in the building in which the premises are located, and if by reason of any failure on the part of the Lessee to comply with the provisions of this Agreement any insurance rate on the premises or any part thereof or on the World Trade Center or any part thereof, shall at any time be higher than it otherwise would be, then the Lessee shall pay to the Port Authority, as an item of additional rental, that part of all insurance premiums paid by the Port Authority which shall have been charged because of such violation or failure by the Lessee, but no such payment shall relieve the Lessee of its other obligations under this paragraph.

                    (b) (i) The Lessee in its own name as assured shall secure and keep in full force and effect throughout the term of the letting under this Agreement, at Lessee's sole cost and expense, (a) a policy of comprehensive general liability insurance including a contractual liability endorsement for such coverage as may reasonably be stipulated from time to time by the Port Authority covering the Lessee's operations hereunder which shall be effective throughout the letting under this Agreement and shall initially be in a combined single limit of not less than $2,000,000 for liability for bodily injury, for wrongful death and for property damage arising from any one occurrence; and (b) a fire or other casualty policy insuring the full replacement value of all construction, installation and finishing work performed by the Lessee in the premises and the Lessee's furniture, trade fixtures, equipment and other personal property, such insurance to include a replacement cost endorsement, with a deductible of no more than $1,000 against loss or damage by fire and theft and such other risks or hazards as are insurable under present or future forms of "All Risk" insurance policies.

                         (ii) The Port Authority shall be included as an additional insured in any policy of liability insurance required by this Section. The Lessee shall have the right to insure and maintain the insurance coverages set forth in this Section under blanket insurance policies covering the premises and other space occupied by Lessee, if any, so long as such blanket policies comply in all respects with the insurance provisions set forth in this Agreement; provided that upon request, Lessee shall deliver to the Port Authority a certificate of Lessee's insurer evidencing the portion of such blanket policy of insurance allocated to the premises.

                         (iii)As to any insurance required by this Section, a certified copy of each of the policies or a certificate or certificates evidencing the existence thereof (including all required endorsements and evidence of the waivers of subrogation required by paragraph (c) of this Section), or binders, shall be delivered to the Port Authority within twenty (20) days prior to the commencement date of the letting hereunder. In the event any binder is delivered, it shall be replaced within thirty (30) days by a certificate including said endorsements and such waiver of subrogation. Within thirty (30) days after request of the Port Authority made at any time during the



     term of the letting under this Agreement the Lessee shall deliver a certified copy of the policy to the Port Authority. Each such copy or certificate shall contain endorsements that (a) the policy may not be cancelled, terminated, changed or modified without giving at least ten
     (10) days written advance notice thereof to the Port Authority; (b) the insurer shall not, without obtaining express advance permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, the immunity of the Port Authority, its Commissioners, officers, agents or employees, the governmental nature of the Port Authority or the provisions of any statutes respecting suits against the Port Authority; and (c) Lessee shall be solely responsible for the payment of premiums therefor notwithstanding that the Port Authority is named as an additional insured. A renewal certificate shall be delivered to the Port Authority at least fifteen
     (15) days prior to the expiration date of each expiring policy, except for any policy expiring after the date of expiration of the letting, provided that within thirty (30) days after request by the Port Authority the Lessee shall deliver a certified copy of such renewal policy to the Port Authority. If at any time any of the policies shall be or become unsatisfactory to the Port Authority as to form or substance, or if any of the carriers issuing such policies shall be or become unsatisfactory to the Port Authority, the Lessee shall promptly obtain a new and satisfactory policy in replacement. A carrier shall be deemed satisfactory to the Port Authority if it has and maintains a rating by Best's Insurance Reports or any successor publication of comparable standing of "A" or better or the then equivalent of such rating. The Port Authority will not find a policy issued by a satisfactory carrier to be unsatisfactory as to form or substance unless it contains an exclusion not generally included in Comprehensive General Liability policies which landlords in the City of New York owning comparable first class office buildings at the time of such determination require to be maintained by tenants conducting operations similar to those conducted by the Lessee in the premises.

                    (c) Each party shall include in each of its insurance policies covering loss, damage or destruction by fire or other casualty (insuring the World Trade Center and the Port Authority's property therein in the case of the Port Authority, and insuring the Lessee's property required to be insured by Lessee under paragraph (b) above in the case of the Lessee) a waiver of the insurer's right of subrogation against the other party or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the insured waives before the casualty the right of recovery against any party responsible for a casualty covered by such policies, or (ii) any other form of permission for the release of the other party. If any party hereto is unable to obtain such waiver, agreement or permission without additional charge, then such party shall be relieved from providing such waiver, agreement or permission unless the other party shall so elect and shall pay the carrier's additional charge therefor.

                    (d) Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including business interruption) occurring during the term of the letting under this Agreement and with respect and to the extent to which it is insured under a policy or



     policies containing a waiver of subrogation or permission to release liability as provided in paragraph (c) above.

                    (e) Nothing contained in said paragraphs (c) or (d) above of this Section shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein except as otherwise required in this Section. If the Lessee shall fail to maintain insurance in effect as required in this Section, the release by the Lessee set forth in paragraph (d) above of this Section shall be in full force and effect to the same extent as if such required insurance (containing a waiver of subrogation) were in effect. Notwithstanding anything to the contrary contained in this Agreement, the carrying of insurance by the Lessee in compliance with this Section shall not modify, reduce, limit or impair the Lessee's obligations and liability under the Section of this Agreement entitled "Indemnity".

                    (f)  At the  time of  the execution of  this Agreement,
     there  is  in  effect  a policy  of  insurance  under  which  the Port
     Authority is the insured covering damage to the premises and the Facility having a deductible of One Hundred Thousand Dollars and No Cents ($100,000.00) and containing an endorsement permitting the release described in paragraph (c) above of this Section 41. The Port Authority does not represent or warrant that it will continue to maintain such insurance, provided, however, that in the event that the Port Authority shall no longer maintain insurance covering damage to the premises or the Facility, or shall maintain such insurance having a higher deductible amount, in each case so long as the release described in said paragraph (c) above shall remain available on commercially reasonable terms to owners of first-class office buildings in the City of New York with more than 1,000,000 rentable square feet, the obligation of the Lessee set forth in paragraphs (b) and (c) of the Section of this Agreement entitled "Maintenance and Repair" shall be released to the extent that such loss exceeds One Hundred Thousand Dollars and No Cents ($100,000.00), it being expressly understood and agreed that the maximum liability of the Lessee under such circumstances in the event of damage or destruction to the Facility, or any portion thereof, shall be $100,000 with respect to any single occurrence. Nothing herein shall limit or affect the Lessee's liability with respect to such $100,000 portion of such loss, and with respect to such $100,000 portion of such loss, the provisions of paragraph (b) of the Section of this Agreement entitled "Maintenance and Repair" and of this paragraph (f) shall control, and nothing in this paragraph (f) shall limit or affect the Lessee's liability which it may otherwise have under this Agreement with respect to damage not insurable under the New York standard form of fire insurance policy or the New York standard form of extended coverage endorsement.

     Section 42.    Port Authority Work; Additional Lessee Work

                    (a) Subject to all of the provisions of this Agreement (including but not limited to the Section of this Agreement entitled "Force Majeure"), the Port Authority, through its employees, agents, representatives, contractors and subcontractors shall perform the following work (hereinafter collectively referred to as the "Port Authority Work") in the areas indicated, which work, except as otherwise indicated below will be performed prior to the Prior Entry



     Date, as such term is defined in paragraph (c) of the Section of this Agreement entitled "Term":

                         (i)  No  later  than  August  15,  1995,
               repair  and/or  replace  all  cracked  or  damaged
               floor,   wall  and   ceiling  tiles,   all  broken
               partitions and damaged fixtures in the public bathroom areas on the 23rd floor of the Lessee's premises and on the 24th floor of the South Tower Building at the World Trade Center and perform such other work therein to put such bathrooms in compliance with the applicable provisions and implementing regulations of the Americans With Disabilities Act of 1990 (42 U.S.C. 12101 et seq.) (hereinafter, the "ADA"), all of such bathroom work being as described on Schedule E attached hereto and hereby made a part hereof and referred to in this Agreement as the "Public Bathroom Work";

                         (ii) Remove,   collect    and   properly
               dispose of all vinyl asbestos tile from the floors in the premises and flash patch the areas where such vinyl asbestos tile was removed and where any adhesive or glue remains;

                         (iii)Install ADA compliant elevator call
               buttons and indicator lights in the public elevator lobbies on the 23rd and 24th floors in the South Tower Building; such work referred to in this subdivision (iii) being referred to in this Agreement as the "Elevator Work"; the Lessee understands that such Elevator Work will be performed by the Port Authority in conjunction with its capital improvement program for the Building and that such work may not be completed prior to the date the Lessee commences public operations in the premises;

                         (iv) No later than  August 15, 1995  (1)
               refinish or renovate the public corridors on the 24th floor of the South Tower Building, including installation of building standard wall coverings, ceilings and floor coverings, such work to provide for multiple tenancies on such floor and perform such other work therein to put such public corridor in compliance with the applicable provisions of the ADA (including ADA compliant hardware on all core doors but excluding the Elevator Work); and (2) install ADA compliant hardware on all core doors in the public corridor areas on the Lessee's premises on the 23rd floor of the South Tower Building; all of such corridor work referred to in this subdivision (iv) being as described on Schedule F attached hereto and hereby made a part hereof and referred to in this Agreement as the "Public Corridor Work";




                         (v)  Perform  such  demolition work  and
               other work in the premises, including the removal of all cabling from existing underground floor ducts in the premises, as is shown or described in the Schedule I attached hereto and hereby made a part hereof and in the Plans and Specifications dated December 15, 1994 and December 19, 1994 and identified by Port Authority Contract No. WTC-
               702.182. It is understood that notwithstanding such Plans and Specifications the work shown therein shall be performed in all of Area A-1. All such work described in the preceding sentence being referred to in this Agreement as the "Demolition Work" which Demolition Work shall be completed prior to the Prior Entry Date unless indicated otherwise in Schedule I;

                    (b) Nothing set forth above in this Section shall be construed as a submission by the Port Authority to the application to itself of the Americans with Disabilities Act except and solely to the extent specifically provided above in this Section.

                    (c)  Notwithstanding the provisions of  subdivision (i)
     of paragraph (a) above, the Port Authority on or before January 5, 1995 will provide Contract Drawings to the Lessee for performance of the Public Bathroom Work. The Lessee no later than February 23, 1995 will submit to the Port Authority in writing a fixed price (hereinafter called the "Public Bathroom Price") for which the Lessee will agree to perform such Public Bathroom Work. The Port Authority within ten (10) business days after receipt of such price from the Lessee will advise the Lessee whether or not it accepts the Lessee's price. If the Port Authority does not accept the Lessee's price, the Port Authority will remain obligated to perform the Public Bathroom Work in accordance with subdivision (i) of paragraph (a) above. If the Port Authority accepts the Lessee's price, then the Lessee shall thereafter and in accordance with the applicable provisions of the Section of this Agreement entitled "Construction by the Lessee" diligently perform the Public Bathroom Work in accordance with the Contract Drawings previously provided by the Port Authority and the Port Authority will pay the Lessee the Public Bathroom Price as hereinafter provided in paragraph (f) below.

                    (d) Notwithstanding the provisions of subdivision (iv) of paragraph (a) above, the Port Authority on or prior to January 5, 1995 will provide Contract Drawings to the Lessee for performance of the Public Corridor Work. The Lessee no later than February 23, 1995 will submit to the Port Authority in writing a fixed price (hereinafter called the "Public Corridor Price") for which the Lessee will agree to perform such Public Corridor Work. The Port Authority within ten (10) business days after receipt of such price will advise the Lessee whether or not it accepts the Lessee's price. If the Port Authority does not accept the Lessee's price, the Port Authority will remain obligated to perform the Public Corridor Work in accordance with the provisions of subdivision (iv) of paragraph (a) above. If the Port Authority accepts the Lessee's price, then the Lessee shall thereafter and in accordance with the applicable provisions of the Section of this Agreement entitled "Construction by the Lessee" diligently perform the Public Corridor Work in accordance with said



     Contract Drawings previously provided by the Port Authority, and the Port Authority will pay the Lessee the Public Corridor Price as hereinafter provided in paragraph (f) below.

                    (e) The Lessee hereby agrees to paint all convector covers in the premises. The Port Authority will pay the Lessee Five Thousand Nine Hundred Seventy-six Dollars and No Cents ($5,976.00) for the work described in this paragraph (e), such payment to be made in accordance with paragraph (f) below.

                    (f)  Upon  completion   of  the  work  by   the  Lessee
     described in paragraphs (c), (d) and (e) above, the Lessee shall deliver to the Port Authority a certificate signed by an authorized officer of the Lessee and a certificate signed by the Lessee's architect or professional engineer, each certifying that the construction and installation work has been completed and in the case of the Public Bathroom Work and Public Corridor Work that it has been performed strictly in accordance with the Contract Drawings provided by the Port Authority to the Lessee covering such work. The Port Authority, within five (5) business days thereafter shall inspect the particular work as to which the certification has been given and if the same has been completed as certified by the Lessee and such architect or engineer, the Port Authority's Assistant Director, Physical Facilities, World Trade Department, shall so certify to the Port Authority and the Lessee subject to the condition that all risks thereafter with respect to the construction and installation work and any liability therefor for negligence or other reason shall be borne by Lessee. The Port Authority within thirty (30) days after such certification by such Assistant Director, Physical Facilities, will pay the Lessee the applicable price pertaining to such particular work. In addition thereto and solely in connection with the work which the Lessee is to perform pursuant to paragraphs (c) and (d) of this Section 42, in the event there are unforeseen conditions actually encountered by the Lessee in performance of such work, which conditions were unknown to the Lessee at the time of its execution of this Agreement and which could not have been reasonably anticipated by the Lessee, and such unforeseen conditions increase the cost of the performance of such work, then in addition to the fixed price the Port Authority is to pay for such work, the Port Authority will pay the Lessee the Lessee's reasonable additional cost directly resulting from such unforeseen condition. Notwithstanding anything in this paragraph
     (f) to the contrary, with respect to the certification set forth in this paragraph (f), the Lessee may notify the Port Authority in writing that the certification of the Lessee's architect or engineer shall also be deemed to be the certification of the Lessee with the same force and effect as if given directly by the Lessee.

                    (g) For purposes of this Agreement the work described in subdivisions (ii) and (v) of paragraph (a) and paragraphs (e) and
     (i) of this Section are collectively called the "Landlord Work". It is hereby understood and agreed that except for the work which the Lessee is to perform pursuant to paragraphs (c) and (d) of this Section, the Lessee shall not be required to perform any ADA required work outside the Lessee's premises.

                    (h) The Port Authority hereby agrees that it will not impose upon the Lessee any utility or freight elevator charges or inspection, filing, sign-off or other fees or charges in connection



     with the Lessee's performance of the Additional Lessee Work. For purposes of this Agreement "Additional Lessee Work" shall mean that work which the Lessee is to perform pursuant to paragraphs (c), (d) and (e) of this Section 42.

                    (i) Except for vinyl asbestos tiles and asbestos or asbestos-containing materials located within or behind the mullions on the interior of the exterior walls of the premises, the Port Authority hereby represents that to the best of its knowledge there are no asbestos and asbestos-containing materials located in the premises. "Asbestos" or "asbestos containing-materials" as used herein shall be as defined in the guidelines established by the United States Environmental Protection Agency ("USEPA") as set forth in the USEPA publication entitled "Guidance for Controlling Asbestos-Containing Materials in Building" (EPA 560/5-85-024, June 1985). Notwithstanding the foregoing, in the event that the asbestos or asbestos-containing materials are discovered in the premises prior to the Prior Entry Date, then the Port Authority will remove or cause same to be removed from the premises prior to the Prior Entry Date. In the event that asbestos or asbestos-containing materials are discovered in the premises subsequent to the Prior Entry Date, the Lessee will expeditiously notify the Port Authority of their existence and if such asbestos or asbestos-containing materials were not installed therein by the Lessee or its contractor, the Port Authority will diligently remove or cause same to be removed and will make reasonable efforts to minimize disruption to the Lessee's operations. The Lessee will not be entitled to any rental abatement during performance of such removal work occurring subsequent to the commencement date of the term of the letting hereunder unless the Lessee is unable to use such portion of the premises during performance of such work in which case the basic rental and additional basic rental for such portion of the premises shall be abated in accordance with the provisions of the Section of this Agreement entitled "Abatement of Rental" during the period of such non use due to such removal work. In the event that the Lessee prior to the commencement date of the term of the letting is unable to perform construction work in all or a substantial portion of the premises during performance of such asbestos removal work by the Port Authority, then the two hundred fourteen (214) day period in clause
     (i) of paragraph (a) of the Section of this Agreement entitled "Term" shall be extended by one day for each day that the Lessee is unable to perform its construction work in all or a substantial portion of the premises due to the asbestos removal work being performed by the Port Authority. The Port Authority hereby agrees to refireproof any area in the premises, including any structural steel members located in the ceiling area of the Lessee's premises necessitated by such asbestos removal work. The Port Authority upon completion of the removal of asbestos or asbestos-containing materials from the premises will furnish written certification of same to the Lessee from the Port Authority's Assistant Director, Physical Facilities, World Trade Department. In no event will the Port Authority be required to remove asbestos or any asbestos-containing materials located within or behind the mullions on the interior of the exterior walls of the premises.





     Section 43.    Additional Space



                    (a)  If  the Lessee  no  later than  September 1,  1997
     shall notify the Port Authority in writing that it desires to lease a single block of additional space on the 24th floor of the South Tower Building contiguous to the Lessee's initial premises on said floor (hereinafter referred to as the "Additional Space I"), and provided that the Lessee is not then in default under any of the terms, provisions, covenants and conditions of this Agreement beyond the applicable cure period therefor and this Agreement is then in full force and effect, the Port Authority within twenty (20) days following the date of the Lessee's notice will notify the Lessee in writing of the location and configuration of the Additional Space I (such configuration to be commercially reasonable) setting forth the commencement date of the letting thereof (June 1, 1998, subject to postponement due to causes or conditions beyond the control of the Port Authority), the exact number of rentable square feet contained therein (such number of rentable square feet to be no less than 5,000 nor more than 7,000 rentable square feet as determined by the Port Authority, such determination of the number of rentable square feet to be determined by the Port Authority in the same manner as the Port Authority determined the rentable square footage for the initial premises) and the annual basic rental rate therefore. The letting of the Additional Space I shall be on an "as is" basis with no finishing allowance provided that the Port Authority prior to the commencement date of the letting of same will provide in such Additional Space I the Landlord Work, as such term is defined in the Section of this Agreement entitled "Port Authority Work; Additional Lessee Work". In addition rental for the Additional Space I shall commence on the ninetieth (90th) day from the commencement date of the letting of the Additional Space I, as such commencement date may be postponed due to causes or conditions beyond the control of the Port Authority.
     Thereupon, the Lessee shall have the right, by notice to the Port Authority subscribed by an authorized officer of the Lessee and delivered to the Port Authority within ten (10) days after its receipt of the Port Authority's notice:

                         (i)  to  accept  the Additional  Space I
               unconditionally for the balance of the term of the letting hereunder at the basic rental rate set forth in the Port Authority's notice; or

                         (ii) to  accept  the Additional  Space I
               unconditionally for the balance of the term of the letting hereunder but advising the Port Authority that the Lessee has concluded that the annual basic rental rate specified by the Port Authority in its notice is not the fair market rental for the Additional Space I.

     Within thirty (30) days after the later of the date the Lessee notifies the Port Authority that it unconditionally accepts the Additional Space I in accordance with subdivision (i), above, or, in the event that the annual basic rental for the Additional Space I is determined by arbitration in accordance with the provisions of paragraph (e) of this Section, the date that the arbitrators render their determination of fair market rental, the Port Authority will prepare and tender to the Lessee for its execution an agreement supplementing this Agreement and providing for the letting of the Additional Space I. The agreement tendered by the Port Authority



     shall contain an exhibit depicting the Additional Space I, shall set forth the annual basic rental payable for the Additional Space I and shall include the effective date of the letting of the Additional Space I. The Lessee shall execute, acknowledge and deliver the aforesaid agreement to the Port Authority within thirty (30) days after delivery of same to it. The Supplemental Agreement prepared by the Port Authority pursuant to the provisions of this paragraph (a) shall provide for the letting of the Additional Space I upon all the terms and conditions set forth in this Agreement except as modified by the provisions of this paragraph (a) and paragraph (e) below. If the Lessee shall fail to execute, acknowledge and deliver the agreement tendered to it by the Port Authority within the aforesaid time period, then the Lessee shall have no further right to or interest in the Additional Space I the letting of which is covered by the said agreement, and the Port Authority shall have the right to lease the same to a third party on terms and conditions more or less favorable than the terms and conditions which would have governed the letting to the Lessee, all as the Port Authority in its discretion shall determine. The Lessee shall have a single option only to include additional space in the premises pursuant to this paragraph (a).

                    (b) If the Lessee not later than June 1, 2005 shall notify the Port Authority in writing that it desires to lease all of the space shown in diagonal hatching on the sketch annexed hereto, made a part hereof and marked "Exhibit A-3" (hereinafter referred to as the "Additional Space II"), and provided that the Lessee is not then in default under any of the terms, provisions, covenants and conditions of this Agreement beyond the applicable cure period therefor and this Agreement is then in full force and effect, the Port Authority within twenty (20) days following the date of the Lessee's notice will notify the Lessee in writing of the exact number of rentable square feet contained therein and the annual basic rental rate therefore. The letting of the Additional Space II shall commence on March 1, 2006, subject to postponement due to causes or conditions beyond the control of the Port Authority, and such letting shall be on an "as is" basis with no finishing allowance provided that the Port Authority prior to the commencement date of the letting of same will provide in such Additional Space II the Landlord Work, as such term is defined in the Section of this Agreement entitled "Port Authority Work; Additional Lessee Work". In addition rental for the Additional Space II will commence on the ninetieth (90th) day from the commencement date of the letting of such space, as such commencement date may be postponed due to causes or conditions beyond the control of the Port Authority. Thereupon, the Lessee shall have the right, by notice to the Port Authority subscribed by an authorized officer of the Lessee and delivered to the Port Authority within ten (10) days after its receipt of the Port Authority's notice:

                         (i)  to accept the  Additional Space  II
               unconditionally for the balance of the term of the letting at the basic rental rate set forth in the Port Authority's notice; or

                         (ii) to accept the  Additional Space  II
               unconditionally for the balance of the term of the letting hereunder but advising the Port Authority that the Lessee has concluded that the annual basic rental rate specified by the Port Authority



               in its notice is not the fair market rental for the Additional Space II.

     Within thirty (30) days after the later of the date the Lessee notifies the Port Authority that it unconditionally accepts the Additional Space II in accordance with subdivision (i), above, or, in the event that the annual basic rental for the Additional Space II is determined by arbitration in accordance with the provisions of paragraph (e) of this Section, the date that the arbitrators render their determination of fair market rental, the Port Authority will prepare and tender to the Lessee for its execution an agreement supplementing this Agreement and providing for the letting of the Additional Space II. The agreement tendered by the Port Authority shall contain Exhibit A-3 depicting the Additional Space II, shall set forth the annual basic rental payable for the Additional Space II and shall include the effective date of the letting of the Additional Space II. Any Supplemental Agreement prepared by the Port Authority pursuant to the provisions of this paragraph (b) shall provide for the letting of the Additional Space II upon all the terms and conditions set forth in this Agreement except as modified by the provisions of this paragraph (a) and paragraph (e) below. The Lessee shall execute, acknowledge and deliver the aforesaid agreement to the Port Authority within thirty (30) days after delivery of same to it. If the Lessee shall fail to execute, acknowledge and deliver the agreement tendered to it by the Port Authority within the aforesaid time period, then the Lessee shall have no further right to or interest in the Additional Space II the letting of which is covered by the said agreement, and the Port Authority shall have the right to lease the same to a third party on terms and conditions more or less favorable than the terms and conditions which would have governed the letting to the Lessee, all as the Port Authority in its discretion shall determine, but such failure to execute and acknowledge such agreement within the time period provided covering the Additional Space II shall not diminish or affect the Lessee's rights under paragraph (a) above to include Additional Space I in the premises. The Lessee shall have a single option only to include additional space in the premises pursuant to this paragraph (b).

                    (c) If any time during the term of the letting hereunder the Lessee shall notify the Port Authority in writing that it desires to lease a single block of space contiguous to its premises on the 24th floor of the South Tower Building or located on the 22nd or 25th floors of the South Tower Building and provided that the Port Authority acting in good faith determines that such space will become available for leasing within two hundred seventy (270) days from the date of the Lessee's notice (hereinafter referred to as Additional Space III) and provided, further that the Lessee is not then in default under any of the terms, provisions, covenants and conditions of this Agreement beyond the applicable cure period therefor and this Agreement is then in full force and effect, the Port Authority within twenty (20) business days after receipt of such notice from the Lessee will notify the Lessee in writing of the availability for letting of the Additional Space III setting forth the date the Port Authority expects the Additional Space III to be ready for occupancy, the location and configuration thereof (such configuration to be commercially reasonable), the exact number of rentable square feet contained therein and the annual basic rental rate therefore. The letting of the Additional Space III shall be on an "as is" basis with



     no finishing allowance to be provided by the Port Authority provided that the Port Authority prior to the commencement date of the letting of such space will provide in such Additional Space III the Landlord Work, as such term is defined in the Section of this Agreement entitled "Port Authority Work; Additional Lessee Work". Payment of rental for the Additional Space III will commence on the ninetieth
     (90th) day from the commencement date of the letting of same, as such commencement date may be postponed due to causes or conditions beyond the control of the Port Authority. Thereupon, the Lessee shall have the right, by notice to the Port Authority subscribed by an authorized officer of the Lessee and delivered to the Port Authority within ten
     (10) days after its receipt of the Port Authority's notice:

                         (i)  to accept the Additional  Space III
               unconditionally for the balance of the term of the letting hereunder at the basic rental rate set forth in the Port Authority's notice; or

                         (ii) to accept the Additional  Space III
               unconditionally for the balance of the term of the letting hereunder but advising the Port Authority that the Lessee has concluded that the annual basic rental rate specified by the Port Authority is not the fair market rental for the Additional Space III.

     Within thirty (30) days after the later of the date the Lessee notifies the Port Authority that it unconditionally accepts the Additional Space III in accordance with subdivision (i), above, or, in the event that the annual basic rental for the Additional Space III is determined by arbitration in accordance with the provisions of subdivision (ii), above, and of paragraph (e) of this Section, the date that the arbitrators render their determination of fair market rental, the Port Authority will prepare and tender to the Lessee for its execution an agreement supplementing this Agreement and providing for the letting of the Additional Space III. The agreement tendered by the Port Authority shall contain an exhibit depicting the Additional Space III, shall set forth the annual basic rental payable for the Additional Space III and shall include the effective date of the letting of the Additional Space III. Any Supplemental Agreement prepared by the Port Authority pursuant to the provisions of this paragraph (c) shall provide for the letting of the Additional Space III upon all the terms and conditions set forth in this Agreement except as modified by the provisions of this paragraph (c) and paragraph (e) below. The Lessee shall execute, acknowledge and deliver the aforesaid agreement to the Port Authority within thirty
     (30) days after delivery of same to it. If the Lessee shall fail to execute, acknowledge and deliver the agreement tendered to it by the Port Authority within the aforesaid time period, then the Lessee shall have no further right to or interest in the Additional Space III the letting of which is covered by the said agreement, and the Port Authority shall have the right to lease the same to a third party on terms and conditions more or less favorable than the terms and conditions which would have governed the letting to the Lessee, all as the Port Authority in its discretion shall determine. The Lessee expressly understands and agrees that the Port Authority in its discretion exercised in good faith shall determine when any Additional Space III is available for leasing, and nothing contained herein shall



     obligate or be construed to obligate the Port Authority to offer any space to the Lessee other than in its existing configuration nor to terminate the letting or otherwise end the occupancy of a tenant currently in possession of any space, including the Additional Space III, prior to the scheduled expiration date of such letting, nor shall anything herein be deemed to prevent the Port Authority, without liability of any kind to the Lessee, from renewing or extending any lease covering any space on any of the designated floors or from otherwise continuing in occupancy a tenant of any space located on any of the designated floors, nor shall anything herein be deemed to limit the Port Authority's right to freely discuss and negotiate with third parties for the leasing of any space, including the Additional Space
     III. The Lessee's right to notify the Port Authority that it desires to lease Additional Space III shall continue throughout the entire term of the letting hereinabove described irrespective of whether the Lessee shall have added Additional Space III to the premises or of the number of times the Lessee shall have notified the Port Authority during such period provided however that the Lessee shall not have the right to notify the Port Authority of its desire to let any Additional Space III within three hundred sixty-five (365) days subsequent to the last prior such notice sent by the Lessee with respect to any Additional Space III unless (i) the Port Authority in response to such last prior notice determined that the additional space requested by the Lessee was not available for leasing or (ii) the Lessee and the Port Authority pursuant to the last such prior notice entered into an agreement providing for the inclusion of Additional Space III in the premises and in either said case the said three hundred sixty-five
     (365)-day period shall be reduced to ninety (90) days. In the event that prior to exercising its right to include Additional Space II in the premises pursuant to paragraph (b), above, the Lessee includes Additional Space III in the premises pursuant to the provisions of this paragraph (c), and such Additional Space III includes all or a portion of Additional Space II, then for purposes of paragraph (b) of this Section 43 Additional Space II as defined therein shall be reduced by all or such portion thereof which may have become a part of the premises as Additional Space III pursuant to the provision of this paragraph (c).

                    (d) The Lessee at any time during the period commencing with the Prior Entry Date and continuing for 547 days thereafter (hereinafter in this paragraph (d) called the "Option Period") shall have the right to notify the Port Authority in writing that it desires to lease all or any portion (such portion to be as designated by the Lessee but such portion to be contiguous to the Lessee's then existing premises, to be no less than 3,500 rentable square feet and the balance of the Additional Space IV not taken by the Lessee to be a marketable configuration) of the space shown in diagonal hatching on the sketch attached hereto as Exhibit A-2 (all or any portion of such space being hereinafter called Additional Space
     IV), provided that the Lessee at the time of such notice is not in default under any term, provision or covenant of this Agreement beyond the applicable grace period therefor and provided further that this Agreement and the letting hereunder are then in full force and effect. In the event that the Lessee during the Option Period has not notified the Port Authority pursuant to the immediately preceding sentence that it desires to lease Additional Space IV and in the further event that during the Option Period the Port Authority receives a non-binding bona fide proposal from a third party to lease all or a portion of the



     Additional Space IV (such portion to be no less than 3,500 rentable square feet), then prior to entering into an agreement with a third party covering the letting of all or a portion of the Additional Space IV, the Port Authority shall offer the Additional Space IV to the Lessee by notice in writing (it being understood that from and after the date of such notice the Lessee shall have no further right to add Additional Space IV to the premises pursuant to the first sentence of this paragraph (d)) and the Lessee shall have the right to be exercised within thirty (30) days after the date of such notice, to advise the Port Authority whether it wishes to include the Additional Space IV in the premises. If the Lessee shall timely indicate its desire to add the Additional Space IV to the premises under this Agreement either pursuant to the first or second sentence of this paragraph (d), as the case may be, the Port Authority shall prepare and tender to the Lessee for its execution an agreement further supplementing this Agreement and providing for the letting of the Additional Space IV hereunder. The agreement shall provide for the letting of Additional Space IV on the terms and conditions set forth in this Agreement, except as provided otherwise in this paragraph (d). The Supplemental Agreement tendered by the Port Authority shall contain an exhibit depicting the Additional Space IV and a statement of the number of rentable square feet comprising the Additional Space IV, such calculation of the number of rentable square feet to be determined by the Port Authority in the same manner as the Port
     Authority determined the rentable square footage for the initial premises. Such Supplemental Agreement for the letting of Additional Space IV shall provide for a commencement date occurring two hundred ten (210) days from the date the premises are made available to the Lessee for construction purposes (provided that if the period, hereinafter called the "Additional Space IV period", from the date the Additional Space IV is made available for construction by the Lessee through the expiration date of the term of the letting, as determined in accordance with the provisions of the Section of this Agreement entitled "Term", contains less than one hundred ninety-six (196) whole calendar months, then the aforesaid two hundred ten (210) day amount shall be replaced by the product obtained by multiplying 210 by a fraction the numerator of which shall be the number of whole calendar months in the Additional Space IV period and the denominator of which shall be 196) or such earlier date as the Lessee commences business operations therein. The rent commencement date for the Additional Space IV will be two hundred seventy (270) days from the commencement date but if the period between the commencement date of the letting of the Additional Space IV and the expiration date of the letting of the entire premises as set forth in the Section of this Agreement entitled "Term" is less than 189 whole calendar months, then the rent commencement date for Additional Space IV shall be the following number of days from the commencement date of the letting of same, such number of days to be obtained by multiplying two hundred seventy (270) by a fraction the numerator of which shall be the number of whole calendar months in the period from the commencement date of the letting of the Additional Space IV to the aforesaid expiration date of the letting and the denominator of which shall be 189. The Port Authority will provide the Lessee a finishing allowance equivalent to the product obtained by multiplying $62.00 by the number of rentable square feet in the Additional Space IV provided that if the term of the letting of Additional Space IV is less than 189 whole calendar months, then for purposes of determining the finishing allowance the said $62.00 shall be replaced by the product obtained by multiplying



     $62.00 by a fraction the numerator of which shall be the number of whole calendar months in the period from the commencement date of the letting of Additional Space IV to the expiration date of the letting of same and the denominator of which shall be 189. The Lessee will accept the Additional Space IV in its "as is" condition, but the Port Authority will provide prior to the date the Additional Space IV is made available to the Lessee the Landlord Work, as such term is defined in the Section of this Agreement entitled "Port Authority Work; Additional Lessee Work". The basic rental for the Additional Space shall be at the following annual per rentable square foot rates for the following periods: for the period commencing with the payment of basic rental for Additional Space IV and continuing up to and including the day preceding the fifth anniversary of the Rent Commencement Date (as such term is defined in paragraph (c) of the Section of this Agreement entitled "Basic Rental") the Lessee shall pay basic rental for the Additional Space IV at the annual rate of $31.00 per rentable square foot; for the period commencing with the fifth anniversary of the Rent Commencement Date up to and including the day preceding the tenth (10th) anniversary of the Rent Commencement Date, the Lessee shall pay basic rental for the Additional Space IV at the annual rate of $33.75 per rentable square foot; and for the period commencing with the tenth (10th) anniversary of the Rent Commencement Date through the balance of the term of the letting, the Lessee shall pay basic rental for the Additional Space IV at the annual rate of $36.50 per rentable square foot. In addition to the basic rental, the Lessee commencing with the rent commencement date shall pay additional basic rental for the Additional Space IV in accordance with the provisions of Schedule A attached hereto, the base dates and amounts set forth in said Schedule A to remain unchanged. In the event the Lessee does not so advise the Port Authority of its desire to add Additional Space IV within the time period hereinabove specified or shall fail to execute, acknowledge and deliver the agreement to the Port Authority within the time period hereinabove set forth, then the Lessee shall have no further right or interest in the Additional Space IV pursuant to this paragraph (d), and the Port Authority shall have the right to lease the same to any third party on terms and conditions more or less favorable than the terms and conditions which would have governed the letting to the Lessee, all as the Port Authority in its discretion may determine. If Additional Space IV shall become a part of the premises under this Agreement pursuant to and in accordance with the provisions of this paragraph
     (d), then at such time the Lessee shall have no right to add Additional Space I to the premises pursuant to paragraph (a) of this
     Section 43 and all rights and obligations of the Port Authority and the Lessee with respect to Additional Space I shall be null and void and of no further force or effect.

                    (e) In the event the Lessee concludes that the annual basic rental for the Additional Space I specified by the Port Authority pursuant to paragraph (a), above, for the Additional Space II specified by the Port Authority pursuant to paragraph (b) above, or the Additional Space III pursuant to paragraph (c) above, is greater than the fair market rental for any such space, the Lessee shall so advise the Port Authority and shall request arbitration with respect thereto. Such arbitration shall be by three arbitrators, one to be appointed by the Port Authority, one to be appointed by the Lessee and the third to be appointed by the arbitrators so appointed. The arbitration shall be pursuant to the then rules of the American



     Arbitration Association or any successor organization and the question to be answered by the arbitrators shall be:

                              "Is  the  annual basic  rental
                    established   by   the  Port   Authority
                    greater than the fair market rental for the Additional Space I or the Additional Space II or the Additional Space III (as the case may be) for the balance of the term of the letting under the Lease?"

     If the arbitrators' decision is in the negative (or if the Lessee does not contest the rental rate after specification thereof by the Port Authority) then from and after the first day for payment of rental for the Additional Space I or the Additional Space II, or the Additional Space III, as the case may be, the Lessee shall pay to the Port Authority such annual basic rental in advance in equal monthly installments throughout the balance of the term of the letting under this Agreement. If the decision of the arbitrators is that the annual basic rental specified by the Port Authority is greater than the fair market rental for the Additional Space I, the Additional Space II or the Additional Space III, as the case may be, the arbitrators shall thereupon determine the fair market rental for the applicable space, and in such event from and after the first day for payment of basic rental for the Additional Space I, the Additional Space II or the Additional Space III, as the case may be, the Lessee shall pay to the Port Authority in advance in equal monthly installments an annual basic rental equal to the fair market rental as determined by the arbitrators. In the event the annual basic rental for the Additional Space I, the Additional Space II or the Additional Space III, as the case may be, has not been determined as herein provided prior to the commencement date for payment thereof, the Lessee shall pay monthly installments of annual basic rental for the Additional Space I, the Additional Space II or the Additional Space III, as the case may be, at the annual per rentable square foot rate then in effect for the initial premises, and upon determination of the annual basic rental pursuant to the provisions of this Section, the Lessee shall, within thirty (30) days thereafter, pay any amount due to the Port Authority arising out of the excess (if any) of the monthly installments of annual basic rental as so determined over the monthly installments thereof actually paid by the Lessee for such period, provided however that if the sum of the monthly installments of annual basic rental actually paid by the Lessee for such period are in excess of the sum of the monthly installments determined by arbitration to be payable by the Lessee for such period, the Port Authority shall within thirty
     (30) days thereafter, pay such excess to the Lessee and if such excess is not so paid within thirty (30) days, then the Lessee shall be entitled to a credit for such excess to be applied against its rental obligations next becoming due for any such space. The Port Authority and the Lessee shall each bear the cost of the arbitrator appointed by them. All other costs of such arbitration, including but not limited to the cost of the third arbitrator, shall be borne equally by the Port Authority and the Lessee.

                    (f) In addition to the payment of basic rental for any Additional Space I, Additional Space II or Additional Space III as provided herein, the Lessee shall, from and after the commencement date for payment of rental therefor and continuing for the balance of



     the term of the letting under this Agreement, pay additional basic rental for the Additional Space I, Additional Space II and the Additional Space III, as the case may be, in accordance with the provisions of Schedule A attached hereto, the base amounts and dates set forth in said Schedule A to remain as provided therein. From and after the commencement of the term of the letting of the Additional Space I, Additional Space II and the Additional Space III, paragraph
     (n) of Section 1 of Schedule A shall be amended to set forth the number of rentable square feet constituting the Additional Space I, Additional Space II or the Additional Space III, as the case may be, in addition to the number of rentable square feet constituting the balance of the premises, and the "Lessee's Proportionate Share" as set forth in paragraph (j) of Section 1 of said Schedule A shall be adjusted as provided in said paragraph.

                    (g) For purposes of this Section 43, the term "fair market rental" shall mean the rent that a willing tenant would pay and a willing landlord would accept for comparable space in the World Trade Center (or if there is no comparable space available for comparison at such time then such other comparable space in first class office buildings in the vicinity of the World Trade Center) taking into account all relevant factors in connection therewith, including, but not limited to, landlord work, if any, rent concessions, if any, and finishing allowances, if any, then being given by the Port Authority for space of comparable size, location and term in the building in which the premises are located (and if there is no comparable space in the building available at such time, then the rent concessions, if any, landlord work, if any, and finishing allowances, if any, then being given by landlords for comparable space in first class buildings in the vicinity of the World Trade Center) and the fact that the Port Authority will pay a brokerage commission in connection with the letting of such space, perform the Landlord Work in the premises, will not offer a finishing allowance but will give a ninety (90) day rent concession. Such determination of fair market rental shall also take into account the fact that for any additional space hereunder the base dates and base years set forth in Schedule A will remain unchanged as provided in paragraph (f) above.

                    (h) Failure of the Lessee to exercise any of its options pursuant to any one of paragraphs (a), (b), (c) or (d) of this Section shall not affect the Lessee's right to add additional space to the premises pursuant to the other said paragraphs.



     Section 44.    Lessee's Right to Extend the Letting

                    (a) The Lessee shall have the right to extend this Agreement and the term of the letting of the premises hereunder solely in its entirety (including any Additional Space I, Additional Space II, Additional Space III and Additional Space IV) for a five (5) year period effective upon the expiration date of the term of the letting hereunder, provided that the Lessee shall give unconditional written notice to the Port Authority of its election to do so not later than three hundred sixty-five (365) days prior to the expiration date of the term of the letting, and provided further that on the date of the giving of the said notice and on the effective date thereof the Lessee is not in default in the performance or observance of any term,



     provision or condition of this Agreement and that the Lessee has not been served with a notice of termination of this Agreement by the Port Authority and this Agreement is then in full force and effect.

                    (b) In the event the Lessee shall give to the Port Authority the notice referred to in paragraph (a) above, the Port Authority shall, not later than thirty (30) days subsequent to its receipt of such notice from the Lessee, advise the Lessee in writing of the Port Authority's determination of the annual basic rental to be payable by the Lessee during the five (5)-year extension period which shall be equal to ninety-five percent (95%) of the fair market rental, as determined by the Port Authority, subject to the provisions of this paragraph (b). In the event the Lessee concludes that the annual basic rental so stated in the Port Authority's notice is greater than ninety-five percent (95%) of the fair market rental for the premises for the extension period, the Lessee shall, within fifteen (15) days after the date of the Port Authority's said notice, advise the Port Authority in writing that it has so concluded and request arbitration with respect thereto. Such arbitration shall be by three arbitrators, one to be appointed by the Port Authority, one to be appointed by the Lessee and the third to be appointed by the arbitrators so appointed. The arbitration shall be pursuant to the then-rules of the American Arbitration Association or by any successor organization, and the question to be answered by the arbitrators shall be:

                         "Is the annual basic  rental established
               by the Port Authority greater than ninety-five percent (95%) of the fair market rental for the premises for the extension period?"

                         If  the arbitrators' decision  is in  the negative
     (or if the Lessee does not contest the rental rate after specification thereof by the Port Authority) then, from and after the first day of the extended term of the letting hereunder, the Lessee shall pay to the Port Authority such annual basic rental for the premises in advance in equal monthly installments throughout the extension period. If the decision of the arbitrators is that the annual basic rental specified by the Port Authority is greater than ninety-five percent (95%) of the fair market rental for the extension period, the arbitrators shall thereupon determine the fair market rental for the extension period, and in such event, from and after the first day of the extended term of the letting the Lessee shall pay to the Port Authority in advance in equal monthly installments an annual basic rental equal to the product of the fair market rental as determined by the arbitrators multiplied by ninety-five percent (95%). In the event the annual basic rental has not been determined as herein provided prior to the commencement of the extended term of the letting hereunder, the Lessee shall continue to pay the monthly installments of basic rental at the rate theretofore in effect, and upon determination of the annual basic rental pursuant to the provisions of this Section, the Lessee shall, within thirty (30) days thereafter, pay any amounts due to the Port Authority arising out of the excess (if any) of the monthly installments of the annual basic rental as so determined over the monthly installments thereof actually paid by the Lessee for such period, provided however, that if the sum of the monthly installments of the annual basic rental actually paid by the Lessee for such period are in excess of the sum of the monthly installments as determined by arbitration to be payable by the Lessee



     for such period, the Port Authority, within thirty (30) days thereafter, shall pay the amount of such excess to the Lessee and if the Port Authority fails to make such payment within such period the Lessee shall be entitled to a credit for such excess to be applied against its rental obligations next becoming due under this Agreement. In addition to the basic rental payable as provided in this paragraph
     (b), the Lessee shall, from and after the commencement of the extended term of the letting hereunder, continue to pay additional basic rental in accordance with the provisions of Schedule A attached hereto, the base amounts and dates set forth in said Schedule A to remain unchanged. The cost of the aforesaid arbitration shall be borne equally by the Port Authority and the Lessee.

                    (c) For purposes of this Section 44, the term "fair market rental" shall mean the rent that a willing tenant would pay and a willing landlord would accept for comparable space in the World Trade Center (or if there is no comparable space available for comparison at such time, then such other comparable space in first class office buildings in the vicinity of the World Trade Center) taking into account all relevant factors in connection therewith, including, but not limited to, landlord work, if any, rent concessions, if any, and finishing allowances, if any, then being given by the Port Authority for space of comparable size, location and term in the building in which the premises are located (and if there is no comparable space in the building available at such time, then the rent concessions, if any, landlord work, if any, and finishing allowances, if any, then being given by landlords for comparable space in first class buildings in the vicinity of the World Trade Center) and the fact that the Port Authority will pay a brokerage commission in connection with such renewal but will not perform any work in the premises nor give a finishing allowance or rent concession during the renewal period, but such determination shall not take into consideration the fact that the Port Authority will not incur a period during which the premises will be vacant, such factor having been taken into consideration in specifying ninety-five percent (95%) of the fair market rental as the rental; the determination of fair market rental shall also take into account the fact that the base date and base years set forth in Schedule A will remain unchanged as provided in paragraph (b) above.





     Section 45.    No Gifts, Gratuities, Offers of Employment, etc.

                    (a) During the term of the letting under this Agreement, the Lessee shall not offer, give or agree to give anything of value either to a Port Authority employee, agent, job shopper, consultant, construction manager or other person or firm representing the Port Authority, or to a member of the immediate family (i.e., a spouse, child, parent, brother or sister) of any of the foregoing, in connection with the performance of duties involving transactions with the Lessee on behalf of the Port Authority by such employee, agent, job shopper, consultant, construction manager or other person or firm representing the Port Authority, whether or not such duties are related to this Agreement or any other Port Authority lease, contract




     or matter. Any such conduct shall be deemed a material breach of this Agreement.

                    (b) As used herein, "anything of value" shall include but not be limited to any (1) favors, such as meals, entertainment, transportation (other than that contemplated by this Agreement or any other Port Authority lease or contract), etc., which might tend to obligate the Port Authority employee to the Lessee, and (2) gift, gratuity, money, goods, equipment, services, lodging, discounts not available to the general public, offers or promises of employment, loans or the cancellation thereof, preferential treatment or business opportunity. Such term shall not include compensation contemplated by this Agreement or any other Port Authority lease or contract.

                    (c) In addition, during the term of the letting under this Agreement, the Lessee shall not make an offer of employment or use confidential information in a manner proscribed by the Code of Ethics and Financial Disclosure dated as of July 18, 1994 (a copy of which is available upon request to the Office of the Secretary of the Port Authority).

                    (d)  The Lessee shall  include the  provisions of  this
     Section in each sublease, contract or subcontract entered into under and pursuant to the provisions of this Agreement.

                    (e) The Lessee certifies that it has not made any offers or agreements, or given, or agreed to give, anything of value (as defined in paragraph (b) of this Section) or taken any other action with respect to any Port Authority employee or former employee or immediate family member of either which would constitute a breach of ethical standards under the Code of Ethics and Financial Disclosure dated as of July 18, 1994, referred to in paragraph (c) of this Section, nor does the Lessee have any knowledge of any act on the part of a Port Authority employee or former Port Authority employee relating either directly or indirectly to the Lessee which constitutes a breach of the ethical standards set forth in said Code.

     Section 46.    Security Deposit or Letter of Credit

                    (a) Upon the execution of this Agreement by the Lessee and delivery thereof to the Port Authority, the Lessee shall deposit with the Port Authority (and shall keep deposited throughout the letting under this Agreement) the sum of One Hundred Fifty Thousand Dollars and No Cents ($150,000.00) either in cash, or bonds of the
     United States of America, or of the State of New Jersey, or of the State of New York, or of The Port Authority of New York and New Jersey, having a market value of that amount, as security for the full, faithful and prompt performance of and compliance with, on the part of the Lessee, all of the terms, provisions, covenants and conditions of this Agreement on its part to be fulfilled, kept, performed or observed. Bonds qualifying for deposit hereunder shall be in bearer form but if bonds of that issue were offered only in registered form, then the Lessee may deposit such bond or bonds in registered form, provided, however, that the Port Authority shall be under no obligation to accept such deposit of a bond in registered form unless such bond has been re-registered in the name of the Port Authority (the expense of such re-registration to be borne by the Lessee) in a manner satisfactory to the Port Authority. The Lessee



     may request the Port Authority to accept a registered bond in the Lessee's name and if acceptable to the Port Authority the Lessee shall deposit such bond together with a bond power (and such other instru-ments or other documents as the Port Authority may require) in form and substance satisfactory to the Port Authority. In the event the deposit is returned to the Lessee any expenses incurred by the Port Authority in re-registering a bond to the name of the Lessee shall be borne by the Lessee. In addition to any and all other remedies available to it, the Port Authority shall have the right, at its option, at any time and from time to time, with or without notice, to use the deposit or any part thereof in whole or partial satisfaction of any of its claims or demands against the Lessee. There shall be no obligation on the Port Authority to exercise such right and neither the existence of such right nor the holding of the deposit itself shall cure any default or breach of this Agreement on the part of the Lessee. With respect to any bonds deposited by the Lessee, the Port Authority shall have the right, in order to satisfy any of its claims or demands against the Lessee, to sell the same in whole or in part, at any time and from time to time, with or without prior notice at public or private sale, all as determined by the Port Authority, together with the right to purchase the same at such sale free of all claims, equities or rights of redemption of the Lessee. The Lessee hereby waives all right to participate therein and all right to prior notice or demand of the amount or amounts of the claims or demands of the Port Authority against the Lessee. The proceeds of every such sale shall be applied by the Port Authority first to the costs and expenses of the sale (including but not limited to advertising or commission expenses) and then to the amounts due the Port Authority from the Lessee. Any balance remaining shall be retained in cash toward bringing the deposit to the sum specified above. In the event that the Port Authority shall at any time or times so use the deposit, or any part thereof, or if bonds shall have been deposited and the market value thereof shall have declined below the above-mentioned amount, the Lessee shall, on demand of the Port Authority and within two (2) days thereafter, deposit with the Port Authority additional cash or bonds so as to maintain the deposit at all times to the full amount stated above in this paragraph (a), and such additional deposits shall be subject to all the conditions of this Section. After the expiration or earlier termination of the letting under this Agreement as the said letting may have been extended, and upon condition that the Lessee shall then be in no wise in default under any part of this Agreement, as this Agreement may have been amended or extended (or both), and upon written request therefor by the Lessee, the Port Authority will return the deposit to the Lessee less the amount of any and all unpaid claims and demands (including estimated damages) of the Port Authority by reason of any default or breach by the Lessee of this Agreement or any part thereof. The Lessee agrees that it will not assign or encumber the deposit. The Lessee may collect or receive any interest or income earned on bonds and interest paid on cash deposited in interest-bearing bank accounts, less any part thereof or amount which the Port Authority has paid or applied against the Lessee's obligations under this Agreement or which the Port Authority is or may hereafter be entitled or authorized by law to retain or to charge, whether as or in lieu of an administrative expense, or custodial charge, or otherwise; provided, however, that the Port Authority shall not be obligated by this provision to place or to keep cash deposited hereunder in interest-bearing bank accounts.




                    (b) In lieu of the security deposit required pursuant to paragraph (a) of this Section the Lessee may deliver to the Port Authority, as security for all obligations of the Lessee under this Agreement, a clean irrevocable letter of credit issued by a banking institution satisfactory to the Port Authority and having its main office within the Port of New York District, in favor of the Port Authority in the amount of One Hundred Fifty Thousand Dollars and No Cents ($150,000.00). The form and terms of such letter of credit, as well as the institution issuing it, shall be subject to the prior and continuing approval of the Port Authority. Such letter of credit shall provide that it shall continue throughout the term of the letting under this Agreement and for a period of not less than six (6) months thereafter; such continuance may be by provision for automatic renewal or by substitution of a subsequent satisfactory letter. Upon notice of cancellation of a letter of credit the Lessee agrees that unless, by a date twenty (20) days prior to the effective date of cancellation, the letter of credit is replaced by security in the amount required in accordance with paragraph (a) of this Section or another letter of credit satisfactory to the Port Authority, the Port Authority may draw down the full amount thereof and thereafter the Port Authority will hold the same as security under paragraph (a) of this Section. Failure to provide such letter of credit at any time during the term of the letting which is valid and available to the Port Authority, including any failure of any banking institution issuing any such letter of credit previously accepted by the Port Authority to make one or more payments as may be provided in such letter of credit shall be deemed to be a breach of this Agreement on the part of the Lessee. Upon acceptance of such letter of credit by the Port Authority, and upon request by the Lessee made thereafter, the Port Authority will return any security deposit theretofore made under and in accordance with the provisions of paragraph (a) of this Section. The Lessee shall have the same rights to receive such deposit during the existence of a valid letter of credit as it would have to receive such deposit upon expiration of the letting and fulfillment of the obligations of the Lessee under this Agreement. If the Port Authority shall make any drawing under a letter of credit held by the Port Authority hereunder, the Lessee on demand of the Port Authority and within two (2) days thereafter, shall bring the letter of credit back up to its full amount.

                    (c) No action by the Port Authority pursuant to the terms of any letter of credit, or receipt by the Port Authority of funds from any bank issuing any such letter of credit, shall be or be deemed to be a waiver of any default by the Lessee under the terms of this Agreement and all remedies under this Agreement of the Port Authority consequent upon such default shall not be affected by the existence of or a recourse to any such letter of credit.

     Section 47.    Additional Services

                    (a) From and after the commencement date of the term of the letting, the Port Authority will furnish to the Lessee in the premises, for operation of the equipment comprising special air cooling facilities installed by the Lessee, condenser water sufficient for a rated capacity of twenty-five tons, and the Lessee agrees to pay to the Port Authority for such condenser water an annual charge at the rate of One Thousand Ninety-one Dollars and Ninety-seven Cents ($1,091.97) per ton of the rated cooling capacity of the Lessee's



     equipment as determined by the Port Authority. If the Lessee requires additional quantities of condenser water for use in its air cooling equipment, and provided the Port Authority has additional quantities available to furnish to the Lessee, the Port Authority will furnish the same and the Lessee shall pay to the Port Authority for such additional condenser water an annual charge at the rate of One Thousand Ninety-one Dollars and Ninety-seven Cents ($1,091.97) per ton of the rated cooling capacity of the Lessee's equipment requiring such additional condenser water as determined by the Port Authority. In the event of any changes made in the Lessee's air cooling equipment or the installation thereof, the Lessee shall supply to the Port Authority such certifications of rated capacity as the Port Authority shall reasonably request, including certifications of third parties. The annual charge for condenser water, together with the annual charge for additional condenser water, shall be payable by the Lessee in advance in equal monthly installments and shall be payable at the same time, in the same manner and shall be recoverable with like remedies as if it were a part of the basic rental reserved under this Agreement.

                    (b) The charges for condenser water stated in paragraph (a), above, shall be subject to increase from time to time as follows: "Wage rate" as used in this paragraph shall mean the hourly straight time wage rate for Engineers as that wage rate is established from time to time by collective bargaining agreement between the Realty Advisory Board on Labor Relations, Incorporated, acting on behalf of various building owners and Local 94 of the International Union of Operating Engineers, AFL-CIO, and "basic wage rate" shall mean the wage rate in effect on January 1, 1994. From and after each wage rate established from and after January 1, 1994, the Lessee shall pay annual charges in addition to the charges for condenser water and additional condenser water stated in paragraph
     (a), above, such additional charges for condenser water and additional condenser water to be at an annual rate per ton equal to Two Dollars and Fifty Cents ($2.50) for each one percent (1%), or major fraction thereof, that the wage rate so established exceeds the basic wage rate. If either the Realty Advisory Board on Labor Relations, Incorporated, or Local 94 of the International Union of Operating Engineers, AFL-CIO, shall cease to exist or a collective bargaining agreement shall cease to be negotiated between the Realty Advisory Board on Labor Relations, Incorporated and Local 94 of the International Union of Operating Engineers, AFL-CIO, then the wage rate to be used for computing increases in the said charges shall be the wage rate for Engineers established under such collective bargaining agreements as the Port Authority shall select. If the job classification "Engineers" shall be renamed or abolished, then the Port Authority will select the job classification performing substantially the same labor functions as Engineers and the wage rate of the job classification so selected shall be used in computing increases in the charges provided for herein.

                    (c) The furnishing of condenser water and additional condenser water by the Port Authority as provided for herein shall be subject to all of the terms, provisions and conditions of the Section of this Agreement entitled "Services and Utilities". The Port Authority's sole obligation under this Section 47 is to provide condenser water at a temperature not exceeding eighty-five (85) degrees Fahrenheit at a rate flow of approximately three (3) gallons



     per minute for each ton of the actual rated capacity of the Lessee's air-cooling equipment. Notwithstanding that the Port Authority is obligated to furnish condenser water as provided in paragraph (a) hereof, the Port Authority shall have no responsibility whatsoever for conditioning or cooling the air in that area of the premises served by the air cooling equipment installed by the Lessee nor for the maintenance therein of any specified temperature or comfort level. The Lessee shall and does hereby release the Port Authority from any and all liability to the Lessee arising out of the Port Authority's failure to provide condenser water which meets the aforesaid specifications except that the Port Authority shall remain fully liable for all damage to equipment and other property owned or leased by the Lessee, or any subtenants or desk-space users of the premises (excluding, however, loss of data and any loss of business or business interruption losses resulting from such equipment or property damage or data loss) and all personal injury arising as a result of the condenser water which the Port Authority provides to the point of connection to the Lessee's equipment being contaminated. The Lessee shall indemnify the Port Authority against any and all claims and demands, losses or damages made by third parties for loss of data, loss of business and business interruption losses resulting from any failure to provide condenser water meeting the aforesaid specifications. Nothing herein shall be construed to relieve the Port Authority from supplying heat, ventilation and air cooling in accordance with the provisions of the Section of this Agreement entitled "Services and Utilities" and the specifications set forth in Schedule D.

     Section 48.    Entire Agreement

                    This  Agreement consists  of  the following:   pages  1
     through 75, inclusive, plus Exhibits A, A-1, A-2, A-3, R, TAA, X and Y and Schedules A, B, B-1, D, E, F and I.

                    It constitutes the entire agreement of the parties on the subject matter hereof and may not be changed, modified, discharged or extended except by written instrument duly executed by the Port Authority and the Lessee. The Lessee agrees that no representations or warranties shall be binding upon the Port Authority unless expressed in writing in this Agreement.

                    IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.


                                                                          T H E
     PORT AUTHORITY OF NEW YORK
                                                   AND NEW JERSEY

     ATTEST:

     -------------                           By ------------------------
                                                        (SEAL)



                                             SCOR U.S. CORPORATION




     ATTEST:

     -------------                           By -------------------------
     Secretary
                                             (Title)  President

     (CORPORATE SEAL)





































                                    EXHIBIT A

                             DRAWING NO. WT-3091-823

                  FLOOR PLAN FOR SOUTH TOWER BUILDING, FLOOR 23

                            Dated September 21, 1994

              This drawing highlights the following six (6) areas:

                                  1.Office Area

                           2.Passenger Elevator Lobby




                            3.Freight Elevator Lobby

                                 4.Corridor Area

                                  5.Toilet Area

                                6.Janitor Closets




























                                    EXHIBIT A






     EXHIBIT A-1


     DRAWING NO. W.T. 3091-B23

     DATE: Jan. 26, 1995

     This floor plan indicates the approximate dimensions for the office space.


     Floor 24

     Approximate square footage:

     60'1" x 100' 1"; 100' 1" x 36' 6"


































                                   EXHIBIT A-1



     EXHIBIT A-2


     DRAWING NO. W.T. 3091-B23

     DATE: Jan. 26, 1995

     This floor plan indicates the approximate dimensions for the office space.

     24th Floor


     70' 1" x 46' 9";  16' 8" x 60' 1"

                                   EXHIBIT A-2





     EXHIBIT A-3

     DRAWING NO. W.T.-3091-B24

     DATE: Dec. 5, 1994

     This floor plan indicates the square footage for the office space:


     Floor 24

     60' 1" x 106' 9"

     15' 8" x 36' 6"

     31' 0" x 52' 4"

                                   EXHIBIT A-3



                                   SCHEDULE A


                 1. For the purposes of this Schedule, the following terms shall have the respective meanings provided below:

                    (a) The "annual per rentable square foot factor" referred to in this Schedule was initially fixed at $1.25 in the City Agreement (as hereinafter defined) and provision was made in paragraph 7(3) of the City Agreement for changes therein from time to time to reflect changes in the tax rate and changes in assessed valuations.

                    (b)    "Amortized  Expenses"  shall  mean   the  annual
     amortization of expenditures incurred by the Port Authority during the term of the letting under the Lease (as hereinafter defined) on a straight-line basis over a depreciable life in accordance with generally accepted accounting principles, consistently applied by the Port Authority, (with interest calculated at an annual rate (the "Applicable Rate") equal to two (2) percentage points above the last twelve (12) month average of the twenty-five (25) bond Revenue Bond Index as published each Friday in the "Bond Buyer" at the time the Port Authority makes such expenditure) for any equipment, device or capital improvement (i) which may be required by the insurance carriers providing insurance coverage on the Facility (as hereinafter defined) or on any part thereof, (ii) the use or presence of which equipment, device or capital improvement at the Facility will reduce the premiums charged by the insurance carriers providing such insurance coverage, (iii) which is required by law which first takes effect after the execution of the Lease by the parties thereto or
     (iv) which is reasonably designed as a cost-saving measure (and the annual amortization in respect of which bears a reasonable relationship to the amount of actual savings) in the operation or maintenance of the Facility. Notwithstanding the foregoing, Amortized Expenses shall exclude expenditures for any equipment, device or capital improvement made as part of the planned capital upgrade program for the electrical, HVAC and elevator systems in the Facility.


                    (c) "Base Operating Year" shall mean the calendar year 1995.

                    (d) "City Agreement" shall mean that certain agreement between the Port Authority and the City of New York dated 1967, as it may have been or may hereafter be supplemented or amended.

                    (e) "Escalation Year" shall mean each calendar year subsequent to the Base Operating Year which shall include any part of the term of the letting under the Lease.

                    (f) "Estimate Statement" shall mean, with respect to any Escalation Year, a written statement setting forth in reasonable detail the Port Authority's estimates of Operating Expenses (as hereinafter defined) and additional basic rental under Paragraph 3 of this Schedule for such Escalation Year.


                              Page 1 of Schedule A

                    (g) "Facility" for the purposes of this Schedule only, shall have the meaning set forth in paragraph (b) of Section 36 of the Lease, except that there shall be excluded therefrom the following buildings commonly known as Three World Trade Center (Vista Hotel International), Six World Trade Center (U.S. Customs House) and Seven World Trade Center.

                    (h) "Lease" shall mean the agreement of lease to which this Schedule is attached.

                    (i) "Lessee's Proportionate Share" shall mean that fraction, the numerator of which is the number of Rentable Square Feet in the Premises and the denominator of which is the number of rentable square feet in the Facility, exclusive of the subgrade space and all retail space, which fraction may be expressed as a percentage. The Lessee and the Port Authority agree that the number of rentable square feet in the Facility, exclusive of the subgrade space and all retail space, is 10,173,368 rentable square feet. Accordingly, as of the date hereof, the Lessee's Proportionate Share is Five Hundred Seventy-seven Thousandths of One percent (.577%), which Share consists of Four Hundred Forty-two Thousandths of One percent (.442%) for the portion of the premises shown on Exhibit "A", and One Hundred Thirty-five Thousandths of One percent (.135%) for the portion of the premises shown in diagonal hatching on Exhibit "A-1". The Port Authority and the Lessee hereby expressly acknowledge and agree that the Lessee's Proportionate Share as set forth above is the percentage as agreed by the Port Authority and the Lessee and shall not be subject to change, redetermination or remeasurement whatsoever for any reason, except that such percentage shall be subject to change by reason of an alteration or improvement made to the Facility which physically increases or decreases the total number of rentable square feet in the Facility, exclusive of the subgrade space and all retail space. If the number of Rentable Square Feet in the Premises shall be increased or decreased, the Lessee's Proportionate Share shall be increased or decreased to take into account such change in the number of Rentable Square Feet in the Premises, measured on a consistent basis with the manner in which the number of Rentable Square Feet in the Premises have been measured as of the date hereof. In no event shall the Lessee's Proportionate Share be increased by reason of the leasing by the Lessee of any subgrade space in the Facility.

                    (j) "Operating Expenses" shall mean the total of Amortized Expenses and all other costs and expenses (and taxes thereon, if any), without duplication, paid or incurred by or on behalf of the Port Authority with respect to the operation, maintenance, repair, marketing, promoting, servicing, cleaning and policing of the entire Facility, including but not limited to all buildings and structures, equipment, systems, elevators, escalators, bridges, truck docks, generators, fuel tanks, common areas, public areas, passageways, lobbies and mezzanines, sidewalks, curbs, plazas, concourses and other areas adjacent to the Facility, and with respect to the utilities and services provided Tenants (as hereinafter defined), sewer and water rents, rates and charges and annual management fees equal to three percent (3%) of the total of basic rental, additional basic rental and other charges paid to the Port Authority by Tenants of the Facility, computed in

                              Page 2 of Schedule A
     accordance with Port Authority accounting principles consistently applied, provided, however, that Operating Expenses shall exclude:

                       (1) the compensation  to executives above  the grade
                 of building manager (including labor costs and fringe benefits);

                       (2) expenditures for capital improvements or capital
                 equipment,   other  than   those  included   in  Amortized
                 Expenses;

                       (3) amounts received  by or  reimbursed to  the Port
                 Authority  through  insurance   proceeds,  warranties   or
                 service contracts or from any other third parties, including Tenants, to the extent such amounts are compensation for sums previously included in Operating Expenses hereunder;

                       (4) depreciation, except as the same may be included
                 in Amortized Expenses;

                       (5) taxes or  payments in lieu of  taxes, as defined
                 in and payable in accordance with this Schedule;

                       (6) the  cost  of  electricity  or  condenser  water
                 furnished to the premises or to any other space leased to Tenants and the cost of services furnished to space leased to other Tenants but not furnished to the Lessee;

                       (7) interest  on and amortization  of mortgages, and
                 any finance charges, points and closing costs incurred by the Port Authority in connection with any mortgages which may hereafter be placed on the Facility;

                       (8) the cost  of alterations, additions,  changes or
                 decorations (including leasehold improvements) made for any Tenant of the Facility at such Tenant's cost or made in order to prepare space in the Facility for occupancy by a new Tenant;

                       (9) financing  costs,  except  as  the  same may  be
                 included in Amortized Expenses;

                       (10) the cost of repairs in or to a Tenant's premises incurred by reason of breach by a Tenant of its lease for space in the Facility except that such costs shall be included in Operating Expenses if the repairs for which such costs are incurred generally benefit Tenants at the Facility or affect fire safety or are intended to remedy or correct any conditions which are or may be of a life-threatening nature to occupants of the Facility (other than solely the defaulting Tenant);

                       (11) the cost of any work or services performed or other expenses incurred in connection with installing, operating and maintaining any specialty service or facility, such as an observation deck or broadcasting facility or any

                              Page 3 of Schedule A
     luncheon, athletic or recreational club, provided, however, that the cost of any work or services performed in any public or common area of the Facility shall not be excluded from Operating Expenses;

                       (12) payments for rented equipment the cost of which would constitute a capital expenditure if the equipment were purchased, except to the extent same would be included in Amortized Expenses;

                       (13) any cost or expense of furnishing heating, ventilating, air cooling, cleaning or other services to retail space located in the Facility; and

                       (14)   the  portion  of  the  cost of  any  work  or
                 service performed for the Port Authority which is performed for any Port Authority facility other than the Facility.

     If, during all or part of the Base Operating Year or any Escalation Year, the Port Authority shall not furnish any particular items of work or services (the cost of which would otherwise constitute an

     Operating Expense hereunder) to portions of the Facility due to the fact that: (X) such portions are not occupied or leased, (Y) such item of work or service is not required or desired by the Tenant of such portion or (Z) such Tenant is itself obtaining and providing such item of work or service without cost to the Port Authority, then, for the purposes of computing Operating Expenses, the additional costs and expenses for such items of work or services which would reasonably have been incurred during such Base Operating Year or Escalation Year, as the case may be, by the Port Authority, calculated on a reasonable basis by the Port Authority, shall be included as Operating Expenses as if the Port Authority had at its own expense furnished such items of work or services to such portion of the Facility or to such Tenant. In the event the Port Authority "grosses up" any item as provided in the preceding sentence, the Estimated Statement and Port Authority Statement (as hereinafter defined) shall include the "grossed-up" figures.

                    (k) "Payments in lieu of taxes" shall mean such payments as the Port Authority has agreed to pay The City of New York under the City Agreement.

                    (l) "Port Authority Statement" shall mean an instrument containing a computation of additional basic rental due pursuant to the provisions of Paragraph 3 of this Schedule furnished by the Port Authority to the Lessee, certified by the Manager, Finance and Business Planning, World Trade Department, and accompanied by a statement of Operating Expenses for the Facility from which the Port Authority shall make the computations of Operating Expenses and additional basic rental set forth in such Port Authority Statement.

                    (m)    "Rentable Square Feet in the Premises"  shall be
     d e e m e d      t o      m e a n
     58,783 square feet, and shall be deemed to consist of 44,973 square feet as shown on Exhibit A and 13,810 square feet as shown on Exhibit A-1.

                              Page 4 of Schedule A

                    (n) "Tax Base" shall mean the annual per rentable square foot factor finally established to be the annual per rentable square foot factor to be used in computing payments in lieu of taxes for the tax year beginning July 1, 1994, provided that "tax base" shall initially mean $3.76, as same may be adjusted pursuant to the City Agreement.

                    (o) "Tax Year" shall mean the twelve-month period established by The City of New York as a tax year for real estate tax purposes.

                    (p) "Tax Statement" shall mean a statement furnished by the Port Authority to the Lessee and prepared in accordance with the applicable provisions of this Schedule A containing a computation of additional basic rental due pursuant to Paragraph 2 of this Schedule for the applicable tax year.

                    (q)    "Taxes"  shall   mean  real  estate   taxes  and
     assessments  which  may be  imposed from  time to  time by  the United

     States of America, the State of New York or any municipality or other governmental authority upon the Port Authority with respect to the buildings, structures, facilities or land at the World Trade Center or with respect to the rentals or income therefrom in lieu of or in addition to any tax or assessment which would otherwise be a real estate tax or assessment, and "Taxes" shall include any payments in lieu of real estate taxes or assessments which may be agreed upon between the Port Authority and any of the foregoing governmental authorities, other than payments in lieu of taxes described in subparagraph (k) of this paragraph. The Port Authority hereby represents that as of the date of the Lease there are no real estate taxes imposed on the World Trade Center.

                    (r) "Tenants" shall mean all lessees, permittees, licensees and all other Port Authority-approved users and occupiers of space in the Facility.

                 2. From and after each July 1 following the commencement date of the letting under the Lease, the Lessee shall pay an additional basic rental under the Lease at the annual rate computed by multiplying the rentable square feet in the premises by the excess over the Tax Base of the total of: (a) the annual per rentable square foot amount of Taxes for the Tax Year beginning on that July 1; and
     (b) the annual per rentable square foot factor used in computing payments in lieu of taxes for the Tax Year beginning on that July 1. If Taxes become payable on a basis other than an annual amount per rentable square foot, the Port Authority shall equitably allocate those Taxes to the rentable square feet of space in the World Trade Center and will notify the Lessee of the amount of such allocation.

                 3. (a)    In  addition  to  the  additional  basic  rental
     payable by the Lessee under Paragraph 2 of this Schedule, for each Escalation

                              Page 5 of Schedule A
     Year following the commencement date of the letting under the Lease, the Lessee shall pay to the Port Authority additional basic rental which shall be equal to the Lessee's Proportionate Share of the amount, if any, by which Operating Expenses for that Escalation Year exceed the Operating Expenses for the Base Operating Year.

                    (b)    The Port Authority shall furnish to the Lessee:
     (1) a  statement  certified  by  the  Manager,  Finance  and  Business
     Planning, World Trade Department, setting forth in detail all Operating Expenses for the Base Operating Year (separately stating any "grossed-up" figures included therein) not later than June 30 following the end of the Base Operating Year, (2) with respect to each Escalation Year following the Base Operating Year, an Estimate Statement for such Escalation Year and (3) within 180 days after the end of each Escalation Year, a Port Authority Statement for such Escalation Year.

                    (c)    The  Port Authority's  failure to  render a  Tax
     Statement with respect to any Tax Year or an Estimate Statement or a Port Authority Statement with respect to any Escalation Year shall not prejudice the Port Authority's right thereafter to render a Tax Statement, an Estimate Statement or a Port Authority Statement, as the case may be, with respect thereto or with respect to any subsequent Tax Year or Escalation Year, nor shall the rendering of a Tax Statement for any Tax Year or a Port Authority Statement for any Escalation Year prejudice the Port Authority's right thereafter to render a corrected Tax Statement or Port Authority Statement for that Escalation Year. Notwithstanding the foregoing, except as provided in the immediately succeeding sentence, the Port Authority shall not have the right to deliver a Tax Statement with respect to any Tax Year or an Estimate Statement or a Port Authority Statement with respect to any Escalation Year, or to make any corrections to a previously delivered Tax Statement, Estimate Statement or Port Authority
     Statement, which, in any event, shall increase the amount of additional basic rental which is payable by the Lessee pursuant to Paragraph 2 or 3 hereof, after the date which is the second (2nd) anniversary of the expiration of the Tax Year or Escalation Year in question. In the event that any Tax Statement shall be incorrect based upon an error or omission made by the taxing authority, which error or omission is subsequently corrected or discovered (e.g., an underbilling by the taxing authority which is subsequently corrected) or based on a change in the facts used to calculate Taxes or the annual per rentable square foot factor (such as a change in the assessment of the Facility or of the other buildings used to determine the annual per rentable square foot factor), the Port Authority may deliver a revised or corrected Tax Statement beyond the expiration of such two (2) year period. Except as set forth in the immediately preceding sentence, if the Port Authority shall deliver any Tax
     Statement, Estimate Statement or Port Authority Statement or any correction to a Tax Statement, Estimate Statement or Port Authority Statement after the expiration of such two (2) year period, the Lessee shall have no obligation to pay any increased amount which would otherwise be due in accordance with such Statement and the Port
     Authority shall have no obligation to refund any amount which the Lessee

                              Page 6 of Schedule A
     may have paid in excess of that which would otherwise be due in accordance with such Statement. Nothing herein contained shall restrict the Port Authority from issuing a revised Estimate Statement from time to time and at any time there is an increase in Operating Expenses during any Escalation Year (each such revised Estimate Statement to identify the same categories of Operating Expenses as the initial Estimate Statement for that Escalation Year).

                 4. If the imposition or allocation of Taxes or the establishment of an annual per rentable square foot factor to be used in computing payments in lieu of taxes for any Tax Year or the delivery to the Lessee of an Estimate Statement for any Escalation Year is delayed for any reason whatsoever, the Lessee shall nevertheless continue to pay the additional basic rental at the annual rate then in effect subject to retroactive adjustments at such time as the Taxes are imposed or allocated, the said per rentable square foot factor shall have been established or such Estimate Statement shall have been delivered, provided, that in the event that no Estimate Statement for an Escalation Year is delivered prior to the delivery of the Port Authority Statement for the prior Escalation Year, the Lessee shall pay additional basic rental under Paragraph 3 of this Schedule at the annual rate determined in accordance with the Port Authority

     Statement for such prior Escalation Year subject to retroactive adjustment at the time the earliest of the Estimate Statement or Port Authority Statement for such Escalation Year shall be delivered subject to the provisions of Paragraph 3 above. If the sum of the payments made by the Lessee pursuant to an Estimate Statement or the Port Authority Statement for the prior Escalation Year shall have exceeded the amount which is ultimately determined to be payable based upon the Port Authority Statement for the Escalation Year in question, the Port Authority shall refund such excess amount to the Lessee and if such excess amount to be refunded is greater than ten percent (10%) of the amount which is ultimately determined to be payable pursuant to this Schedule A for the Escalation Year in question, then the Port Authority within twenty (20) days after such excess amount is determined shall refund such excess amount together with interest thereon at the Applicable Rate, calculated from the date each payment was made by the Lessee until the date such amount is actually paid by the Port Authority or credited, as the case may be. If the Port Authority shall fail to make such payment to the Lessee within twenty
     (20) days after such amount shall have been determined to be due hereunder, the Lessee shall be entitled to receive a credit against its ensuing installments of basic rental and additional basic rental equal to such unpaid amount.

                 5. After imposition and allocation of Taxes for any Tax Year and the establishment for each Tax Year of the annual per rentable square foot factor used in computing payments in lieu of taxes and at the time of the delivery to the Lessee of the Estimate Statement or Port Authority Statement, as the case may be, for any Escalation Year, the Port Authority will set forth the annual rate or rates of additional basic rental payable by the Lessee under Paragraph 2 or 3, above, and will notify the Lessee of the amounts thereof in the Estimate Statement

                              Page 7 of Schedule A
     or Port Authority Statement, as the case may be. Additional basic rental accruing under Paragraphs 2 and 3, above, shall be computed separately and shall be payable by the Lessee to the Port Authority in advance in monthly installments, each installment being equal to 1/12 of the annual rate set forth in the Estimate Statement, or Port Authority Statement, as the case may be, except that if at the time the Port Authority gives notice to the Lessee under this Paragraph, additional basic rental shall have accrued for a period prior to the notice, the Lessee shall pay such additional basic rental in full for such period, within ten days after such notice. If the additional basic rental ultimately determined to be payable pursuant to Paragraphs 2 and 3 of this Schedule and set forth in the Port Authority Statement for any Escalation Year shall exceed the additional basic rental actually paid pursuant to this Paragraph 5 for that Escalation Year, then the Lessee shall pay such excess within ten days after delivery of such Port Authority Statement, and if the amounts of such additional basic rental actually paid by the Lessee during such Escalation Year exceed the annual amounts set forth in such Port Authority Statement as payable pursuant to Paragraphs 2 and 3 of this Schedule, the Port Authority will pay the Lessee such excess amount within twenty (20) days after delivery of such Port Authority Statement and if such amount is not paid within such twenty (20) day period the Lessee shall be entitled to a credit in such amount against its rental obligations next falling due under the Lease and this Schedule A.

                 6. If after an amount of additional basic rental shall have been fixed under Paragraphs 2 or 3, above, for any period, Taxes are imposed or the amount of Taxes or the annual per rentable square foot factor in regard to payments in lieu of taxes used for computing such additional basic rental or the Operating Expenses set forth in the Port Authority Statement for that period shall be changed or adjusted, then the additional basic rental payable for that period shall be recomputed and from and after notification of the imposition, change or adjustment, the Lessee shall make payments based upon the recomputed additional basic rental and upon demand the Lessee shall pay any excess in additional basic rental as recomputed over amounts of additional basic rental theretofore actually paid. If such change or adjustment results in a reduction in the amount of additional basic rental for any period prior to notification, the Port Authority will within twenty (20) days of determination of such reduction pay the Lessee the excess of the amounts of additional basic rental theretofore actually paid over the additional basic rental as recomputed for that period and if such amount is not paid to the Lessee within such period the Lessee shall be entitled to a credit in such amount to be applied against its rental obligations next falling due under the Lease and this Schedule A.

                 7. If any Escalation Year begins prior to the commencement of, or ends after the expiration or earlier termination of, the term of the letting under the Lease, the additional basic rental under Paragraph 3 of this Schedule with respect to such Escalation Year shall be apportioned by multiplying the additional basic rental determined under said Paragraph 3 for the entire Escalation Year by a fraction the

                              Page 8 of Schedule A
     numerator of which shall be the number of days in the term of the letting which fall within such Escalation Year and the denominator of which shall be the total number of days in such Escalation Year. In the event of a termination of the Lease and the term of the letting thereunder, if the additional basic rental set forth in the Port Authority Statement for the Escalation Year in which such termination shall be effective, as so apportioned, shall exceed the additional basic rental theretofore actually paid by the Lessee pursuant to Paragraph 3 of this Schedule for that Escalation Year, then the Lessee shall pay such excess within ten days after delivery of such Port Authority Statement and if the amounts of such additional basic rental actually paid by the Lessee during such Escalation Year exceed the annual amount set forth in such Port Authority Statement, as so apportioned, the Port Authority shall pay such excess to the Lessee with ten days after the delivery of such Port Authority Statement, provided that such excess shall be reduced by any other amount owed to the Port Authority by the Lessee. Notwithstanding the foregoing, in the event that letting under the Lease shall have been terminated as provided in the Section of the Lease entitled "Termination" or the interest of the Lessee cancelled pursuant thereto, or in the event that the Port Authority has re-entered, regained or resumed possession of the premises in accordance with the provisions of the Section of the Lease entitled "Right of Re-entry", the rights and obligations of the Port Authority and the Lessee under the provisions of this Schedule with respect to additional basic rental shall survive the termination of the Lease in accordance with the terms and provisions of the Section of the Lease entitled "Survival of the Obligations of the Lessee" except that for the purpose of calculating damages under such Section the additional basic rental under Paragraph 3 of this Schedule for the balance of the term of the letting under the Lease shall be deemed to be payable at the annual rate at which such additional basic rental was payable during the Escalation Year during which such termination, cancellation, re-entry, regaining or resumption of possession occurred.

                 8. Any Port Authority Statement sent to the Lessee shall be conclusively binding upon the Lessee unless, within twenty-four
     (24) months after such Statement is sent, the Lessee shall send a written notice to the Port Authority objecting to such Statement. If the Lessee within said twenty-four (24) month period does not object to such Statement but requests additional information with respect to such Statement, the Port Authority will make reasonable efforts to furnish such information and the Lessee will pay the reasonable costs of the Port Authority in furnishing such information to the Lessee. If such notice objecting to an item or items in the Port Authority Statement is sent within such twenty-four (24) month period, the
     Lessee  (together   with  its  accountants),  may   examine  the  Port
     Authority's books and records relating to the costs of operating, maintaining, repairing, servicing, cleaning and policing of the Facility to determine the accuracy of the Port Authority Statement. The Lessee recognizes the confidential nature of such books and records and agrees to use good faith efforts to maintain the information obtained from such examination in strict confidence. If after such examination, the Lessee still

                              Page 9 of Schedule A
     disputes such Port Authority Statement, either party may refer the decision of the issues raised to a reputable firm of certified public accountants which shall have no business relationship with either the Port Authority or the Lessee, selected by the Port Authority and acceptable to the Lessee, and the decision of the accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially successful, such fees and expenses shall be apportioned between the Port Authority and the Lessee in inverse proportion to the amount by which such decision is favorable to each party).

                              For the Port Authority
                              For the Lessee

                              Page 10 of Schedule A




     SCHEDULE B

     Routine Cleaning in Office Areas shown on Exhibit A

     Daily (Five Days each week except Saturdays, Sundays, and Holidays)

                 1. Empty and damp wipe ash trays, empty waste baskets. Transport collected waste to trash handling areas and removal of building. Collection and removal of waste different from or in excess of that from normal daily office operations is not included and shall be deemed additional cleaning services and requested by the Lessee in advance in accordance with the provisions of this Schedule.

                 2. Dust   horizontal   surfaces   of   office   furniture,
     equipment, ledges, and sills.

                 3. Dust sweep vinyl asbestos floor and/or spot vacuum carpeted surfaces.

                 4. Clean and sanitize water fountains.

                 5. Damp wipe fingerprints, smears, smudges, etc., on door, wall and partition surfaces.

     Weekly (Once a week)


                 6. Dust   vertical  surfaces   of  office   furniture  and
     equipment.

                 7. Vacuum entire carpeted floor surfaces.

     Quarterly (Once every three months)

                 8. Wash interior surfaces of window glass.

                 9. Dust all pictures, frames, charts, graphs, and similar wall hangings, plus partitions, doors, and door frame surfaces.

     Routine Cleaning in Corridor Areas as shown on Exhibit A

     Daily (Five days a week except Saturdays, Sundays, and Holidays)

                 1. Dust sweep corridor floor surfaces once each day.

                 2. Damp wipe fingerprints, smudges, smears, etc., on corridor door and wall surfaces.




                              Page 1 of Schedule B


     Once each year

                 6. Shampoo carpet surfaces.

                 7. Clean and polish wood panel wall surfaces.

     Routine Cleaning in Freight Elevator Lobbies shown on Exhibit A

     Daily (Five days each week except Saturdays, Sundays, and Holidays)

                 1. Dust sweep vinyl asbestos floors.

                 2. Damp wipe fingerprints, smears, smudges, etc., on door and wall surfaces.

     Once each week

                 3. Mop and rinse floor surfaces.

     Once each month

                 4. Machine scrub and refinish floor surfaces.

     Once each year

                 5. Wash door and wall surfaces.

     Routine Cleaning in Janitor closets shown on Exhibit A

                 1. Maintain in a clean and orderly condition and appearance.





                              For the Port Authority


                           Initialled:

                              For the Lessee







                              Page 2 of Schedule B






                                  SCHEDULE B-1



     Routine Office Cleaning

     Daily (Five days each week except Saturdays, Sundays, and Holidays

                 1. Empty and damp wipe ash trays, empty waste baskets. Transport collected waste from normal daily office operations only to trash handling areas and removal from the building. Collection and removal of waste different from or in excess of that from normal daily office operations is not included and shall be deemed additional cleaning services and requested in accordance with the provisions of this Schedule.

                 2. Dust horizontal surfaces of office furniture, equipment, ledges,and sills.

                 3. Dust sweep vinyl asbestos floor and/or spot vacuum carpeted surfaces, if any.

                 4. Clean and sanitize water fountains.

                 5. Damp wipe fingerprints, smears, smudges, etc., on door, wall and partition surfaces.

     Weekly (Once a week)

                 6. Dust vertical surfaces of office furniture and equipment.

                 7. Vacuum entire carpeted floor surfaces.

                 8. Wash interior surfaces of exterior window glass.

                 9. Dust all pictures, frames, charts, graphs, and similar wall hangings, plus partitions, doors, and door frame surfaces.


                              For the Port Authority

                       Initialled:

                              For the Lessee







                                  Schedule B-1

                                      SCHEDULE D


                   HEATING VENTILATION AND AIR CONDITIONING SYSTEM

     This HVAC system is a dual system design incorporating a peripheral induction unit system which supplies air within fifteen feet (15) distance measured inboard from the exterior glass, and an interior system which conditions the balance of the floor area. Each of the systems is designed to deliver the following quantities to a 10% variance.


     HVAC AIR SUPPLY QUANTITIES - PERIPHERAL SYSTEM

                                      FLOOR B-23

     SOUTH                 WEST

     UNIT TYPE      #4   #5       UNIT TYPE         #1      #2
     NO. OF UNITS   28    2       NO. OF UNITS      28       2
     CFM            60   40       CFM               50      35


     NORTH                        EAST

     UNIT TYPE      #3   #2       UNIT TYPE          #4     #5
     NO. OF UNITS   28    2       NO. OF UNITS       28      2
     CFM            50   35       CFM                60     40

     Induction units are spaced at the rate of one (1) unit per two (2) windows average, subject to verification of actual conditions. Each unit delivers air of approximately 60 deg. F. utilizing water which in winter ranges between 80 deg. F. to 130 deg. F. as needed, and in summer at 69 deg. F. avearge. Supply air to induction units is a constant with variable water temperature and rate of flow.


     HVAC AIR SUPPLY QUANTITIES - INTERIOR SYSTEM

     AVERAGE SUPPLY
       AIR TEMP          QUADRANT     N.E.  N.W.  S.E.  S.W.
     SUMMER-WINTER                    CFM   CFM   CFM   CFM
        60 deg. F.                    4375  4145  4050  4050

     Interior supply air is .84 CFM per square foot. Air temperature is controlled by zone thermostat at central air handling unit. Design is based on one (1) person per 100 square foot and six watts per square foot. Floor load design criteria is 100 lbs. per square foot.

                                            FOR THE PORT AUTHORITY

                                            FOR THE LESSEE

                                 Page 1 of Schedule D
                                      SCHEDULE D


                   HEATING VENTILATION AND AIR CONDITIONING SYSTEM

     This HVAC system is a dual system design incorporating a peripheral induction unit system which supplies air within fifteen feet (15) distance measured inboard from the exterior glass, and an interior system which conditions the balance of the floor area. Each of the systems is designed to deliver the following quantities to a 10% variance.


     HVAC AIR SUPPLY QUANTITIES - PERIPHERAL SYSTEM

                                      FLOOR B-24

     SOUTH                        WEST

     UNIT TYPE                    UNIT TYPE         #1      #2
     NO. OF UNITS                 NO. OF UNITS      20       1
     CFM                          CFM               50      35


     NORTH                        EAST

     UNIT TYPE      #3   #2       UNIT TYPE
     NO. OF UNITS   17    1       NO. OF UNITS
     CFM            50   35       CFM

     Induction units are spaced at the rate of one (1) unit per two (2) windows average, subject to verification of actual conditions. Each unit delivers air of approximately 60 deg. F. utilizing water which in winter ranges between 80 deg. F. to 130 deg. F. as needed, and in summer at 69 deg. F. avearge. Supply air to induction units is a constant with variable water temperature and rate of flow.

     HVAC AIR SUPPLY QUANTITIES - INTERIOR SYSTEM

     AVERAGE SUPPLY
       AIR TEMP          QUADRANT     N.E.  N.W.  S.E.  S.W.
     SUMMER-WINTER                    CFM   CFM   CFM   CFM
        60 deg. F.                    4375  4145  4050  4050

     Interior supply air is .84 CFM per square foot. Air temperature is controlled by zone thermostat at central air handling unit. Design is based on one (1) person per 100 square foot and six watts per square foot. Floor load design criteria is 100 lbs. per square foot.

                                            FOR THE PORT AUTHORITY

                                            FOR THE LESSEE

                                 Page 2 of Schedule D
                                      SCHEDULE E






     Drawing Title                Date       Drawing No.    Revisions

     Title Sheet                  12/30/94   T-1            2/15/95

     Toilet Room Floor Plans      12/30/94   A-1            2/16/95

     Toilet Elevations            12/30/94   A-2            2/15/95

     Plumbing Specifications      10/05/94   P-1            2/15/95
       and Notes

     Plumbing Floor Plans         10/5/94    P-2            2/15/95

     Plumbing Riser Diagrams      10/5/94    P-3            2/15/95







                                             For the Port Authority

                                  Initialled:

                                             For the Lessee

                                      Schedule E
                                      SCHEDULE F

                              24th Floor Public Corridor
                           Port Authority Job # W2-702.214



     Drawing Title                Date       Drawing No.    Revisions

     Title Sheet                  12/30/94   T-1            2/15/95

     Floor Plan, Schedules
      and Notes                   12/30/94   A-1            2/15/95

     Reflected Ceiling Plan       12/30/94   A-2            2/15/95
     Details                      12/30/94   A-3            2/15/95

     Electrical Specifications    1/3/95     E-24-1         2/15/95
      & Symbol List

     24th Fl. Lighting and
      Power Plan                  1/3/95     E-24-2         2/15/95

     HVAC Specifications,
      Schedules                   1/3/95     H-24-1            -
      & Notes

     24th Floor HVAC Par. Plan    1/3/95     H-24-2            -
      & Details

     Fire Protection
      Specifications,             1/3/95     FP-24-1        2/15/95
      Symbol List & Notes

     Fire Protection Plan
      and Details                 1/3/95     FP-24-2           -

                                  For the Port Authority
                 Initialled:

                                  For the Lessee



                                      Schedule F







     SCHEDULE I

     1) Demolition shall include: interior partitions, suspended ceilings and support systems, lighting fixtures, floor tile, carpeting and padding, unused conduits, cables, plumbing lines, miscellaneous steel and duct work on the Tenant's floors. Space shall be delivered in broom clean condition. (Demolition shall not include, except as required for Landlord's work, bathrooms, sprinkler loop and branches).

     2)   Pull all cabling from any existing underfloor duct systems.

     3) By no later than August 15, 1995, all Public area bease building fire and safety systems, including alarms, speakers, communications, etc. required by code, will be in full service and available on all Tenant's floors.

     4) Submeters, electric panels, disconnect switches and transformers will be left in place in good condition on all Tenant's floors. The induction units will be cleaned and vacuumed and delivered in good working order, including all piping, valves and thermostats.

     5) Refurbished (or new if substantially damaged) radiator covers and grilles will be provided on all Tenant floors. The induction units will be cleaned and vacuumed and delivered in good working order, including all piping, valves and thermostats.

     6) All core area walls and columns throughout the floors will be laminated with sheetrock and will be ready for wall covering. Core demising walls will be 2-hour fire-rated with all associated code complaint fire dampers for a multi-tenanted floor.

     7) All required base building firestopping/fireproofing on walls, floors, ceilings and structural steel wll be provided.

     8) All exposed base building piping will be enclosed and insulated to meet World Trade Center specifications, including all sprinkler lines and all existing 17" x 8" duct work.

     9) All interior window mullions will be repaired to a "like-new" condition.

     10) All windows will be made weathertight with all broken and chipped glass replaced.


     11) Landlord shall supply .1 gpm per square foot of sprinkler capacity and reserve to the premises.

     12)  All exit stairs will be enclosed with 2-hour fire-rated material.


     EXHIBIT TAA

     TENANT CONSTRUCTION OR ALTERATION APPLICATION


     RIDER "A"

     TENANT CONSTRUCTION OR ALTERATION APPLICATION

     Additional Terms and Conditions


     RIDER "B"

     CLAIMS OF THIRD PERSONS


     RIDER "C"

     TENANT ALTERATION APPLICATION
     General requirements


     RIDER "F"

     GENERAL REQUIREMENTS


     EXHIBIT X

     CONSENT TO SUBLEASE AGREEMENT


     EXHIBIT Y

     ASSIGNMENT OF LEASE WITH ASSUMPTION AND CONSENT AGREEMENT


     EXHIBIT R

     RULES AND REGULATIONS FOR THE WORLD TRADE CENTER


     FORM XLD - LEGAL FORM

     Affidavit by Port Authority of New Yorkk and New Jersey. Individual is attesting to position in corporation, residence, and acknowledgment of corporate seal.

     Affidavit by SCOR U.S. Corporation. Individual is attesting to position in corporation, residence and acknowledgment of corporate seal.